Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Second Amendment") is dated as of March 21, 2013 and is made by and among WESTMORELAND MINING LLC, a Delaware limited liability company (the "Borrower"), each of the GUARANTORS (as hereinafter defined), each of the BANKS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent"). Defined terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Agreement (defined below).
WITNESSETH:
WHEREAS, Borrower, the Guarantors, and the Agent are party to that certain Amended and Restated Credit Agreement dated as of June 26, 2008, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of June 28, 2012 (as the same may be further amended, restated, waived, supplemented or modified, the "Agreement");
WHEREAS, Borrower, the Guarantors, and the Agent desire to amend the Agreement, subject to the terms and conditions hereof;
NOW, THEREFORE, the parties hereto, and in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
1.Amendments to Agreement. The Agreement is hereby amended in its entirety and replaced with the document set forth on Annex A hereto.
2.Conditions to Effectiveness.
This Second Amendment shall be binding, effective and enforceable upon the date (the "Effective Date") upon each of the following conditions being satisfied to the satisfaction of the Agent:
(a)Execution and Delivery of Second Amendment. The Borrower, the other Loan Parties, and the Agent, on behalf of the Banks, shall have executed this Second Amendment.
(b)Execution and Delivery of the Amendment to Intercreditor Agreement. The Banks, the Purchasers (as defined in the Intercreditor Agreement), the Collateral Agent and the Note Purchase Collateral Agent shall have executed a first amendment to the Intercreditor Agreement and the Borrower and the other Loan Parties shall acknowledge and consent to such amendment to the Intercreditor Agreement, all of which shall be in form and substance satisfactory to the Agent.

(c)Execution and Delivery of the Amendment to Collateral Documents. The applicable Loan Parties, the Agent, the Collateral Agent and the Note Purchase Collateral Agent, as applicable, shall have executed and delivered to the Agent any amendments to any collateral documents deemed necessary by the Agent, including, but not limited to, the Mortgages, all of which shall be in form and substance satisfactory to the Agent.
(d)Confirmation of Guaranty. Each of the Guarantors by execution of this Second Amendment hereby confirms that it has read and understands this Second Amendment. In order to induce the Banks and the Agent to enter into this Second Amendment, each of the Guarantors: (i) consents to this Second Amendment and the transactions contemplated hereby; (ii) ratifies and confirms each of the Loan Documents to which it is a party; (iii) ratifies, agrees and confirms that it has been a Guarantor and a Loan Party at all times since it became a Guarantor and a Loan Party and from and after the date hereof, each Guarantor shall continue to be a Guarantor and a Loan Party in accordance with the terms of the Loan Documents, as the same may be amended in connection with this Second Amendment and the transactions contemplated hereby; and (iv) hereby ratifies and confirms its obligations under each of the Loan Documents (including all exhibits and schedules thereto), as the same may be amended in connection with the Second Amendment and the transactions contemplated thereby, by signing below as indicated and hereby acknowledges and agrees that nothing contained in any of such Loan Documents is intended to create, nor shall it constitute an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation or termination of the indebtedness, loans, liabilities, expenses, guaranty or obligations of any of the Loan Parties under the Agreement or any other such Loan Document.
(e)Officer's Certificate. The representations and warranties of the Loan Parties contained in Section 6 of the Agreement including as amended by the modifications and additional representations and warranties of this Second Amendment, and of each Loan Party in each of the other Loan Documents shall be true and accurate on and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist or would immediately result from the consummation of the Second Amendment, and there has been no Material Adverse Change since December 31, 2011; and there shall be delivered to the Agent for the benefit of each Bank a certificate of the Borrower dated as of the Effective Date and signed by a Authorized Officer of each of the Loan Parties to each such effect.
(f)Secretary's Certificate. There shall be delivered to the Agent for the benefit of each Bank a certificate dated the Effective Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:
(i)all action taken by each Loan Party in connection with this Second Amendment and the other Loan Documents;

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(ii)the names of the officer or officers authorized to sign this Second Amendment and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Second Amendment and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and
(iii)an attestation that its organizational documents that it delivered in connection with the Amended and Restated Credit Agreement have not been amended or modified and remain in full force and affect or, if such documents have been amended or modified, copies of its organizational documents as in effect on the Second Amendment Effective Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized.
(g)Opinions of Counsel. There shall be delivered to the Agent for the benefit of each Bank a written opinion of counsel for the Loan Parties, dated the Effective Date, and in form and substance satisfactory to the Agent and its counsel as to such matters with respect to the transactions contemplated herein as the Agent may reasonably request.
(h)Consents and Approvals. No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person shall be required by any Law or any agreement in connection with the execution, delivery and carrying out of this Second Amendment by any Loan Party other than such consents, approvals, exemptions, orders or authorizations that have already been obtained.
(i)No Defaults. No default shall have occurred with respect to any note or credit agreement governing existing indebtedness of any Loan Party as a result of any of the transactions contemplated herein.
(j)Fees. The Borrowers shall have paid to the Agent (i) all fees as required hereunder, including a renewal fee in the amount of $125,000, and (ii) all other fees, costs and expenses payable to the Agent or for which the Agent is entitled to be reimbursed, including but not limited to the reasonable fees and expenses of the Agent's legal counsel.
3.Affirmation of Loan Parties.
By execution of this Agreement, the Borrower and the Loan Parties hereby (i) ratify the Collateral Assignment, the Guaranty Agreement, the Intercompany Subordination Agreement, the Intercreditor Agreement, the Mortgage, the Notes, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, the Security Agreement and the other Loan Documents, (ii) reaffirm to the Agent and the Banks the grant of the Prior Security Interest in the Collateral that secures all of the Loan Parties liabilities and obligations under the Credit Agreement, the Collateral Assignment, the Guaranty Agreement, the Intercompany Subordination Agreement, the Intercreditor Agreement, the Mortgage, the Notes, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, the Security Agreement and the other Loan Documents. The Security Agreement, the Collateral Assignment, the

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Mortgage, the Patent, Trademark and Copyright Security Agreement and the Pledge Agreement shall continue to be in support of and secure the Obligations.
4.Force and Effect.
Except as otherwise expressly modified by this Second Amendment, the Agreement and the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect after the date hereof.
5.Counterparts/Delivery.
This Second Amendment may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument. Any party may deliver an executed counterpart to this Second Amendment by facsimile, .pdf or other electronic means, any such counterpart shall be effective as an original counterpart.
6.Severability.
If any term of this Second Amendment or any application thereof shall be held to be invalid, illegal or unenforceable, the validity of other terms of this Second Amendment or any other application of such term shall in no way be affected thereby.
7.Entire Agreement.
This Second Amendment sets forth the entire agreement and understanding of the parties with respect to the Second Amendment contemplated hereby and supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Second Amendment. No representation, promise, inducement or statement of intention has been made by any party that is not embodied in this Second Amendment, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.
8.Governing Law.
This Second Amendment shall be deemed to be a contract under the Law of the State of New York without regard to its conflict of laws principles that would require the application of any other Law.
9.Effective Date.
This Second Amendment shall be dated as of and shall be binding, effective and enforceable upon the date of satisfaction of all conditions set forth in Section 2 hereof, and from and after such date this Second Amendment shall be binding upon the Borrower, each Bank and the Agent, and their respective successors and assigns permitted by the Agreement.

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10.No Novation.
This Second Amendment amends the Agreement, but is not intended to constitute, and does not constitute, a novation of the Obligations of the Loan Parties under the Agreement or any other Loan Document.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

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[SIGNATURE PAGE TO THE SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]
IN WITNESS WHEREOF, the undersigned have executed this Second Amendment to Amended and Restated Credit Agreement on the date first written.

Borrower:

WESTMORELAND MINING LLC

___________________________	By: /s/ Jennifer Grafton
Name: Jennifer Grafton
Title: Secretary

Guarantors:

WESTERN ENERGY COMPANY

___________________________	By: /s/ Jennifer Grafton
Name: Jennifer Grafton
Title: Secretary

DAKOTA WESTMORELAND CORPORATION

___________________________	By: /s/ Jennifer Grafton
Name: Jennifer Grafton
Title: Secretary

WESTMORELAND SAVAGE CORPORATION

___________________________	By: /s/ Jennifer Grafton
Name: Jennifer Grafton
Title: Secretary

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[SIGNATURE PAGE TO THE SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually as a Bank and as Agent

By: /s/ Richard C. Munsick
Name: Richard C. Munsick
Title: Senior Vice President

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ANNEX A

AMENDED AND RESTATED
CREDIT AGREEMENT

by and among

WESTMORELAND MINING LLC

and

THE GUARANTORS PARTY HERETO

and

THE BANKS PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION, As Agent

Dated as of June 26, 2008, as amended as of June 28, 2012,
as further amended as of March 21, 2013

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1.	CERTAIN DEFINITIONS		1
	1.1	Certain Definitions.	1
	1.2	Construction.	33
	1.3	Accounting Principles; Changes in GAAP.	34
2.	REVOLVING CREDIT AND SWING LOAN FACILITIES		34
	2.1	Revolving Credit Commitments.	34
		2.1.1 Revolving Credit Loans.	34
		2.1.2 Swing Loan Commitment.	35
	2.2	Nature of Banks' Obligations with Respect to Revolving Credit Loans.	35
	2.3	Commitment Fees.	35
	2.4	Intentionally Omitted	36
	2.5	Revolving Credit Loan Requests; Swing Loan Requests.	36
		2.5.1 Revolving Credit Loan Requests.	36
		2.5.2 Swing Loan Requests.	36
	2.6	Making Revolving Credit Loans and Swing Loans; Swing Notes; Presumptions by the Agent.	37
		2.6.1 Making Revolving Credit Loans.	37
		2.6.2 Making Swing Loans.	37
		2.6.3 Presumptions by the Agent.	37
		2.6.4 Repayment of Revolving Credit Loans.	38
		2.6.5 Borrowings to Repay Swing Loans.	38
		2.6.6 Swing Loans Under Cash Management Agreements.	38
	2.7	Revolving Credit Notes; Swing Line Notes.	39
	2.8	Use of Proceeds.	39
	2.9	Letter of Credit Subfacility.	39
		2.9.1 Issuance of Letters of Credit.	39
		2.9.2 Letter of Credit Fees.	40
		2.9.3 Disbursements, Reimbursement.	40
		2.9.4 Repayment of Participation Advances.	41
		2.9.5 Documentation.	42
		2.9.6 Determinations to Honor Drawing Requests.	42
		2.9.7 Nature of Participation and Reimbursement Obligations.	42
		2.9.8 Indemnity.	44
		2.9.9 Liability for Acts and Omissions.	44
		2.9.10 Cash Collateral Prior to the Expiration Date.	46
		2.9.11 Issuing Bank Reporting Requirements.	46
	2.10	Defaulting Banks.	46
	2.11	Increase in Revolving Credit Commitments.	48
3.	INTENTIONALLY OMITTED		49
4.	INTEREST RATES		49
	4.1	Interest Rate Options.	49
		4.1.1 Revolving Credit Interest Rate Options.	50
		4.1.2 Intentionally Omitted.	50

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		4.1.3 Rate Quotations.	50
	4.2	Interest Periods.	50
		4.2.1 Amount of Borrowing Tranche.	50
		4.2.2 Renewals.	51
	4.3	Interest After Default.	51
		4.3.1 Letter of Credit Fees, Interest Rate.	51
		4.3.2 Other Obligations.	51
		4.3.3 Acknowledgment.	51
	4.4	LIBOR-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.	51
		4.4.1 Unascertainable.	51
		4.4.2 Illegality; Increased Costs; Deposits Not Available.	52
		4.4.3 Agent's and Bank's Rights.	52
	4.5	Selection of Interest Rate Options.	53
5.	PAYMENTS		53
	5.1	Payments.	53
	5.2	Pro Rata Treatment of Banks.	53
	5.3	Sharing of Payments by Banks.	53
	5.4	Presumptions by Agent.	54
	5.5	Interest Payment Dates.	54
	5.6	Voluntary Prepayments.	55
		5.6.1 Right to Prepay.	55
		5.6.2 Replacement of a Bank.	56
	5.7	Mandatory Prepayments.	56
		5.7.1 Prepayment Event.	56
		5.7.2 Borrowing Base Exceeded.	58
	5.8	Increased Costs.	58
		5.8.1 Increased Costs Generally.	58
		5.8.2 Capital Requirements.	58
		5.8.3 Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.	59
		5.8.4 Delay in Requests.	59
	5.9	Taxes.	59
		5.9.1 Issuing Bank.	59
		5.9.2 Payments Free of Taxes.	59
		5.9.3 Payment of Other Taxes by the Borrower.	60
		5.9.4 Indemnification by the Borrower.	60
		5.9.5 Indemnification by the Banks.	60
		5.9.6 Evidence of Payments.	60
		5.9.7 Status of Banks.	60
		5.9.8 Treatment of Certain Refunds.	62
		5.9.9 Survival.	63
	5.10	Indemnity.	63
	5.11	Settlement Date Procedures.	64
6	REPRESENTATIONS AND WARRANTIES		64
	6.1	Representations and Warranties.	64
		6.1.1 Organization and Qualification.	64

		6.1.2 Capitalization and Ownership.	65
		6.1.3 Subsidiaries.	65
		6.1.4 Power and Authority.	65
		6.1.5 Validity and Binding Effect.	65
		6.1.6 No Conflict.	66
		6.1.7 Litigation.	66
		6.1.8 Title to Properties.	66
		6.1.9 Financial Statements.	67
		6.1.10 Use of Proceeds; Margin Stock.	67
		6.1.11 Full Disclosure.	68
		6.1.12 Taxes.	68
		6.1.13 Consents and Approvals.	69
		6.1.14 No Event of Default; Compliance with Instruments.	69
		6.1.15 Patents, Trademarks, Copyrights, Licenses, Etc.	69
		6.1.16 Security Interests.	70
		6.1.17 Mortgage Liens.	70
		6.1.18 Status of the Pledged Collateral.	70
		6.1.19 Insurance.	71
		6.1.20 Compliance with Laws.	71
		6.1.21 Material Contracts; Burdensome Restrictions.	71
		6.1.22 Investment Companies; Regulated Entities.	71
		6.1.23 Intentionally Omitted.	72
		6.1.24 Plans and Benefit Arrangements.	72
		6.1.25 Employment Matters.	73
		6.1.26 Environmental Matters.	73
		6.1.27 Senior Debt Status.	75
		6.1.28 Transactions with Affiliates.	76
		6.1.29 Permit Blocks.	76
		6.1.30 Status under Certain Statutes.	76
		6.1.31 Coal Leases.	76
		6.1.32 Qualifications as Lessee, Coal Acreage Limitations.	76
		6.1.33 Single Purpose Entities.	76
		6.1.34 Surface Mine Reclamation Bonds.	79
		6.1.35 Foreign Assets Control Regulation, etc.	79
		6.1.36 Pari Passu Collateral.	79
		6.1.37 Additional Representations and Warranties.	80
		6.1.38 Anti-Terrorism Laws.	80
	6.2	Updates to Schedules.	80
7.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT		80
	7.1	First Loans and Letters of Credit.	80
		7.1.1 Officer's Certificate.	81
		7.1.2 Secretary's Certificate.	81
		7.1.3 Delivery of Loan Documents.	81
		7.1.4 Opinion of Counsel.	82
		7.1.5 Legal Details.	82
		7.1.6 Payment of Fees.	82

		7.1.7 Consents.	83
		7.1.8 Officer's Certificate Regarding MACs.	83
		7.1.9 No Violation of Laws.	83
		7.1.10 No Actions or Proceedings.	83
		7.1.11 Insurance Policies; Certificates of Insurance; Endorsements.	83
		7.1.12 Title Insurance.	83
		7.1.13 Filing Receipts.	83
		7.1.14 Note Purchase Agreement.	84
		7.1.15 Management Agreement and Management Fee Subordination Agreement.	84
		7.1.16 Solvency Certificate.	84
		7.1.17 Lien Search.	84
		7.1.18 Intercreditor Agreement.	84
		7.1.19 Coal Reserves.	84
		7.1.20 Independent Director of Borrower and Subsidiaries.	85
		7.1.21 Bankruptcy Remote Entities, Separateness.	85
		7.1.22 Changes in Corporate Structure.	85
		7.1.23 NRGT Documents.	85
	7.2	Each Additional Loan or Letter of Credit.	85
8.	COVENANTS		86
	8.1	Affirmative Covenants.	86
		8.1.1 Preservation of Existence, Etc.	86
		8.1.2 Payment of Liabilities, Taxes, Etc.	86
		8.1.3 Maintenance of Insurance.	86
		8.1.4 Maintenance of Properties and Leases.	88
		8.1.5 Maintenance of Patents, Trademarks, Etc.	88
		8.1.6 Visitation Rights.	88
		8.1.7 Operation of Mines.	89
		8.1.8 Keeping of Records and Books of Account.	89
		8.1.9 Plans and Benefit Arrangements.	89
		8.1.10 Compliance with Laws.	89
		8.1.11 Use of Proceeds.	90
		8.1.12 Further Assurances.	90
		8.1.13 Subordination of Intercompany Loans.	90
		8.1.14 Compliance with Note Purchase Documents.	90
		8.1.15 Maintenance of Prior Security Interest.	90
		8.1.16 Single Purpose Entities.	90
		8.1.17 Maintenance of Permits.	93
		8.1.18 Debt Service Reserve Account.	93
		8.1.19 Retained Cash.	95
		8.1.20 Subordination of Management Fees; Payment of Management Fees.	95
		8.1.21 Maintenance of Coal Supply Contracts, Coal Leases.	95
		8.1.22 Collateral and Additional Collateral, Etc.	96
		8.1.23 Payment of Indebtedness.	97
		8.1.24 Anti-Terrorism Laws.	97
	8.2	Negative Covenants.	97

		8.2.1 Indebtedness.	97
		8.2.2 Liens.	98
		8.2.3 Guaranties.	98
		8.2.4 Loans and Investments.	99
		8.2.5 Dividends and Related Distributions.	99
		8.2.6 Liquidations, Mergers, Consolidations, Acquisitions.	101
		8.2.7 Dispositions of Assets or Subsidiaries.	102
		8.2.8 Affiliate Transactions.	103
		8.2.9 Subsidiaries, Partnerships and Joint Ventures.	103
		8.2.10 Continuation of or Change in Business.	103
		8.2.11 Plans and Benefit Arrangements.	103
		8.2.12 Fiscal Year.	104
		8.2.13 Issuance of Stock.	104
		8.2.14 Changes in Organizational Documents.	104
		8.2.15 Changes in Material Contracts, Performance under Coal Supply Contracts.	104
		8.2.16 Capital Expenditures and Leases.	105
		8.2.17 Minimum Debt Service Coverage Ratio.	105
		8.2.18 Maximum Leverage Ratio.	105
	8.3	Reporting Requirements.	106
		8.3.1 Monthly Financial Statements, Borrowing Base Certificate.	106
		8.3.2 Quarterly Financial Statements.	106
		8.3.3 Annual Financial Statements.	106
		8.3.4 Certificate of the Borrower.	107
		8.3.5 Notices.	108
		8.3.6 Notice of Litigation.	108
		8.3.7 Certain Events.	109
		8.3.8 Budgets, Forecasts, Other Reports and Information.	109
		8.3.9 Notices Regarding Plans and Benefit Arrangements.	110
		8.3.10 Information as to certain Price Adjustments.	111
		8.3.11 Single Purpose Entity Status.	111
9.	DEFAULT		111
	9.1	Events of Default.	111
		9.1.1 Payments Under Loan Documents.	111
		9.1.2 Breach of Warranty.	112
		9.1.3 Breach of Negative Covenants, Single Purpose Entity or Visitation Rights.	112
		9.1.4 Breach of Other Covenants.	112
		9.1.5 Defaults in Other Agreements or Indebtedness, or Material Contracts.	112
		9.1.6 Final Judgments or Orders.	113
		9.1.7 Events Relating to Plans and Benefit Arrangements.	113
		9.1.8 Change of Control.	114
		9.1.9 Involuntary Proceedings.	114
		9.1.10 Voluntary Proceedings.	114
		9.1.11 Default or Non-performance by Manager.	114
		9.1.12 Loss of Bonding Capacity.	114
		9.1.13 Loan Document Unenforceable.	115

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		9.1.14 Liens.	115
	9.2	Consequences of Event of Default.	115
		9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.	115
		9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.	115
		9.2.3 Set-off.	116
		9.2.4 Suits, Actions, Proceedings.	116
		9.2.5 Application of Proceeds.	116
		9.2.6 Other Rights and Remedies.	117
	9.3	Notice of Sale.	117
10.	THE AGENT		117
	10.1	Appointment and Authority.	117
	10.2	Rights as a Bank.	117
	10.3	Exculpatory Provisions.	118
	10.4	Reliance by Agent.	119
	10.5	Delegation of Duties.	119
	10.6	Resignation of Agent.	119
	10.7	Non-Reliance on Agent and Other Banks.	120
	10.8	No Other Duties, etc.	120
	10.9	[Intentionally Omitted]	120
	10.10	Authorization to Release Collateral and Guarantors.	120
	10.11	No Reliance on Agent's Customer Identification Program.	120
11.	MISCELLANEOUS		121
	11.1	Modifications, Amendments or Waivers.	121
		11.1.1 Increase of Commitment.	121
		11.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.	121
		11.1.3 Release of Collateral or Guarantor.	121
		11.1.4 Miscellaneous.	121
	11.2	No Implied Waivers; Cumulative Remedies.	122
	11.3	Expenses; Indemnity; Damage Waiver.	122
		11.3.1 Costs and Expenses.	122
		11.3.2 Indemnification by the Borrower.	122
		11.3.3 Reimbursement by Banks.	123
		11.3.4 Waiver of Consequential Damages, Etc.	123
		11.3.5 Payments.	123
	11.4	Holidays.	123
	11.5	Intentionally Omitted.	124
	11.6	Notices; Effectiveness; Electronic Communication.	124
		11.6.1 Notices Generally.	124
		11.6.2 Electronic Communications.	125
		11.6.3 Change of Address, Etc.	125
	11.7	Severability.	125
	11.8	Duration; Survival.	125
	11.9	Successors and Assigns.	125
		11.9.1 Successors and Assigns Generally.	125

	11.9.2 Assignments by Banks.	126
	11.9.3 Register.	127
	11.9.4 Participations.	127
	11.9.5 Certain Pledges; Successors and Assigns Generally.	128
11.10	Confidentiality.	129
	11.10.1 General Confidentiality.	129
	11.10.2 Sharing Information With Affiliates of the Banks.	129
11.11	Counterparts; Integration; Effectiveness.	129
	11.11.1 Counterparts; Integration; Effectiveness.	129
11.12	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.	130
	11.12.1 Governing Law.	130
	11.12.2 SUBMISSION TO JURISDICTION.	130
	11.12.3 WAIVER OF VENUE.	131
	11.12.4 SERVICE OF PROCESS.	131
	11.12.5 WAIVER OF JURY TRIAL.	131
11.13	Environmental Indemnity.	131
11.14	Finance Code Opt-Out.	132
11.15	USA Patriot Act Notice.	133
11.16	Intentionally Omitted.	133
11.17	Joinder of Guarantors; Additional Security Arrangements.	133

LIST OF SCHEDULES AND EXHIBITS
SCHEDULES

SCHEDULE 1.1(B)	- COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

SCHEDULE 1.1(C)	- COAL SUPPLY CONTRACTS

SCHEDULE 1.1(L)	- COAL LEASES

SCHEDULE 1.1(Q)(1)	- QUALIFIED ACCOUNTS

SCHEDULE 1.1(Q)(2)	- QUALIFIED INVENTORY

SCHEDULE 2.9.1	- EXISTING LETTERS OF CREDIT

SCHEDULE 6.1.1	- ORGANIZATION AND QUALIFICATION

SCHEDULE 6.1.2	- CAPITALIZATION AND OWNERSHIP

SCHEDULE 6.1.3	- SUBSIDIARIES

SCHEDULE 6.1.7	- LITIGATION

SCHEDULE 6.1.8	- TITLE TO PROPERTIES

SCHEDULE 6.1.9	- FINANCIAL STATEMENTS

SCHEDULE 6.1.12	- TAXES

SCHEDULE 6.1.13	- CONSENTS AND APPROVALS

SCHEDULE 6.1.15	- PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.

SCHEDULE 6.1.18	- STATUS OF THE PLEDGED COLLATERAL

SCHEDULE 6.1.19	- INSURANCE

SCHEDULE 6.1.21	- MATERIAL CONTRACTS; BURDENSOME RESTRICTIONS

SCHEDULE 6.1.24	- PLANS AND BENEFIT ARRANGEMENTS

SCHEDULE 6.1.26	- ENVIRONMENTAL MATTERS

SCHEDULE 6.1.28	- TRANSACTIONS WITH AFFILIATES

SCHEDULE 6.1.31	- COAL LEASE ROYALTIES

SCHEDULE 6.1.32	- QUALIFICATIONS AS LESSEE, COAL ACREAGE LIMITATIONS

SCHEDULE 8.2.1	- INDEBTEDNESS

SCHEDULE 8.2.3	- TWCC GUARANTIES

SCHEDULE 8.2.16	- LIMITATIONS ON CAPITAL EXPENDITURES

EXHIBITS

EXHIBIT 1.1(A)	- ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT 1.1(C)	- COLLATERAL ASSIGNMENT

EXHIBIT 1.1(G)(1)	- GUARANTOR JOINDER

EXHIBIT 1.1(G)(2)	- GUARANTY AGREEMENT

EXHIBIT 1.1(I)(2)	- INTERCOMPANY SUBORDINATION AGREEMENT

EXHIBIT 1.1(I)(3)	- INTERCREDITOR AGREEMENT

EXHIBIT 1.1(M)(1)	- MORTGAGE

EXHIBIT 1.1(M)(2)	- MANAGEMENT FEE SUBORDINATION AGREEMENT

EXHIBIT 1.1(P)(1)	- PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT

EXHIBIT 1.1(P)(2)	- PLEDGE AGREEMENT

EXHIBIT 1.1(R)	- REVOLVING CREDIT NOTE

EXHIBIT 1.1(S)(1)	- SECURITY AGREEMENT

EXHIBIT 1.1(S)(2)	- SWING LOAN NOTE

EXHIBIT 2.5.1	- LOAN REQUEST

EXHIBIT 2.5.2	- SWING LOAN REQUEST

EXHIBIT 2.11	- LENDER JOINDER

EXHIBIT 5.9.7(A)	- U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT 5.9.7(B)	- U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT 5.9.7(C)	- U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT 5.9.7(D)	- U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Banks That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT 7.1.4	- OPINION OF COUNSEL

EXHIBIT 8.3.1	- BORROWING BASE CERTIFICATE

EXHIBIT 8.3.4	- QUARTERLY COMPLIANCE CERTIFICATE

EXHIBIT 8.3.11	- SINGLE PURPOSE ENTITY STATUS

AMENDED AND RESTATED CREDIT AGREEMENT
THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of June 26, 2008, as amended as of June 28, 2012, as further amended as of March 21, 2013, and is made by and among WESTMORELAND MINING LLC, a Delaware limited liability company (the "Borrower"), each of the GUARANTORS (as hereinafter defined), each of the BANKS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent").
WITNESSETH:
WHEREAS, Agent, Banks and Borrower are each party to a Credit Agreement, dated as of April 27, 2001, and amended on August 15, 2001, February 27, 2002, March 8, 2004, December 21, 2005, January 9, 2008, April 28, 2008 and May 28, 2008 (as so amended, the "2001 Revolving Credit Agreement");
WHEREAS, the Borrower has requested that Agent and Banks amend the 2001 Revolving Credit Agreement (i) to increase the revolving loan facility to an aggregate principal amount not to exceed $25,000,000, (ii) to extend the period during which the Borrowers may borrow under the revolving loan facility through December 31, 2017 and (iii) to reflect certain changes in the 2001 Revolving Credit Agreement requested by Borrower as set forth herein;
WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth;
WHEREAS, the revolving credit facility shall be used for working capital and general corporate purposes; and
WHEREAS, for purposes of convenience, the parties have agreed to restate in its entirety the 2001 Revolving Credit Agreement, as amended.
NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
1. CERTAIN DEFINITIONS

1.	Certain Definitions.
In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:
8750 Parts Pool means the pooling arrangement among coal mine operators, including TWCC, with respect to long lead-time emergency spare parts for Marion 8750 walking draglines, as in affect on the date hereof, pursuant to which NRGT owns the spare parts and provides the financial resources for participation in such pool.

Account shall mean any account, contract right, general intangible, chattel paper, instrument or document representing any right to payment for goods sold or services rendered (including, without limitation, accounts related to as-extracted collateral), whether or not earned by performance and whether or not evidenced by a contract, instrument or document, which is now owned or hereafter acquired by the Borrower and the Guarantors. All Accounts, whether Qualified Accounts or not, shall be subject to the Banks' Prior Security Interest.
Adequately Funded shall mean a Plan's assets-to-liabilities relationship described herein. A Plan is Adequately Funded if, as of the last day of the Plan Year which has most recently ended (the "Valuation Date") and based on an actuarial valuation made as of the first day of such Plan Year by the Plan's regular actuarial consultant, the value of the Plan's assets as determined under Section 412(c)(2) of the Internal Revenue Code, including any contributions made to the Plan within eight and 1/2 months of the Valuation Date, is not less than 80% of the Plan's Current Liability, as determined under Section 412(l)(7) of the Code using the maximum allowable interest rate under such subsection, and recognizing over three years any plan change, such as any plan amendment or required statutory change in benefits, (but not changes in actuarial assumption or normal plan experience).
Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the voting or other equity interests of such Person, or (iii) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees or individuals holding similar positions of a corporation or trust or other Person, as the case may be.
Agent shall mean PNC Bank, National Association, and its successors and assigns.
Agreement shall mean this Amended and Restated Credit Agreement, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of June 28, 2012, as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of March 21, 2013, as the same may be further amended, restated, modified or supplemented from time to time, including all schedules and exhibits.
Annual Statements shall have the meaning assigned to that term in Section 6.1.9(i).
Anti-Terrorism Laws shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.
Approved Parts Pool Program means (a) the 8750 Parts Pool and (b) any national or regional parts pool arrangement among mine operators, generally similar in nature to the 8750 Parts Pool, hereafter entered into by the Borrower or any of its Subsidiaries with respect to long lead-time parts for any walking draglines which (i) does not adversely affect in any material respect, the value of, or the rights of the Collateral Agent or the Banks in respect of, the Collateral and (ii) is approved in writing by the Required Banks.
Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, a Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of Exhibit 1.1(A).
Authorized Officer shall mean those individuals, designated by written notice to the Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.
Available Cash shall mean, on or as of any Payment Date, (a) the sum of (1) Consolidated EBITDA for the fiscal quarter of the Borrower ended on or closest to such Payment Date and (2) to the extent not included in such Consolidated EBITDA, any amount representing an excess over the Debt Service Reserve Requirement actually withdrawn from the Debt Service Reserve Account in such quarter in compliance with Section 3.6 of that certain collateral agency agreement executed as of the Closing Date by and among the Collateral Agent, the Loan Parties and the Noteholders in connection with the Note Purchase Agreement minus (b) the sum of:
(i)Unfinanced Capital Expenditures as at the end of such quarter,
(ii)the aggregate fees and expenses of the Collateral Agent due and payable in such quarter,
(iii)the aggregate amount of all interest on Consolidated Total Indebtedness due and payable in such quarter,
(iv)the aggregate amount of all scheduled and mandatory payments of principal of Consolidated Total Indebtedness in such quarter,
(v)the aggregate amount of letter of credit fees payable by the Borrower and the Guarantors in such quarter,
(vi)the aggregate amount of cash income taxes payable in such quarter on behalf of the Loan Parties, and

(vii)the amount of all deposits into the Debt Service Reserve Account required in such quarter in order that the aggregate amount on deposit therein shall equal the Debt Service Reserve Requirement.
Bankruptcy Event shall have the meaning assigned to such term in the definition of "Defaulting Bank."
Banks shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.
Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Federal Funds Open Rate, plus 0.5%, and (b) the Prime Rate, and (c) the Daily LIBOR Rate, plus 100 basis points (1.0%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.
Base Rate Option shall mean the Revolving Credit Base Rate Option.
Benefit Arrangement shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.
Borrower shall mean Westmoreland Mining LLC, a limited liability company organized and existing under the laws of the State of Delaware.
Borrowing Base shall mean at any time 85% of Qualified Accounts plus the lesser of (i) 25% of Qualified Inventory or (ii) $5,000,000.
Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.
Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a LIBOR-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.
Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania, New York, New York and if the applicable Business Day relates to any Loan to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.
CapEx Threshold shall mean that amount determined as (i) the proceeds to the Borrower of the sale of the Term Notes, minus (ii) the sum of (A) the amount applied by the Borrower to the prepayment of the notes of the Borrower outstanding under the 2001 Note Agreement immediately prior to the Closing Date (B) $10,000,000, representing the portion of the proceeds of the Term Notes applied or available for application by the Borrower to a distribution to Parent and (C) the amount of costs and expenses incurred in connection with the issuance of the Term Notes and the making of the Loans (collectively, "Transaction Costs"), plus (iii) the aggregate amount released to the Borrower from the debt service reserve account under, and the Series B Prepayment Account referred to in, the 2001 Note Agreement (collectively, "Released Amounts")). The CapEx Threshold has been provisionally calculated by the Borrower to be (and until finally determined as hereinafter provided shall be deemed for purposes of this Agreement to equal) $59,000,000, such provisional calculation having been made on the basis of assumptions reflecting information available to the Borrower on the date hereof as to Transaction Costs and Released Amounts; provided, however, that not later than the 45th day following the Closing Date, the Borrower shall (i) recompute the CapEx Threshold giving effect to actual Transaction Expenses and Released Amounts as determined on or prior to such 45th day and (ii) furnish to each Bank an Officer's Certificate specifying the CapEx Threshold as so recomputed and containing calculations in reasonable detail demonstrating the manner in which it was determined. The calculation of the recomputed CapEx Threshold set forth in such Officer's Certificate shall be subject to verification by the Banks, but in the absence of error (upon the demonstration of which by any such Bank will be promptly corrected by the Borrower as set forth in a corrected Officer's Certificate submitted to each such holder), shall be presumed to be the CapEx Threshold for all purposes hereof.
Capital Expenditures means, with respect to the Loan Parties and their Subsidiaries, for any period, the sum (without duplication) of all cash expenditures by any Loan Party or any Subsidiary of an Loan Party during such period for the purchase or lease of items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same are capitalized, all the foregoing as determined in accordance with GAAP; excluding any Capital Expenditures by TWCC from the funds advanced by the Borrower to TWCC pursuant to Section 8.2.4(v) of this Agreement.
Cash Collateral shall have the meaning assigned to such term in the definition of "Cash Collateralize".
Cash Collateralize means to pledge and deposit with or deliver to Agent, as collateral for any Obligations arising under any Letter of Credit, cash or deposit account balances ("Cash Collateral") pursuant to documentation satisfactory to Agent. Such Cash Collateral shall be maintained in blocked deposit accounts at the Agent.
Cash Management Agreements shall have the meaning specified in Section 2.6.6 [Swing Loans Under Cash Management Agreements].
Closing Date shall mean June 26, 2008.
Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.
Coal Act shall mean Internal Revenue Code Sections 9701 through 9722, as amended from time to time.
Coal Leases shall mean leases presently owned or hereafter acquired by any Loan Party of mineral rights and real property interests related to the right to mine or extract coal from the Coal Reserves (as identified by the Borrower to the Collateral Agent from time to time as mineable reserves), including without limitation, those leases set forth on Schedule 1.1(L).
Coal Reserves shall mean all coal deposits which the Borrower by virtue of a deed or lease has the right to mine.
Coal Supply Contracts shall mean collectively and Coal Supply Contract shall mean individually, all coal lignite supply or sales agreements now or hereafter entered into by the Borrower or any Loan Party which provide for the sale or provision of coal by Borrower or any Loan Party, including without limitation, those agreements listed on Schedule 1.1(C) hereto.
Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
Collateral shall mean that portion of the UCC Collateral, the Pledged Collateral, the Intellectual Property Collateral, Coal Supply Contracts and the Real Property in or on which the Loan Parties have granted the Collateral Agent for the benefit of the Banks a security interest in or lien on pursuant to the Security Agreement, the Collateral Assignment, the Pledge Agreement, the Patent, Trademark and Copyright Security Agreement and the Mortgages respectively, such Collateral to include, to the extent provided in the Security Documents, all Accounts, Inventory, coal reserves and related coal lease rights, equipment, furniture, fixtures, real property, improvements and general intangibles, leasehold interests, Coal Supply Contracts, and all limited liability company interests in the Borrower held by Parent. Collateral shall not include (i) the Debt Service Reserve Account, (ii) the Debt Service Letter of Credit and (iii) any buildings or structures located on the Real Property.
Collateral Agency Agreement shall mean that certain Collateral Agency Agreement among the Agent, the Collateral Agent and the Loan Parties dated as of the Closing Date.
Collateral Agent shall mean an institution which is holding the Collateral on behalf of the Banks pursuant to the terms of the Collateral Agency Agreement.

Collateral Assignment shall mean the Collateral Assignment in the form of Exhibit 1.1(C) collaterally assigning the Borrower's or any Subsidiary's rights under Coal Supply Contracts.
Commercial Letter of Credit shall mean any Letter of Credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.
Commitment shall mean as to any Bank the aggregate of its Revolving Credit Commitment, and, in the case of the Agent, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments and Swing Loan Commitments of all of the Banks.
Commitment Fee shall have the meaning assigned to that term in Section 2.3.
Compliance Certificate shall have the meaning assigned to such term in Section 8.3.4.
Connection Income Taxes shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
Consolidated EBITDA shall mean for any period of determination (i) the sum of net income, depreciation, amortization, other nonrecurring or non-cash charges to net income, interest expense and income tax expense minus (ii) nonrecurring or non-cash credits to net income, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP; provided, however, that for this purpose there shall be excluded from the consolidated net income of the Borrower and its Subsidiaries any amounts that, contractually or pursuant to applicable law, the Borrower's Subsidiaries are restricted from distributing to the Borrower.
Consolidated Net Indebtedness shall mean, on or as of any date, Consolidated Total Indebtedness as of such date less, the sum of (i) the amount of funds maintained in the Debt Service Reserve Account on such date (after giving effect to any debits and credits thereto on such date), (ii) the Net Financed CapEx Amount as of such date, and (without duplication of the amounts specified in clauses (i) and (ii) of this definition), (iii) if such date shall be on or prior to December 31, 2009, unrestricted cash and cash equivalents of the Borrower on such day.
Consolidated Total Indebtedness shall mean on or as of any date, the principal balance of the Loans and Letter of Credit Obligations and all other Indebtedness of the Borrower and its Subsidiaries for borrowed money (including without limitation, Indebtedness evidenced by the Term Notes, capitalized leases and other Indebtedness permitted under Section 8.2.1, as determined and consolidated in accordance with GAAP).
Contamination shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental

Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.
Control Event shall have the meaning assigned to that term in Section 5.7.1(c).
Cumulative Retained Cash Shortfall means, with respect to each Payment Date, the greater of (a) zero and (b) the excess of:
(i)the aggregate of the Retained Cash Shortfall Amounts for all prior Payment Dates, if any, with respect to which there shall have been a Retained Cash Shortfall Amount, minus
(ii)the aggregate of the Retained Cash Makeup Amounts for all prior Payment Dates, if any, with respect to which there shall have been a Retained Cash Makeup Amount.
Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day.
Debt Service shall mean, for any period, as of any date of determination, the sum of (i) the aggregate amount of interest and regularly scheduled principal payable on Consolidated Total Indebtedness of the Loan Parties during such period and (ii) fees and expenses of the Collateral Agent payable during such period.
Debt Service Coverage Ratio for any period shall mean as of any date of determination, a fraction (i) the numerator of which is the amount of Consolidated EBITDA less Unfinanced Capital Expenditures for such period and (ii) the denominator of which is Debt Service for such period.
Debt Service Letter of Credit shall have the meaning ascribed to such term in Section 8.1.18.
Debt Service Reserve Requirement shall have the meaning ascribed to such term in Section 8.1.18.
Defaulting Bank shall mean any Bank that (a) has failed, within two Business Days after the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Agent, the Issuing Bank, PNC (as the Swing Loan Bank) or any Bank any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Bank notifies the Agent in writing that such failure is the result of such Bank's good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower, the Agent or any Bank in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement relates to such Bank's funding obligations and indicates that such position is based on such Bank's good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Bank that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon the Agent's receipt of such certification in form and substance satisfactory to the Agent, (d) has, or has a direct or indirect parent company that has, become the subject of a Bankruptcy Event or (e) has failed at any time to comply with the provisions of Section 5.3 with respect to purchasing participations from the other Banks, whereby such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Banks. Any determination by the Agent that a Bank is a Defaulting Bank under clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Bank shall be deemed to be a Defaulting Bank (subject to Section 2.10 [Defaulting Banks]) upon delivery of written notice of such determination to the Borrower and each Bank.
As used in this definition and in Section 2.10 [Defaulting Banks], the term "Bankruptcy Event" means, with respect to any Person, such Person or such Person's direct or indirect parent company becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person (including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity) charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person's direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
Disclosure Documents shall have the meaning assigned to such term in Section 6.1.11.
Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.
Drawing Date shall have the meaning assigned to that term in Section 2.9.3.2.
Environmental Complaint shall mean any written complaint by any Person or Official Body setting forth a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Laws or any order, notice of violation, citation, subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.
Environmental Laws shall mean all federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body, which are applicable to the Borrower or any Loan Party, pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health or the environment and/or environmental resources; (iii) employee safety in the workplace; (iv) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (v) the presence of Contamination; (vi) the protection of endangered or threatened species; and (vii) the protection of Environmentally Sensitive Areas.
Environmentally Sensitive Area shall mean (i) any wetland as defined by applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws; or (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.
Equity Interests shall mean, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including shares or partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
ERISA Affiliate shall mean, at any time, any trade or business (whether or not incorporated) under common control with the Borrower and are treated as a single employer under Section 414 of the Code.
ERISA Event means (a) a reportable event (under Section 4043 of ERISA and regulations thereunder) with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.
ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.
Event of Default shall mean any of the events described in Section 9.1 and referred to therein as an "Event of Default."
Excess Cash Flow shall mean, on or as of any Payment Date, (i) Available Cash as of such Payment Date minus (ii) Retained Cash with respect to such Payment Date.
Excluded Taxes shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Bank, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Bank acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.6.2 [Replacement of a Bank]) or (b) such Bank changes its lending office, except in each case to the extent that, pursuant to Section 5.9.7 [Status of Banks], amounts with respect to such Taxes were payable either to such Bank's assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its lending office, (iii) Taxes attributable to such Recipient's failure to comply with 5.9.7 [Status of Banks], and (iv) any U.S. federal withholding Taxes imposed under FATCA. (except to the extent imposed due to the failure of the Borrower to provide documentation or information to the IRS).
Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
Existing Letters of Credit shall have the meaning assigned to that term in Section 2.9.1.

Expiration Date shall mean, with respect to the Revolving Credit Commitments, December 31, 2017.
FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.
Federal Funds Open Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption "OPEN" (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Agent (for purposes of this definition, an "Alternate Source") (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.
Financial Projections shall have the meaning assigned to that term in Section 6.1.9(ii).
Foreign Bank shall mean (i) if the Borrower is a U.S. Person, a Bank that is not a U.S. Person, and (ii) if the Borrower is not a U.S. Person, a Bank that is resident or organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
GAAP shall mean generally accepted accounting principles as are in effect from time to time in the United States of America, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

Guarantor shall mean each of the parties to this Agreement which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 11.17 [Joinders of Guarantors, Etc.].
Guarantor Joinder shall mean a joinder by a Person as a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of Exhibit 1.1(G)(1).
Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
Guaranty Agreement shall mean the Guaranty and Suretyship Agreement in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors to the Agent for the benefit of the Banks.
Historical Statements shall have the meaning assigned to that term in Section 6.1.9(i).
Increasing Bank shall have the meaning assigned to that term in Section 2.10.
Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, futures contracts or similar financial arrangements the value of which is dependent upon commodity rates or indices (including without limitation, any of the foregoing used to hedge the price of coal), capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due or, if more than thirty (30) days past due, which are being contested in good faith and adequate reserves are made for such debt), (v)  all liabilities for borrowed money secured by any lien with respect to property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities), or (vi) any Guaranty by such Person of Indebtedness of the type described in clauses (i) through (v) hereof of any other Person.
Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Borrower].

Indemnified Taxes shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.
Independent Director shall mean with respect to a Subsidiary a member of the Board of Directors of the Subsidiary that is not at the time of initial appointment to the Board of Directors or at any time while serving on the Board of Directors or at any time within the preceding five (5) years, (a) a stockholder, director (with the exception of serving as an independent director of a Subsidiary or manager of the Borrower), officer, employee, member other than as Special Member (as defined in the Borrower's operating agreement), partner, attorney or counsel of the Subsidiary or of a Loan Party or of any member of the Parent Group (except that he or she may be or become an independent director or manager of any other Single Purpose Entity formed in connection with any financing by any member of the Parent Group or any of their respective Affiliates); (b) a customer or supplier of the Subsidiary or any of its Affiliates; or (c) any member of the immediate family of a Person described in (a) or (b).
Independent Manager shall mean with respect to the Borrower a member of the Board of Directors or Managers of the Borrower that is not at the time of initial appointment to the Board of Directors or Managers or at any time while serving on the Board of Directors or Managers or at any time within the preceding five (5) years, (a) a stockholder, director (with the exception of serving as an independent manager or director of a Subsidiary or the Borrower), officer, employee, member other than as Special Member (as defined in the Borrower's operating agreement), partner, attorney or counsel of the Borrower or of any Loan Party or of any member of the Parent Group (except that he or she may be or become an independent director or manager of any Single Purpose Entity formed in connection with any financing by any member of the Parent Group or any of their respective Affiliates); (b) a customer or supplier of the Borrower or any Loan Party or any member of the Parent Group or any Affiliate of either of them; or (c) a member of the immediate family of any such Person described in (a) or (b).
Ineligible Security shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.
Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Agent, any Bank or the Issuing Bank on a non‑confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries.
Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.
Intellectual Property Collateral shall mean all of the property described in the Patent, Trademark and Copyright Security Agreement.
Intercompany Subordination Agreement shall mean an Intercompany Subordination Agreement in the form of Exhibit 1.1(I)(2) hereto, which is to be executed and delivered by the Loan Parties and any Subsidiaries.
Intercreditor Agreement shall mean an Intercreditor Agreement in the form of Exhibit 1.1(I)(3) hereto which is to be executed and delivered by the Collateral Agent and the Note Purchase Collateral Agent.
Interest Period shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans bear interest under the LIBOR-Rate Option. Subject to the last sentence of this definition, such period shall be two weeks or one, two, three or six Months if Borrower selects the LIBOR-Rate Option. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the LIBOR-Rate Option if the Borrower is renewing or converting to the LIBOR-Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.
Interest Rate Option shall mean any LIBOR-Rate Option or Base Rate Option.
Internal Revenue Code shall mean the Code.
Inventory shall mean any and all goods, merchandise and other personal property, including, without limitation, goods in transit, wheresoever located and whether now owned or hereafter acquired by the Borrower and the Guarantors which are or may at any time be held as raw materials, as-extracted collateral, finished goods, work-in-process, supplies or materials used or consumed in Borrower's or Guarantors' business or held for sale or lease (but excluding all Coal Reserves in place), including, without limitation, (a) all such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by the Borrower or such Guarantor, as the case may be, and (b) all packing, shipping and advertising materials relating to all or any such property.
IRS shall mean the United States Internal Revenue Service.
Issuing Bank means PNC Bank, in its individual capacity as issuer of Letters of Credit hereunder, and any other Bank that Borrower, Agent and such other Bank may agree may from time to time issue Letters of Credit hereunder.

Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.
Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or settlement agreement with any Official Body.
Letter of Credit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].
Letter of Credit Borrowing shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].
Letter of Credit Fee shall have the meaning specified in Section 2.9.2 [Letter of Credit Fees].
Letter of Credit Obligation shall mean, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.
Letter of Credit Sublimit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].
LIBOR Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Agent which has been approved by the British Bankers' Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (an "Alternate Source"), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. LIBOR may also be expressed by the following formula:
Average of London interbank offered rates quoted
by Bloomberg or appropriate successor as shown on

LIBOR = Bloomberg Page BBAM1
1.00 - LIBOR Reserve Percentage

The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
LIBOR Rate Option shall mean shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(ii) [Revolving Credit LIBOR Rate Option].
LIBOR Reserve Percentage shall mean as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").
Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
LLC Interests shall have the meaning given to such term in Section 6.1.3.
Loan Documents shall mean this Agreement, the Collateral Assignment, the Guaranty Agreement, the Intercompany Subordination Agreement, the Intercreditor Agreement, the Mortgage, the Notes, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, the Security Agreement, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.
Loan Parties shall mean the Borrower and the Guarantors and TWCC.
Loan Party's Change of Control shall have the meaning assigned to that term in Section 5.7.1(b).
Loan Request shall have the meaning given to such term in Section 2.5.
Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans, Swing Loans or any Revolving Credit Loan or Swing Loan.

Management Agreement shall mean that certain amended and restated management agreement between Parent and the Borrower, dated as of the Closing Date, pursuant to which Parent provides certain management services to the Borrower.
Management Fee shall mean the management fee under the terms of the Management Agreement which amount shall not exceed $600,000.00 in the aggregate in any fiscal quarter.
Management Fee Subordination Agreement shall mean the Management Fee Subordination Agreement in the form of Exhibit 1.1(M)(2) to be executed and delivered by Parent and the Borrower, to the Collateral Agent for the benefit of the Banks.
Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform any of its Indebtedness or Obligations, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Collateral Agent, the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.
Member Interests shall have the meaning assigned to that term in Section 6.1.2.
Memorandum shall have the meaning assigned to that term in Section 6.1.11.
Month, with respect to an Interest Period under the LIBOR-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any LIBOR-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.
Moody's shall mean Moody's Investors Service, Inc.
Mortgages shall mean collectively, and Mortgage shall mean separately, the mortgage or deed of trust in substantially the form of Exhibits 1.1(M)(1) with respect to the Real Property located in the States of Montana and North Dakota, respectively, executed and delivered by certain of the respective Guarantors to the Collateral Agent for the benefit of the Banks, encumbering the Real Property.
Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.
Net Financed CapEx Amount means, as of any date of determination, the greater of (i) zero and (ii) the excess, if any, on such date of (x) the CapEx Threshold over (y) cumulative Capital Expenditures made by the Loan Parties and their Subsidiaries during the period from (and including) the Closing Date to (and including) such date of determination.
New Bank shall have the meaning assigned to that term in Section 2.11.
Non-Cash Income Tax Expense shall mean deferred income taxes which are tax expenses of the Borrower and the Subsidiaries to any Person (including without limitation, any member of the Parent Group) other than payments due and payable to governmental tax agencies on behalf of the Borrower or the Subsidiaries.
Non-Consenting Bank shall have the meaning specified in Section 11.1 [Modifications, Amendments or Waivers].
Note Purchase Agreement shall mean that certain Note Purchase Agreement by and among Borrower, the Guarantors, and the purchasers party thereto, dated as of the Closing Date, as may be supplemented or amended from time to time.
Note Purchase Collateral shall mean that portion of the Collateral, in which the Note Purchase Collateral Agent is granted a first priority security interest for the benefit of the Purchasers.
Note Purchase Collateral Agency Agreement shall mean that certain Collateral Agency Agreement among the Purchasers and the Note Purchase Collateral Agent and dated as of the Closing Date.
Note Purchase Collateral Agent shall mean an institution which is holding the Note Purchase Collateral on behalf of the Purchasers pursuant to the terms of the Note Purchase Collateral Agency Agreement.
Note Purchase Documents shall mean the Note Purchase Agreement and any other agreements, instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Note Purchase Document shall mean any of the Note Purchase Documents.
Notes shall mean the Revolving Credit Notes and Swing Notes, if any.
Notices shall have the meaning assigned to that term in Section 11.5.
NRGT means NRG Texas Power, LLC, a Delaware limited liability company.
NRGT Documents shall have the meaning assigned to that term in Section 7.1.23.

NRGT Liens shall mean Liens in favor of NRGT with respect to (i) the assets of TWCC (excluding the Coal Supply Agreement between NRGT and TWCC), (ii) the Subsidiary Shares of TWCC, owned by the Borrower and (iii) the products and proceeds of the property described in the foregoing clauses (i) and (ii).
NRGT Documents shall have the meaning assigned to that term in Section 8.2.4(v).
NRGT Supplemental Agreement means that certain First Amendment to Amended and Restated Lignite Supply Agreement, dated as of the Closing Date, 2008, by and among Parent, the Borrower, TWCC and NRGT.
Obligation shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit or any other Loan Document whether to the Agent, any of the Banks or their Affiliates or other persons provided for under such Loan Documents or (ii) any Swap Obligations of any Bank.
Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
Organizational Documents shall mean, with respect to any Person, such Person's articles of incorporation, certificate of incorporation, charter, bylaws, partnership agreement, certificate of limited partnership, limited liability company operating agreement or member agreement, any similar organizational agreement, and any agreement among the owners or holders of the Equity Interests in such Person.
Other Connection Taxes shall mean, with respect to any Recipient, Taxes imposed as a result of such Recipient conducting or having conducted a sufficient level of ongoing business or income-generating activity in the jurisdiction imposing such Tax to subject the Recipient to tax generally on the income or privilege of doing business or unretained earnings associated with such activity (but, without broadening the scope of the foregoing, not including any Tax imposed as a result of such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Documents, or sold or assigned an interest in any Loan or Loan Document).
Other Taxes shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.2 [Replacement of a Bank]).
Parent shall mean Westmoreland Coal Company, a Delaware corporation, the sole member of the Borrower.
Parent Change in Control shall be deemed to have occurred if (i) any person or group of persons (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act as in effect on the Closing Date) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of capital stock or other securities of Parent which are entitled to cast more than 40% of the total votes which may be cast in an election of directors of Parent; or (ii) at any time, a majority of the board of directors of Parent shall be comprised of persons other than individuals who were directors of Parent one year prior to such time together with any individuals who were nominated for election as directors of Parent by individuals who were directors of Parent who, at the time of such individuals' nominations, had been directors of Parent for at least one year.
Parent Group shall mean the Parent and each entity in which the Parent owns, directly or indirectly through one or more intermediaries, 5% or more of any class of the voting or other equity interests of such Person, including those entities now in existence and hereafter created, other than the Loan Parties and all of their Subsidiaries.
Participant has the meaning specified in Section 11.9.4 [Participations].
Participant Register shall have the meaning specified in Section 11.9.4 [Participations].
Participation Advance shall mean, with respect to any Bank, such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.9.3.4.
Partnership Interests shall have the meaning given to such term in Section 6.1.3.
Patent, Trademark and Copyright Security Agreement shall mean the Amended and Restated Patent, Trademark and Copyright Security Agreement in substantially the form of Exhibit 1.1(P)(1) executed and delivered by each of the Loan Parties to the Collateral Agent for the benefit of the Banks.
Payment Date shall mean each March 31, June 30, September 30 and December 31 hereafter, provided that if such date is not a Business Day, then on the Business Day immediately following such date.
Payment In Full and Paid in Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
Pension Plan means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any times during the immediately preceding five plan years.
Permitted Affiliate Transactions means: (i) the services to be provided and fees payable under the Management Agreement pursuant to Section 8.1.20 of this Agreement, (ii) any sale, transfer or lease of assets by an Loan Party or a Subsidiary of a Loan Party to (A) another Loan Party to the extent such transaction is otherwise permitted by and effected in compliance with Section 8.2.7(ii), or (B) another Loan Party (other than TWCC) to the extent such transaction is otherwise permitted by and effected in compliance with Section 8.2.7(iii), (iii) upon the occurrence and during the continuance of a force majeure event (which arises through no fault of the Loan Parties) under any Coal Supply Contract and which prevents the Loan Parties from supplying the buyers with the requested amount of coal thereunder, sales of coal from any member of the Parent Group to any of the Loan Parties to satisfy the requests of the buyers under such Coal Supply Contract so long as the terms and conditions of the transaction are commercially reasonable in all respects (including at a price which enables the Loan Party to earn a reasonable profit from the transaction and otherwise on terms and conditions no less favorable to the Loan Party than those offered by independent third parties) and so long as such supply by the member of the Parent Group is more favorable to the Borrower than supply of such coal by any other Loan Party able to supply it, (iv) in the event that any buyer of coal under a Coal Supply Contract increases its demands for coal under such agreement beyond the ability of the Loan Party to the Coal Supply Contract to satisfy such requirements, a member of the Parent Group shall be permitted to bid on and supply coal to such buyer, provided that such action in no way reduces the amount of coal that is to be supplied by the Loan Party under the Coal Supply Contract at such time or in the future, (v) in the event that the Loan Parties have excess coal production (beyond the needs of the buyers under the Coal Supply Contracts) available for sale to non-Affiliate third parties, a member of the Parent Group shall be permitted to act as a broker for the Loan Parties in such sales and shall be entitled to a brokerage fee which is typical in the marketplace for providing such services (such brokerage fees at the time of Closing Date would be in the range of $0.25 to $0.50 per ton of coal sold), (vi) to the extent that any Coal Supply Contract permits the buyer of coal thereunder to require that coal be obtained from a source other than the Loan Parties, a member of the Parent Group shall be permitted to sell coal to such buyer so long as the buyer pays the fee associated with such activity in accordance with the Coal Supply Contract, (vii) participation by TWCC in the 8750 Parts Pool in a manner consistent with its participation therein prior to the date hereof, and participation by the Borrower or any of its Subsidiaries in any other Approved Parts Pool Program, and (viii) participation by the Borrower, WECO and the other Guarantors in the Shared Services Arrangement with WRI, but only to the extent that (A) the net amount of aggregate charges to the Borrower and the Guarantors taken together for services performed by WRI pursuant to such Agreement shall not exceed $100,000 in any monthly period, (B) the net amount of charges to WRI for services performed by the Borrower and the Guarantors pursuant to such arrangements shall not exceed $250,000 in any monthly period, and (C) all such net amounts are paid in full, no less frequently than on a monthly basis; provided, however, that no transaction referred to in any of the foregoing clauses (ii) through (vii) shall constitute a Permitted Affiliate Transaction unless it is consummated on terms and conditions that are at fair market value and generally similar to the terms and conditions that would apply in a comparable arm's length transaction with an unrelated third party.
Permitted Investments shall mean:
(i)direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America or obligations of state or local governments rated not lower than AAA/Aaa by Standard & Poor's or Moody's maturing no later than twelve months from the date of acquisition;
(ii)commercial paper maturing in 270 days or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's on the date of acquisition;
(iii)demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks organized under the laws of the United States or any state thereof have capital, surplus and undivided profits aggregating at least $500,000,000 and whose obligations are rated A- or the equivalent or better by Standard & Poor's or A3 or better by Moody's on the date of acquisition, provided that the Loan Parties shall be permitted to maintain their operating accounts for administrative purposes with First Interstate Bank located in Billings, Montana;
(iv)repurchase obligations entered into with a bank or trust corporation meeting the standards set forth in clause (iii) above; provided that such repurchase agreements require the physical delivery of the investments securing the repurchase agreement, except these delivered through the Federal Reserve Book Entry System;
(v)money market funds having assets in excess of $500,000,000 and which are restricted by their respective charters to investing solely in securities of the type permitted in clauses (i) through (iv) above; and
(vi)investments made under the Cash Management Agreements or under cash management agreements with any other Banks.
Permitted Liens shall mean:
(i)Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;
(ii)pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs (exclusive, however, of Liens arising under ERISA);

(iii)Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;
(iv)good-faith pledges or deposits made, or bonds given, in the ordinary course of business to secure performance of bids, tenders, contracts (including any reclamation bond funds) (other than for the repayment of borrowed money) or leases or other ordinary course obligations, not in excess of the aggregate amount due or which may become due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;
(v)encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;
(vi)Liens, security interests and mortgages in favor of the Collateral Agent for the benefit of the Banks and Liens and security interests and mortgages for the benefit of the Purchasers and which secure obligations under the Note Purchase Agreement;
(vii)Liens on property leased (or proceeds thereof) by any Loan Party or Subsidiary of a Loan Party under capital and operating leases permitted in Section 8.2.16 securing obligations of such Loan Party or Subsidiary to the lessor under such leases;
(viii)Purchase Money Security Interests securing Indebtedness permitted by Section 8.2.1(iv);
(ix)the NRGT Liens, so long as no such Lien shall at any time extend to or cover any assets or properties of the Borrower or the Guarantors or any of their respective Subsidiaries other than the Borrower's right, title and interest in and to the Subsidiary Shares of TWCC and TWCC's right, title and interest in and to the assets and properties of TWCC (other than the "Assigned Proceeds" of the "TWCC Agreement", as defined in the Collateral Assignment); and
(x)the following (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within forty-five (45) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:
(1)claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

(2)claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;
(3)claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or
Permitted Modifications shall mean amendments, modifications or waivers of the Coal Supply Contracts or Coal Leases which are entered into in the ordinary course of business (or, in the case of amendments or modifications of the Coal Supply Agreement in effect on the date hereof between WECO and Minnesota Power, whether or not entered into in the ordinary course of business) by the Loan Parties from time to time so long as such action does not (i) negatively impact the economics of the agreement from the Loan Party's perspective (including changing any terms relating to price, quantity or term), (ii) adversely affect the contemplated mining operations of the Loan Parties or (iii) have any reasonable likelihood of resulting in a Material Adverse Change.
Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.
Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.
Pledge Agreement shall mean the Amended and Restated Pledge Agreement in substantially the form of Exhibit 1.1(P)(2) executed and delivered by the members of the Borrower, the Borrower and any Subsidiaries (other than TWCC) to the Collateral Agent for the benefit of the Banks.
Pledged Collateral shall mean the property and the rights of the Loan Parties and the members of Borrower in which security interests are to be granted under the Pledge Agreement.
PNC and PNC Bank shall each mean PNC Bank, National Association, its successors and assigns.
Potential Default shall mean an event or condition the occurrence or existence of which with the mere notice, passage of time, or any combination of the foregoing, would become an Event of Default.
Prepayment Event shall have the meaning assigned to that term in Section 5.7.1(a).

Price Determination Event shall have the meaning assigned to that term in Section 8.3.10.
Prime Rate shall mean the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.
Principal Office shall mean the main banking office of the Agent in Pittsburgh, Pennsylvania.
Prior Security Interest shall mean a valid and enforceable perfected (i) with respect to the Revolver Primary Collateral, first-priority security interest under the Uniform Commercial Code in the Revolver Primary Collateral which is subject only to Permitted Liens (other than Permitted Liens of the types described in clauses (iv), (vii) and (viii) of the definition of that term), and (ii) with respect to the Note Purchase Collateral, security interest under the Uniform Commercial Code in the Note Purchase Collateral, the Pledged Collateral and the Intellectual Property Collateral.
Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.
Property shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.
Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal "Money Rates" listing under the caption "London Interbank Offered Rates" for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Agent).
Purchase Money Security Interest shall mean Liens upon tangible personal property and proceeds thereof securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary securing not more than 100% of the purchase price of such tangible personal property, provided that (a) any such Lien attaches within 90 days of the acquisition of such personal property and (b) such Lien attaches and is at all times confined solely to such acquired personal property and proceeds thereof.
Purchasers shall mean those purchasers party to the Note Purchase Agreement from time to time.
Purchasing Bank shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

Qualified Accounts shall mean any Accounts which the Agent in its reasonable credit judgment determines to have met all of the minimum requirements set forth on Schedule 1.1(Q)(1).
Qualified Inventory shall mean any Inventory which the Agent in its reasonable credit judgment determines to have met all of the minimum requirements set forth on Schedule 1.1(Q)(2).
Ratable Share shall mean the proportion that a Bank's Commitment (excluding the Swing Loan Commitment) bears to the Commitments (excluding the Swing Loan Commitment) of all of the Banks, provided that in the case of Section 2.10 [Defaulting Banks] when a Defaulting Bank shall exist, "Ratable Share" shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Bank's Commitment) represented by such Bank's Commitment. If the Commitments have terminated or expired, the Ratable Share shall be determined based upon the Commitments (excluding the Swing Loan Commitment) most recently in effect, giving effect to any assignments.
Real Property shall mean the real estate owned by any of the Loan Parties, which, with respect to such real estate owned by the Guarantors, shall be encumbered by the Mortgages and described on Schedule 6.1.8 hereto.
Recipient shall mean (i) the Agent, (ii) any Bank and (iii) the Issuing Bank, as applicable.
Regulated Substances shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic substance," "toxic waste," "hazardous waste," "special handling waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws, which is the subject of an Environmental Law applicable to the Borrower or any Subsidiary of any Loan Party.
Regulation U shall mean Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.
Reimbursement Obligation shall have the meaning assigned to such term in Section 2.9.3.2.
Related Parties shall mean, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.
Reportable Event shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan for which written notice thereof to the PBGC is required under applicable regulations.

Required Banks shall mean
(i)if there are no Loans, Reimbursement Obligations or Letter of Credit Borrowings outstanding, Banks whose Commitments (excluding the Swing Loan Commitments) aggregate at least 51% of the Commitments of all of the Banks, or
(ii)if there are Loans, Reimbursement Obligations, or Letter of Credit Borrowings outstanding, any Bank or group of Banks if the sum of the Loans (excluding Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings of such Banks then outstanding aggregates at least 51% of the total principal amount of all of the Loans (excluding Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings then outstanding. Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Agent and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.
Required Environmental Notices shall mean all notices, reports, plans, forms or other filings which pursuant to Environmental Laws, Required Environmental Permits or at the request or direction of an Official Body either must be submitted to an Official Body or which otherwise must be maintained.
Required Environmental Permits shall mean all permits, licenses, bonds, consents, programs, approvals or authorizations required under Environmental Laws to own, occupy or maintain the Property or which otherwise are required for the operations and business activities of the Borrower or the other Loan Parties.
Required Mining Permits shall mean all permits, licenses, authorizations, plans, approvals and bonds necessary under the Environmental Laws for the Loan Parties or any Subsidiary to continue to conduct coal mining and related operations on, in or under the Real Property, the Property subject to the Coal Leases and any and all other mining properties owned or leased by any such Loan Party or Subsidiary (collectively "Mining Property") substantially in the manner as such operations had been authorized immediately prior to Borrower's or such Subsidiary's acquisition of its interests in the Real Property and as may be necessary for Borrower or such Subsidiary to conduct coal mining and related operations on, in or under the Mining Property as described in any plan of operation.
Required Share shall have the meaning assigned to such term in Section 5.7.
Responsible Officer shall mean any Senior Financial Officer and any other officer of the Borrower with responsibility for the administration of the relevant portion of this Agreement.
Retained Cash shall mean, with respect to each Payment Date, an amount equal to the lesser of:
(i)Available Cash as of such Payment Date, and

(ii)the sum of (A) Targeted Retained Cash and (B) the Cumulative Retained Cash Shortfall, each as determined with respect to such Payment Date.
Retained Cash Limit shall mean, with respect to each Payment Date occurring during the year 2011 or thereafter, an amount equal to the difference between (i) $25,000,000 and (ii) the aggregate amount of cash and Permitted Investments on deposit to the credit of the Debt Service Reserve Account on such Payment Date (after giving effect to all deposits thereto and withdrawals therefrom on such Payment Date).
Retained Cash Makeup Amount shall mean, for any Payment Date as to which Retained Cash shall exceed Targeted Retained Cash, the amount of such excess.
Retained Cash Shortfall Amount shall mean, for any Payment Date as to which Targeted Retained Cash shall exceed Available Cash, the amount of such excess.
Revolver Primary Collateral shall mean that portion of the UCC Collateral in which the Banks are granted a first priority security interest pursuant to the Security Agreement which shall include Accounts and Inventory.
Revolving Credit Base Rate Option shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(i).
Revolving Credit Commitment shall mean, as to any Bank at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Banks.
Revolving Credit LIBOR-Rate Option shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(ii).
Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Banks or one of the Banks to the Borrower pursuant to Section 2.1 or 2.9.3.
Revolving Credit Notes shall mean collectively and Revolving Credit Note shall mean separately all the Revolving Credit Notes of the Borrower in the form of Exhibit 1.1(R) evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.
Revolving Facility Usage shall mean at any time the sum of the Revolving Credit Loans outstanding, Swing Loans outstanding and the Letter of Credit Obligations.
Second Amendment shall mean that certain Second Amendment to Amended and Restated Credit Agreement dated as of the Second Amendment Closing Date.

Second Amendment Closing Date shall mean March 31, 2013.
Section 20 Subsidiary shall mean the Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.
Security Agreement shall mean the Security Agreement in substantially the form of Exhibit 1.1(S)(1) executed and delivered by each of the Loan Parties to the Collateral Agent for the benefit of the Banks.
Security Documents shall mean (i) the Security Agreement, (ii) the Pledge Agreement, (iii) the Guaranty Agreement, (iv) the Patent, Trademark and Copyright Security Agreement, (v) the Mortgages and (vi) the Collateral Assignment, (vii) the Collateral Agency Agreement, and (viii) from and after the execution and delivery thereof, any additional security agreement, pledge agreement, assignment, mortgage, deed of trust or other security document entered into by the Borrower or any other Loan Party pursuant to Section 10.
Senior Financial Officer shall mean the chief financial officer, principal accounting officer, treasurer or comptroller of the Borrower.
Settlement Date shall mean the Business Day on which the Agent elects to effect settlement pursuant Section 5.11 [Settlement Date Procedures].
Shared Services Arrangement means the agreement by and among the Borrower, WECO, the other Guarantors and WRI (collectively, "Participants") relating to the provision of certain finance, engineering, clerical, procurement and information technology services which:
(i)entails part-time work by a total of no more than 12 employees of the Participants at any one time through December 31, 2008 who perform finance, engineering, clerical, procurement and/or information technology services, and no more than 3 employees of the Participants at any one time thereafter who perform information technology services; and
(ii)is entered into and conducted by the Participants on terms that reflect the actual cost of such services to the performing Participant, plus a margin of 5%.
Single Purpose Entity shall mean with respect to the Borrower, an organization which is organized solely for the purposes of carrying out the activities described in its operating agreement as of the Closing Date and which does not engage in any business unrelated to such activities, does not have any assets other than those related to its interest in the activities or any indebtedness other than as permitted by this Agreement or the other Loan Documents, has and maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person and holds itself out as being a Person separate and apart from any other Person, the day to day operations of which are managed principally by a President or comparable officer who is not employed by, does not hold any position with, and does not provide any services to the Parent Group, and the day to day human resources decisions of which are made by an officer or employee who is not employed by, does not hold any position with, and does not provide any services to the Parent Group.

Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
Standby Letter of Credit shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business.
Subsidiary of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Borrower.
Subsidiary Shares shall have the meaning assigned to that term in Section 6.1.3.
Swap Obligations means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps, forward sale or purchase agreements, futures contracts and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency (including without limitation, any obligations arising from any of the foregoing used to hedge the price of coal or other commodities). For the purposes of this Agreement, the amount of any Swap Obligation shall be the amount determined in respect thereof as of the end of the most recently ended fiscal quarter of such Person, based on the assumption that such Swap Obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap Obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.
Swing Loan Commitment shall mean PNC Bank's commitment to make Swing Loans to the Borrower pursuant to Section 2.1.2 hereof in an aggregate principal amount up to $10,000,000.00.
Swing Loan Bank shall mean PNC Bank.
Swing Loan Note shall mean the Swing Loan Note of the Borrower in the form of Exhibit 1.1(S)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 hereof.
Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC Bank to the Borrower pursuant to Section 2.1.2 hereof.
Targeted Retained Cash shall mean, with respect to each Payment Date, $1,000,000, or such lesser amount as shall cause the aggregate amount of Retained Cash retained by the Borrower to equal the Retained Cash Limit with respect to such Payment Date.
Term Loans shall mean collectively all of the advances made under the notes issued by the Borrower pursuant to the Note Purchase Agreement.
Term Notes shall mean the "Notes", as defined in the Note Purchase Agreement.
Third Party Services Payments shall mean reimbursement of the allocable share of the actual cost (without overhead) of the goods and services procured by the Parent Group or any member thereof from a third-party (which is not an Affiliate of the Parent) on behalf of the Borrower or any Loan Party for services which are of a general administrative nature and not operating type services.
Transferor Bank shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.
TWCC shall mean Texas Westmoreland Coal Co., a Montana corporation.
2001 Note Agreement shall mean the Term Loan Agreement, dated as of April 27, 2001, as amended by amendments thereto dated as of August 15, 2001, March 25, 2002 and March 8, 2004, respectively, between the Borrower, the Guarantors, TWCC, and the institutional investors identified in Schedule A thereto, pursuant to which the Borrower issued and sold, and such institutional investors purchased, the Borrower's (i) Floating Rate Senior Guaranteed Secured Notes, Series A, due 2002, (ii) 9.39% Senior Guaranteed Secured Notes, Series B, due 2008, (iii) 6.85% Senior Guaranteed Secured Notes, Series C, due 2011, and (iv) Floating Rate Senior Guaranteed Secured Notes, Series D, due 2011.
UCC Collateral shall mean the property of the Loan Parties in which security interests are to be granted under the Security Agreement.
Unfinanced Capital Expenditures shall mean as of the last day of any quarterly fiscal period of the Borrower (each such last day, a "Test Date"), an amount in Dollars equal to:
(i)if cumulative Capital Expenditures made by the Loan Parties and their Subsidiaries during the CapEx Period applicable to such Test Date are not in excess of the CapEx Threshold, $0;
(ii)if (x) cumulative Capital Expenditures made by the Loan Parties and their Subsidiaries during the CapEx Period applicable to such Test Date are in excess of the

CapEx Threshold and (y) such cumulative Capital Expenditures for the CapEx Period applicable to no prior Test Date shall have been in excess of the CapEx Threshold, the amount of such excess over the CapEx Threshold; or
(iii)if cumulative Capital Expenditures made by the Loan Parties and their Subsidiaries during the CapEx Period applicable to such Test Date are in excess of the CapEx Threshold and clause (ii) above shall not be applicable, the aggregate amount of Capital Expenditures made by the Loan Parties and their Subsidiaries during such fiscal period ended on such Test Date.
For purposes of the foregoing definition, the "CapEx Period" applicable to any Test Date means the period from and including the Closing Date to and including such Test Date.
Uniform Commercial Code shall have the meaning assigned to that term in Section 6.1.16.
USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
U.S. Person shall mean any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Code
U.S. Tax Compliance Certificate shall have the meaning specified in Section 5.9.7 [Status of Banks].
WECO shall mean Western Energy Company, a Montana corporation.
Withholding Agent shall mean any Loan Party and the Agent.
WRI shall mean Westmoreland Resources, Inc., a Delaware corporation, the owner of the Absaloka Mine in Big Horn County, Montana, and a Subsidiary of the Parent.
1.2    Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; (ii) the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person's successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; (vii) the words "asset" and

"property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall be references to Eastern Time.
1.3    Accounting Principles; Changes in GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing Statements referred to in Section 6.1.9(i) [Historical Statements]. Notwithstanding the foregoing, if the Borrower notifies the Agent in writing that the Borrower wishes to amend any financial covenant in Section 8.2 of this Agreement to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such financial covenants, (or if the Agent notifies the Borrower in writing that the Required Banks wish to amend any financial covenant in Section 8.2 to eliminate the effect of any such change in GAAP), then the Agent, the Banks and the Borrower shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Banks); provided that, until so amended, the Loan Parties' compliance with such covenants shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Borrower and the Required Banks, and the Loan Parties shall provide to the Agent, when they deliver their financial statements pursuant to Section 8.3.2 [Quarterly Financial Statements] and 8.3.3 [Annual Financial Statements] of this Agreement, such reconciliation statements as shall be reasonably requested by the Agent.
2. REVOLVING CREDIT AND SWING LOAN FACILITIES

2.1	Credit Commitments.

2.1.1	Revolving Credit Loans.
Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date provided that after giving effect to such Loan the aggregate amount of Loans from such Bank shall not exceed such Bank's Revolving Credit Commitment minus such Bank's Ratable Share of the Letter of Credit Obligations. All advances to the Borrower shall be made against Qualified Accounts of the Loan Parties, based upon the ratios stated in the definition of Borrowing Base in Section 1.1 [Certain Definitions], as then in effect, and the Revolving Facility Usage shall at no time exceed the lesser of the Revolving Credit Commitments or the Borrowing

Base. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

2.1.2	Swing Loan Commitment.
Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC Bank may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the "Swing Loans") to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate outstanding principal amount up to but not in excess of $10,000,000 (the "Swing Loan Commitment"), provided that the aggregate principal amount of PNC Bank's Swing Loans and the Revolving Credit Loans of all the Banks and the Letter of Credit Obligations at any one time outstanding shall not exceed the lesser of the aggregate Revolving Credit Commitments for all Banks or the Borrowing Base. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2.

2.2	Nature of Banks' Obligations with Respect to Revolving Credit Loans.
Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5.1 [Revolving Credit Loan Requests] in accordance with its Ratable Share. The aggregate of each Bank's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Letter of Credit Obligations. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3	Commitment Fees.
Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") equal to 0.50% per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily difference between the amount of (i) such Bank's Revolving Credit Commitment as the same may be constituted from time to time and the (ii) the sum of such Bank's Revolving Credit Loans outstanding (for purposes of this computation, PNC Bank's Swing Loans shall be deemed to be borrowed amounts under its Revolving Credit Commitment) plus its Ratable Share of Letter of Credit Obligations; provided, however, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Bank during the period prior to the time such Bank became a Defaulting Bank and unpaid at such time shall not be payable by the Borrower so long as such Bank shall be a Defaulting Bank except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Commitment of a Defaulting Bank so long as such Bank shall be a Defaulting Bank. Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on the last Business Day of each June, September, December and March after the date hereof and on the Expiration Date or upon acceleration of the Notes.

2.4	Intentionally Omitted.

2.5	Revolving Credit Loan Requests; Swing Loan Requests.

2.5.1	Revolving Credit Loan Requests.
Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Agent, not later than 12:00 noon, Pittsburgh time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBOR-Rate Option applies or the conversion to or the renewal of the LIBOR-Rate Option for any Loans; and (ii) on the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which shall be in integral multiples of $500,000 and not less than $1,000,000 for each Borrowing Tranche to which the LIBOR-Rate Option applies and in integral multiples of $100,000 and not less than the lesser of $500,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the LIBOR-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the LIBOR-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

2.5.2	Swing Loan Requests.
Except as otherwise provided herein, upon the request of the Borrower made from time to time, the Borrower may from time to time prior to the Expiration Date request PNC Bank to make Swing Loans by delivery to PNC Bank not later than 1:00 p.m. Pittsburgh time on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Swing Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be in integral multiples of $100,000 and not less than $100,000.

2.6	Making Revolving Credit Loans and Swing Loans; Swing Notes; Presumptions by the Agent.

2.6.1	Making Revolving Credit Loans.
The Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests], notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such Revolving Credit Loans as determined by the Agent in accordance with Section 2.2 [Nature of Banks' Obligations]. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 7.2 [Each Additional Loan], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date, provided that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 2.6.3 [Presumptions by the Agent].

2.6.2	Making Swing Loans.
So long as PNC Bank elects to make Swing Loans, PNC Bank shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2 [Swing Loan Request], fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 4:00 p.m. Pittsburgh time on the Borrowing Date.

2.6.3	Presumptions by the Agent.
Unless the Agent shall have received notice from a Bank prior to the proposed date of any Loan that such Bank will not make available to the Agent such Bank's share of such Loan, the Agent may assume that such Bank has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Bank has not in fact made its share of the applicable Loan available to the Agent, then the applicable Bank and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (i) in the case of a payment to be made by such Bank, the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans under the Base Rate Option or LIBOR Rate Option, as applicable. If such Bank pays its share of the applicable Loan to the Agent, then the amount so paid shall constitute such Bank's Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Bank that shall have failed to make such payment to the Agent.

2.6.4	Repayment of Revolving Credit Loans.
The Borrower shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date.

2.6.5	Borrowings to Repay Swing Loans.
PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Bank shall make a Revolving Credit Loan in an amount equal to such Bank's Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC so requests, accrued interest thereon, provided that no Bank shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. PNC shall provide notice to the Banks (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.6.5 and of the apportionment among the Banks, and the Banks shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 [Revolving Credit Loan Requests] are then satisfied) by the time PNC so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Banks receive such notice from PNC.

2.6.6	Swing Loans Under Cash Management Agreements.
In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.6.2 [Making Swing Loans], without the requirement for a specific request from the Borrower pursuant to Section 2.5.2 [Swing Loan Requests], PNC as the Swing Loan Bank may make Swing Loans to the Borrower in accordance with the provisions of the agreements between the Borrower and such Swing Loan Bank relating to the Borrower's deposit, sweep and other accounts at such Swing Loan Bank and related arrangements and agreements regarding the management and investment of the Borrower's cash assets as in effect from time to time (the "Cash Management Agreements") to the extent of the daily aggregate net negative balance in the Borrower's accounts which are subject to the provisions of the Cash Management Agreements. Swing Loans made pursuant to this Section 2.6.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.5.2 [Swing Loan Requests], (iii) be payable by the Borrower, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swing Loan Bank has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Banks, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrower in accordance with the provisions of the Cash Management Agreements, be subject to each Bank's obligation pursuant to Section 2.6.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.

2.7	Revolving Credit Notes; Swing Line Notes.
The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Revolving Credit Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Revolving Credit Commitment of such Bank. The obligation of the Borrower to repay the unpaid principal amount of the Swing Loans made to it by PNC Bank together with interest thereon shall be evidenced by a demand promissory note of the Borrower dated the Closing Date in substantially the form attached hereto as Exhibit 1.1(S)(2) payable to the order of PNC Bank in a face amount equal to the Swing Loan Commitment.

2.8	Use of Proceeds.
The proceeds of the Revolving Credit Loans shall be used for (i) the refinancing of existing indebtedness, (ii) provide a one-time distribution to Westmoreland Coal Company and (iii) working capital and general corporate purposes and in accordance with Section 8.1.11 [Use of Proceeds].

2.9	Letter of Credit Subfacility.

2.9.1	Issuance of Letters of Credit.
On the Closing Date, the outstanding Letters of Credit previously issued by PNC Bank as an "Issuing Bank" under the Existing Credit Agreement that are set forth on Schedule 2.9.1 (the "Existing Letters of Credit") will automatically, without any action on the part of any Person, be deemed to be Letters of Credit issued hereunder for the account of the Borrower for all purposes of this Agreement and the other Loan Documents. In addition, Borrower may request the issuance of a letter of credit (each a "Letter of Credit") on behalf of itself or another Loan Party, or the amendment or extension of an existing Letter of Credit, by delivering or having such other Loan Party deliver to the Issuing Bank (with a copy to the Agent) a completed application and agreement for letters of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Bank may specify from time to time by no later than 10:00 a.m., Pittsburgh time, at least five (5) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Each Letter of Credit shall be a Standby Letter of Credit. Promptly after receipt of any letter of credit application, the Issuing Bank shall confirm with the Agent (by telephone or in writing) that the Agent has received a copy of such Letter of Credit application and if not, such Issuing Bank will provide Agent with a copy thereof. Unless the Issuing Bank has received notice from any Bank, Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letter of Credit] is not satisfied, then, so long as there is no Event of Default or Potential Default, subject to compliance with all of the terms and conditions set forth in this Agreement, any Letter of Credit may be automatically renewable if such selection is made on the application for such Letter of Credit. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.9, the Issuing Bank or any of the Issuing Bank's Affiliates will issue a Letter of Credit or renew an existing Letter of Credit, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than one (1) year beyond the expiration date, provided that any Letter of Credit scheduled to expire after the Expiration Date is subject to the requirements in Section 2.9.10 [Cash Collateral Prior to the Expiration Date]. In no event shall (i) the Letter of Credit Obligations exceed, at any one time, $15,000,000 (the "Letter of Credit Sublimit") or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments or the Borrowing Base. Each request by the Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that it shall be in compliance with the preceding sentence and with Section 7.2 [Each Additional Loan or Letter of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Bank will also deliver to Borrower and Agent a true and complete copy of such Letter of Credit or amendment.

2.9.2	Letter of Credit Fees.
The Borrower shall pay (i) to the Agent for the ratable account of the Banks a fee (the "Letter of Credit Fee") equal to the percentage per annum equal to the Revolving Credit LIBOR Rate Option, and (ii) if PNC ceases to be the only Bank holding a Revolving Credit Commitment, to the Issuing Bank for its own account a fronting fee equal to 0.25% per annum (computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Letter of Credit Obligations and shall be payable quarterly in arrears commencing with the last Business Day of each June, September, December and March following issuance of each Letter of Credit and on the Expiration Date. The Borrower shall also pay to the Issuing Bank for the Issuing Bank's sole account the Issuing Bank's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Bank may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.9.3	Disbursements, Reimbursement.
2.9.3.1    Immediately upon the issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit (including the Existing Letters of Credit) and each drawing thereunder in an amount equal to such Bank's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.
2.9.3.2    In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrower and the Agent thereof. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Issuing Bank shall sometimes be referred to as a "Reimbursement Obligation") the Issuing Bank prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Issuing Bank under any Letter of Credit (each such date, a "Drawing Date") by paying to the Agent for the account of the Issuing Bank in an amount equal to the amount so paid by the Issuing Bank. In the event the Borrower fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Agent will promptly notify each Bank thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Banks under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Additional Loan] other than any notice requirements. Any notice given by the Agent or Issuing Bank pursuant to this Section 2.9.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
2.9.3.3    Each Bank shall upon any notice pursuant to Section 2.9.3.2 make available to the Agent for the account of the Issuing Bank an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Banks shall (subject to Section 2.9.3.4) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Ratable Share of such amount by no later than 2:00 p.m., Pittsburgh time on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment, from the Drawing Date to the date on which such Bank makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date. The Agent and the Issuing Bank will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent or Issuing Bank to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this Section 2.9.3.3.
2.9.3.4    With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.2, because of the Borrower's failure to satisfy the conditions set forth in Section 7.2 [Each Additional Loan] other than any notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Bank a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Bank's payment to the Agent on behalf of the Issuing Bank pursuant to Section 2.9.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a "Participation Advance" from such Bank in satisfaction of its participation obligation under this Section 2.9.3.

2.9.4	Repayment of Participation Advances.
2.9.4.1    Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Agent under the Letter of Credit with respect to which any Bank has made a Participation Advance to the Agent, or (ii) in payment of interest on such a payment made by the Issuing Bank under such a Letter of Credit, the Agent on behalf of the Issuing Bank will pay to each Bank, in the same funds as those received by the Agent, the amount of such Bank's Ratable Share of such funds, except the Agent shall retain for the account of the Issuing Bank the amount of the Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by Issuing Bank.
2.9.4.2    If the Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Agent for the account of the Issuing Bank pursuant to Section 2.9.4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent for the account of the Issuing Bank the amount of its Ratable Share of any amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

2.9.5	Documentation.
Each Loan Party agrees to be bound by the terms of the Issuing Bank's application and agreement for letters of credit and the Issuing Bank's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.9.6	Determinations to Honor Drawing Requests.
In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.9.7	Nature of Participation and Reimbursement Obligations.
Each Bank's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

(i)any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank or any of its Affiliates, the Borrower or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Bank or any of its Affiliates, any Bank or any other Person for any reason whatsoever;
(ii)the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests], 2.6 [Making Revolving Credit Loans] or 7.2 [Each Additional Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Banks to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];
(iii)any lack of validity or enforceability of any Letter of Credit;
(iv)any claim of breach of warranty that might be made by any Loan Party or any Bank against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Bank may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Bank or its Affiliates or any Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);
(v)the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Bank or any of its Affiliates has been notified thereof;
(vi)payment by the Issuing Bank or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;
(vii)the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;
(viii)any failure by the Issuing Bank or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Bank has received written notice from such Loan Party of such failure within three Business Days after the Issuing

Bank shall have furnished such Loan Party and the Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;
(ix)any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;
(x)any breach of this Agreement or any other Loan Document by any party thereto;
(xi)the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;
(xii)the fact that an Event of Default or a Potential Default shall have occurred and be continuing;
(xiii)the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and
(xiv)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.9.8	Indemnity.
The Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Bank and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Bank or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Bank as determined by a final non-appealable judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Issuing Bank or any of Issuing Bank's Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body.

2.9.9	Liability for Acts and Omissions.
As between any Loan Party and the Issuing Bank, or the Issuing Bank's Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Bank or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Bank's or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Bank from liability for the Issuing Bank's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Bank or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
Without limiting the generality of the foregoing, the Issuing Bank and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Bank or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Bank or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Bank or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Bank or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Bank or its Affiliates under any resulting liability to the Borrower or any Bank.

2.9.10	Cash Collateral Prior to the Expiration Date.
If any Letter of Credit is outstanding and such Letter of Credit (as it may have previously been extended) has an expiration date which is after the Expiration Date, then Borrower shall Cash Collateralize each such Letter of Credit in an amount equal to 100% of the face value of such outstanding Letter of Credit, on or before the date which is seven (7) days prior to the Expiration Date. Borrower hereby grants to Agent a security interest in all Cash Collateral pledged pursuant to this Section 2.9 or otherwise under this Agreement.

2.9.11	Issuing Bank Reporting Requirements.
Each Issuing Bank shall, on the first business day of each month, provide to Agent and Borrower a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Agent may request.

2.10	Defaulting Banks.
Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, then the following provisions shall apply for so long as such Bank is a Defaulting Bank:
(i)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Bank pursuant to Section 2.3 [Commitment Fees];
(ii)    the Commitment and outstanding Loans of such Defaulting Bank shall not be included in determining whether the Required Banks have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Bank in the case of an amendment, waiver or other modification requiring the consent of such Bank or each Bank directly affected thereby;
(iii)    if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Bank becomes a Defaulting Bank, then:
(a)all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Bank shall be reallocated among the non-Defaulting Banks in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Facility Usage does not exceed the total of all non-Defaulting Bank's Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;

(b) if the reallocation described in clause (A) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Agent (x) first, prepay such outstanding Swing Loans, and (y) second, Cash Collateralize for the benefit of the Issuing Bank the Borrower's obligations corresponding to such Defaulting Bank's Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Agent for so long as such Letter of Credit Obligations are outstanding;
(c)if the Borrower Cash Collateralizes any portion of such Defaulting Bank's Letter of Credit Obligations pursuant to clause (b) above, the Borrower shall not be required to pay any fees to such Defaulting Bank pursuant to Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Bank's Letter of Credit Obligations during the period such Defaulting Bank's Letter of Credit Obligations are Cash Collateralized;
(d)if the Letter of Credit Obligations of the non-Defaulting Banks are reallocated pursuant to clause (a) above, then the fees that would otherwise have been payable to the Defaulting Bank pursuant to Section 2.9.2 [Letter of Credit Fees] shall be paid to the non-Defaulting Banks adjusted in accordance with such reallocation; and
(e)if all or any portion of such Defaulting Bank's Letter of Credit Obligations are neither reallocated nor Cash Collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Bank hereunder, all Letter of Credit Fees payable under Section 2.9.2 with respect to such Defaulting Bank's Letter of Credit Obligations shall be payable to the Issuing Bank (and not to such Defaulting Bank) until and to the extent that such Letter of Credit Obligations are reallocated and/or Cash Collateralized; and
(iv)    PNC shall not be required to fund any Swing Loans and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Bank is satisfied that the related exposure and the Defaulting Bank's then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Banks and/or Cash Collateral will be provided by the Borrower in accordance with Section 2.10(iii), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Banks in a manner consistent with Section 2.10(iii)(a) (and such Defaulting Bank shall not participate therein).
If (i) a Bankruptcy Event with respect to a parent company of any Bank shall occur following the date hereof and for so long as such event shall continue, or (ii) PNC or the Issuing Bank has a good faith belief that any Bank has defaulted in fulfilling its obligations under one or more other agreements in which such Bank commits to extend credit, PNC shall not be required to fund any Swing Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless PNC or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Bank, satisfactory to PNC or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Bank hereunder.
In the event that the Agent, the Borrower, PNC and the Issuing Bank agree in writing that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting

Bank, then the Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Banks shall be readjusted to reflect the inclusion of such Bank's Commitment, and on such date such Bank shall purchase at par such of the Loans of the other Banks (other than Swing Loans) as the Agent shall determine may be necessary in order for such Bank to hold such Loans in accordance with its Ratable Share.

2.11	Increase in Revolving Credit Commitments.
(i)    Increasing Banks and New Banks. The Borrower may, at any time during the 12-month period prior to the Expiration Date, request that (1) the current Banks increase their Revolving Credit Commitments (any current Bank which elects to increase its Revolving Credit Commitment shall be referred to as an "Increasing Bank") or (2) one or more new banks (each a "New Bank") join this Agreement and provide a Revolving Credit Commitment hereunder, subject to the following terms and conditions:
(a)    No Obligation to Increase. No current Bank shall be obligated to increase its Revolving Credit Commitment and any increase in the Revolving Credit Commitment by any current Bank shall be in the sole discretion of such current Bank.
(b)    Defaults. There shall exist no Events of Default or Potential Default on the effective date of such increase after giving effect to such increase.
(c)    Aggregate Revolving Credit Commitments. After giving effect to such increase, the total Revolving Credit Commitments shall not exceed $35,000,000.00.
(d)    Minimum Revolving Credit Commitments. After giving effect to such increase, the amount of the Revolving Credit Commitments provided by each of the New Banks and each of the Increasing Banks shall be at least $5,000,000.
(e)    Resolutions; Opinion. The Loan Parties shall deliver to the Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Credit Commitment has been approved by such Loan Parties, and (2) an opinion of counsel addressed to the Agent and the Banks addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Loan Parties.
(f)    Notes. The Borrower shall execute and deliver (1) to each Increasing Bank a replacement Revolving Credit Note reflecting the new amount of such Increasing Bank's Revolving Credit Commitment after giving effect to the increase (and the prior Revolving Credit Note issued to such Increasing Bank shall be deemed to be terminated) and (2) to each New Bank a revolving credit Note reflecting the amount of such New Bank's Revolving Credit Commitment.
(g)    Approval of New Banks. Any New Bank shall be subject to the approval of the Agent.

(h)    Increasing Banks. Each Increasing Bank shall confirm its agreement to increase its Revolving Credit Commitment pursuant to an acknowledgement in a form acceptable to the Agent, signed by it and the Borrower and delivered to the Agent at least five (5) days before the effective date of such increase.
(i)    New Banks--Joinder. Each New Bank shall execute a lender joinder in substantially the form of Exhibit 2.11 pursuant to which such New Bank shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment in the amount set forth in such lender joinder.
(ii)    Treatment of Outstanding Loans and Letters of Credit.
(a)    Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, the Borrower shall repay all Loans then outstanding, subject to the Borrower's indemnity obligations under Section 2.9.8 [Indemnity]; provided that it may borrow new Loans with a Borrowing Date on such date. Each of the Banks shall participate in any new Loans made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section.
(b)    Outstanding Letters of Credit. Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, each Increasing Bank and each New Bank (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letter of Credit and the participation of each other Bank in such Letter of Credit shall be adjusted accordingly and (ii) will acquire, (and will pay to the Agent, for the account of each Bank, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances.
3. INTENTIONALLY OMITTED.

4. INTEREST RATES

4.1	Interest Rate Options.
The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or LIBOR-Rate Option set forth below applicable to the Loans (provided that only the Base Rate Option shall apply to the Swing Loans), it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than three (3) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrower may not request, convert to, or renew the LIBOR Rate Option for any Loans and the Required Banks may demand that all existing Borrowing Tranches bearing interest under the LIBOR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrower to pay any indemnity under Section 2.9.8 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate.

4.1.1	Revolving Credit Interest Rate Options.
The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans (subject to the provisions above regarding Swing Loans):
(i)    Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus 1.75%, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or
(ii)    Revolving Credit LIBOR-Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR-Rate plus 2.75%.
Subject to Section 4.3 [Interest After Default], only the Base Rate Option applicable to Revolving Credit Loans shall apply to the Swing Loans.

4.1.2	Intentionally Omitted.

4.1.3	Rate Quotations.
The Borrower may call the Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.2	Interest Periods.
At any time when the Borrower shall select, convert to or renew a LIBOR-Rate Option, the Borrower shall notify the Agent thereof at least three (3) Business Days prior to the effective date of such LIBOR-Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a LIBOR-Rate Option:

4.2.1	Amount of Borrowing Tranche.
each Borrowing Tranche of LIBOR-Rate Loans shall be in integral multiples of $500,000 and not less than $1,000,000; and

4.2.2	Renewals.
in the case of the renewal of a LIBOR-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.3	Interest After Default.
To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, at the discretion of the Agent or upon written demand by the Required Banks to the Agent:

4.3.1	Letter of Credit Fees, Interest Rate.
the Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum; and

4.3.2	Other Obligations.
each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full.

4.3.3	Acknowledgment.
The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Agent.

4.4	LIBOR-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

4.4.1	Unascertainable.
If on any date on which a LIBOR-Rate would otherwise be determined, the Agent shall have determined that:
(i)    adequate and reasonable means do not exist for ascertaining such LIBOR-Rate, or
(ii)    a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR-Rate, then the Agent shall have the rights specified in Section 4.4.3 [Agent's and Bank's Rights].

4.4.2	Illegality; Increased Costs; Deposits Not Available.
If at any time any Bank shall have determined that:
(i)    the making, maintenance or funding of any Loan to which a LIBOR-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or
(ii)    such LIBOR-Rate Option will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or
(iii)    after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR-Rate Option applies, respectively, are not available to such Bank with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Agent shall have the rights specified in Section 4.4.3 [Agent's and Bank's Rights].

4.4.3	Agent's and Bank's Rights.
In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrower to select, convert to or renew a LIBOR-Rate Option shall be suspended until the Agent shall have later notified the Borrower, or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrower has previously notified the Agent of its selection of, conversion to or renewal of a LIBOR-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Bank notifies the Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrower shall, subject to the Borrower's indemnification Obligations under Section 2.9.8 [Indemnity], as to any Loan of the Bank to which a LIBOR-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

4.5	Selection of Interest Rate Options.
If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, commencing upon the last day of the existing Interest Period.
5. PAYMENTS

5.1	Payments.
All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the account of PNC Bank with respect to Swing Loans and for the ratable accounts of the Banks with respect to the Revolving Credit Loans in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided that in the event payments are received by 11:00 a.m., Pittsburgh time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."
5.2    Pro Rata Treatment of Banks. Each borrowing of Revolving Credit Loans shall be allocated to each Bank according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fee and Letter of Credit Fees (but excluding the Agent's Fee and the Issuing Bank's fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Bank and except as provided in Section 4.4.3 [Agent's and Bank's Rights] in the case of an event specified in Section 4.4 [LIBOR Rate Unascertainable; Etc.], 5.6.2 [Replacement of a Bank] or 5.8 [Increased Costs]) be payable ratably among the Banks entitled to such payment in accordance with the amount of principal, interest, Commitment Fees, and Letter of Credit Fees, as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC according to Section 2.6.5 [Borrowings to Repay Swing Loans].
5.3    Sharing of Payments by Banks. If any Bank shall, by exercising any right of setoff, counterclaim or banker's lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Bank's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Bank is entitled thereto, then the Bank receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Banks, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Banks ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Bank or the holder making such purchase; and
(ii)    the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Bank as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Bank acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Bank were a direct creditor of each Loan Party in the amount of such participation.
5.4    Presumptions by Agent. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Banks or the Issuing Bank hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Banks or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Banks or the Issuing Bank, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Bank or the Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.
5.5    Interest Payment Dates. Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the LIBOR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 5.7

[Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).

5.6	Voluntary Prepayments.

5.6.1	Right to Prepay.
The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Bank] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]).
(i)    at any time with respect to any Loan to which the Base Rate Option applies,
(ii)    on the last day of the applicable Interest Period with respect to Loans to which a LIBOR-Rate Option applies,
(iii)    on the date specified in a notice by any Bank pursuant to Section 4.4 [LIBOR-Rate Unascertainable, Etc.] with respect to any Loan to which a LIBOR-Rate Option applies.
Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Agent by 1:00 p.m. on the date of prepayment of the Revolving Credit Loans and no later than 2:00 p.m., Pittsburgh time, on the date of prepayment of Swing Loans, setting forth the following information:
(x)    the date, which shall be a Business Day, on which the proposed prepayment is to be made;
(y)    a statement indicating the application of prepayment between Swing Loans and Revolving Loans; and
(z)    the total principal amount of such prepayment, which shall not be less than $100,000 for any Swing Loan or $500,000 for any Revolving Credit Loan; provided however, such prepayment may be less than such amounts if such prepayment pays in full all outstanding amounts under the Swing Loans or Revolving Credit Loans, as applicable.
All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 [Agent's and Bank's rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the LIBOR-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 5.10 [Indemnity].

5.6.2	Replacement of a Bank.
In the event any Bank (i) gives notice under Section 4.4 [LIBOR Rate Unascertainable, Etc.], (ii) requests compensation under Section 5.8 [Increased Costs], or requires the Borrower to pay any Indemnified Taxes or additional amount to any Bank or any Official Body for the account of any Bank pursuant to Section 5.9 [Taxes], (iii) is a Defaulting Bank, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Bank referred to in Section 11.1 [Modifications, Amendments or Waivers], (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Bank referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrower may, at its sole expense, upon notice to such Bank and the Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.9 [Successors and Assigns]), all of its interests, rights (other than existing rights to payments pursuant to Sections 5.8 [Increased Costs] or 5.9 [Taxes]) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment), provided that:
(i)    the Borrower shall have paid to the Agent the assignment fee specified in Section 11.9 [Successors and Assigns];
(ii)    such Bank shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.9.8 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 5.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and
(iv)    such assignment does not conflict with applicable Law.
A Bank shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

5.7	Mandatory Prepayments.

5.7.1	Prepayment Event.
(i)    Promptly (and in any event within three Business Days) after any officer of the Borrower obtains knowledge of any Prepayment Event or any action of the Borrower or any other Person that would be reasonably likely to result in a Prepayment Event, notice thereof in the form of an Officer's Certificate describing in reasonable detail the facts and circumstances giving rise to such Prepayment Event or potential Prepayment Event, specifying the date such Prepayment Event occurred or is expected to occur, and making reference to this Section and the right of the Banks to require the prepayment of the Loans on the terms and conditions provided for in said Section.
(ii)    Change in Control. At any time following the occurrence of a Prepayment Event (subject to the penultimate sentence of this Section 5.7.1(ii), the Agent shall have the right at its option, exercisable by the giving of notice to the Borrower (a "Prepayment Election Notice"), to elect to require the prepayment by the Borrower of all Loans on the prepayment date specified by Agent in such Prepayment Election Notice (which shall not in any event be less than 30 days nor more than 60 days after the date on which such holder shall have given such Prepayment Election Notice to the Borrower). On the prepayment date specified in any Prepayment Election Notice given by Agent, the Borrower will prepay all Loans. The right of the Agent to give a Prepayment Election Notice for the prepayment of the Loans pursuant to this Section following a Prepayment Event shall expire at the close of business in New York City on the one hundred-twentieth day following the later of (x) the date of such Prepayment Event and (y) actual receipt by Agent of notice of such Prepayment Event pursuant to Section 5.7.1(ii). Notwithstanding any provision hereof to the contrary, no failure on the part of the Agent to exercise its right to require the prepayment thereof by the Borrower pursuant to this Section 5.7.1(ii) following a Prepayment Event shall be deemed a waiver of or otherwise impair the rights of Agent pursuant to this Section 5.7.1(ii) in respect of any other events or circumstances constituting a Prepayment Event.
(a)"Prepayment Event" shall mean (i) any Loan Party's Change in Control, or (ii) any Control Event with respect to the Borrower or any of the other Loan Parties or (iii) any Parent Change in Control with respect to the Parent.
(b)"Borrower's' Change in Control" shall be deemed to have occurred if there is any change subsequent to the Closing Date in the Persons (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the Closing Date) who are direct owners of an equity interest in the Borrower or any of the other Loan Parties.
(c)"Control Event" means:
(i)the execution by the Parent or any of its Subsidiaries or Affiliates, or the Borrower or any of its Subsidiaries or Affiliates, of any agreement with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, would reasonably be expected to result in a Parent Change in Control or an Borrowers' Change in Control, or
(ii)the execution of any written agreement which, when fully performed by the parties thereto, would result in a Parent Change in Control or a Loan Party's Change in Control.

5.7.2	Borrowing Base Exceeded.
In the event that at any time the Revolving Facility Usage shall exceed the Borrowing Base, the Borrower shall immediately make a mandatory payment of principal to the Agent in an amount equal to or greater than such amount as shall be necessary to cause the Revolving Facility Usage to be less than the Borrowing Base, and the Agent shall apply such payment to the Revolving Credit Loans of the Banks based upon their Revolving Credit Ratable Share.

5.8	Increased Costs.

5.8.1	Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Bank (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Bank;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Bank, the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Bank or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Bank or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Bank, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Bank, the Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Bank (accompanied by the certificate described in Section 5.8.3 [Certificates for Reimbursement, etc.]), the Issuing Bank or other Recipient, the Borrower will pay to such Bank, the Issuing Bank or other Recipient, as the case may be, within the timeframe set forth in Section 5.8.3 [Certificates for Reimbursement, etc.], such additional amount or amounts as will compensate such Bank or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
5.8.2    Capital Requirements. If any Bank or the Issuing Bank reasonably determines that any Change in Law affecting such Bank or the Issuing Bank or any lending office of such Bank or such Bank's or the Issuing Bank's holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Bank's or the Issuing Bank's capital or on the capital of such Bank's or the Issuing Bank's holding company, if any, as a consequence of such Bank's or Issuing Bank's obligations under this Agreement, the Commitments of such Bank or the Loans made by, or participations in Letters of

Credit or Swing Loans held by, such Bank, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Bank or the Issuing Bank or such Bank's or the Issuing Bank's holding company would have achieved but for such Change in Law (taking into consideration such Bank's or the Issuing Bank's policies and the policies of such Bank's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time upon written request of such Bank or the Issuing Bank (accompanied by the certificate described in Section 5.8.3 [Certificates for Reimbursement, etc.], the Borrower will pay to such Bank or the Issuing Bank, as the case may be, within the timeframe set forth in Section 5.8.3 [Certificates for Reimbursement, etc.], such additional amount or amounts as will compensate such Bank or the Issuing Bank or such Bank's or the Issuing Bank's holding company for any such reduction suffered.
5.8.3    Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans. A certificate of a Bank or the Issuing Bank setting forth the amount or amounts necessary to compensate such Bank or the Issuing Bank or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or 5.8.2 [Capital Requirements] and setting forth the calculations of such amount or amounts and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Bank or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
5.8.4.    Delay in Requests. Failure or delay on the part of any Bank or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Bank's or the Issuing Bank's right to demand such compensation, provided that the Borrower shall not be required to compensate a Bank or the Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Bank or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Bank's or the Issuing Bank's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof).

5.9	Taxes.
5.9.1    Issuing Bank. For purposes of this Section 5.9, the term "Bank" includes the Issuing Bank.
5.9.2    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.9 [Taxes]) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
5.9.3    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.
5.9.4    Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Bank (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.
5.9.5    Indemnification by the Banks. Each Bank shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Bank (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Bank's failure to comply with the provisions of Section 11.9.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Bank by the Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Document or otherwise payable by the Agent to the Bank from any other source against any amount due to the Agent under this Section 5.9.5 [Indemnification by the Banks].
5.9.6    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 5.9 [Taxes], such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
5.9.7    Status of Banks.
(i)    Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the

Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.9.7(ii)(a), (ii)(b) and (ii)(d) below) shall not be required if in the Bank's reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,
(a)    any Bank that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding tax;
(b)    any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(i)
in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(ii)	executed originals of IRS Form W-8ECI;

(iii)
in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.9.7(A) to the effect that such Foreign Bank is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN; or

(iv)
to the extent a Foreign Bank is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(B) or Exhibit 5.9.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(D) on behalf of each such direct and indirect partner;

(c)    any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and
(d)    if a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.
Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.
5.9.8    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.9 [Taxes] (including by the payment of additional amounts pursuant to this Section 5.9 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.9 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such party will make such payment to the indemnified party within ten (10) days after the party has determined that it owes amounts to the indemnifying party pursuant to the first sentence of this Section 5.9.8 [Treatment of Certain Refunds]. Such indemnifying party, upon the request of such indemnified party shall repay to such indemnified party the amount paid over pursuant to this Section 5.9.8 [Treatment of Certain Refunds] (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 5.9.8 [Treatment of Certain Refunds]), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.9.8 [Treatment of Certain Refunds] the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
5.9.9    Survival. Each party's obligations under this Section 5.9 [Taxes] shall survive the resignation of the Agent or any assignment of rights by, or the replacement of, a Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.
5.10    Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs]or Section 5.9 [Taxes], the Borrower shall indemnify each Bank against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Bank sustains or incurs as a consequence of any:
(i)    payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),
(ii)    attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments], or
(iii)    default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.
If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable), which notice shall include the calculations of any such amount, to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.
5.11    Settlement Date Procedures. In order to minimize the transfer of funds between the Banks and the Agent, the Borrower may borrow, repay and reborrow Swing Loans and [PNC] may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitments] hereof during the period between Settlement Dates. The Agent shall notify each Bank of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a "Required Share"). On such Settlement Date, each Bank shall pay to the Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Agent shall pay to each Bank its Ratable Share of all payments made by the Borrower to the Agent with respect to the Revolving Credit Loans. The Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on [Mandatory Prepayment Dates] and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Banks of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment]. The Agent may at any time at its option for any reason whatsoever require each Bank to pay immediately to the Agent such Bank's Ratable Share of the outstanding Revolving Credit Loans and each Bank may at any time require the Agent to pay immediately to such Bank its Ratable Share of all payments made by the Borrower to the Agent with respect to the Revolving Credit Loans.
6. REPRESENTATIONS AND WARRANTIES

6.1	Representations and Warranties.
The Borrower and each Guarantor, jointly and severally, represent and warrant to the Agent and each of the Banks as follows:

6.1.1	Organization and Qualification.
The Borrower is a limited liability company, and each other Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party is duly licensed or qualified and in good standing in each jurisdiction listed with respect to it on Schedule 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary; provided, however, no Loan Party shall be in breach of this Section in the event that a Loan Party inadvertently failed to obtain or maintain a qualification or license so long as such failure (i) either alone or when considered together with all other such failures, has not resulted and could not reasonably be expected to result in a Material Adverse Change, (ii) is promptly remedied upon a Loan Party becoming aware of such failure and (iii) does not adversely affect any material portion of the Collateral.

6.1.2	Capitalization and Ownership.
All of the member interests in the Borrower (the "Member Interests") are owned as indicated on Schedule 6.1.2. All of the Member Interests have been validly issued and are fully paid and are nonassessable. There are no options, warrants or other rights outstanding to purchase any such Member Interests except as indicated on Schedule 6.1.2.

6.1.3	Subsidiaries.
Schedule 6.1.3 states (i) the name of each of the Borrower's Subsidiaries, (ii) each such Subsidiary's jurisdiction of incorporation or formation, (iii) its authorized capital stock, and the issued and outstanding shares (referred to herein as the "Subsidiary Shares") if it is a corporation, its outstanding partnership interests (referred to herein as "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interest assigned to managers thereof and voting rights associated therewith (the "LLC Interests" and together with the Subsidiary Shares and the Partnership Interests, the "Subsidiary Ownership Interests") if it is a limited liability company, and (iv) the owner of all such Subsidiary's Ownership Interests. The Borrower and each Subsidiary of the Borrower has good title to all of the Subsidiary Ownership Interests it purports to own, free and clear in each case of any Lien other than Permitted Liens. All Subsidiary Ownership Interests have been validly issued, and all Subsidiary Ownership Interests are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Ownership Interests. No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than (i) this Agreement, (ii) customary limitations imposed by corporate law statutes and (iii) in the case of TWCC, the NRGT Documents) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Borrower or any of its Subsidiaries that owns any Subsidiary Ownership Interests of such Subsidiary.

6.1.4	Power and Authority.
Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part (including all necessary action, if any, on the part of the owners of its Subsidiary Ownership Interests).

6.1.5	Validity and Binding Effect.
This Agreement has been duly authorized and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly authorized, executed and delivered by such Loan Party on or prior to the Closing Date. This Agreement and each other Loan Document constitutes, or will constitute, a legal, valid and binding obligation of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of this Agreement or any such other Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or by general equitable principles limiting the availability of the right of specific performance or other equitable remedies.

6.1.6	No Conflict.
Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated nor compliance with the terms and provisions hereof or thereof by any Loan Party will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the Organizational Documents of any Loan Party or (ii) any Law or any material Coal Supply Contract, Coal Lease or other agreement or instrument or any order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents and Liens granted under the Note Purchase Documents).

6.1.7	Litigation.
There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower or any Guarantors, threatened against any Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body, except those described on Schedule 6.1.7, none of which individually or in the aggregate could be reasonably expected to result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or decree of any Official Body (including without limitation Environmental Laws or the USA Patriot Act) which either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change.

6.1.8	Title to Properties.
Schedule 6.1.8 identifies all of the real property interests, both owned and leased, of the Loan Parties and sets forth, with respect to each such real property interest the name of the Loan Party which is the owner or lessee thereof, as the case may be, and, if leased, the name of the owner and lessor thereof. Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to all real estate owned by it and a valid leasehold interest in all properties, assets and other rights which it purports to lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases; provided, however, a Loan Party shall not be in breach of the foregoing in the event that (i) it fails to own a valid leasehold interest which, either considered alone or together with all other such valid leaseholds which it fails to own, is not material to the continued operations of such Loan Party as contemplated by the Financial Projections or its mining plan as in effect on the Closing Date or (ii) the Loan Party's interest in a leasehold is less than fully marketable because the consent of the lessor to future assignments has not been obtained. All leases of property which are material to the continued operations of each Loan Party as contemplated by the Financial Projections and its mining plan as in effect on the Closing Date are in full force and effect without the necessity for any consent which has not previously been obtained.

6.1.9	Financial Statements.
(i)    Historical Statements. The Borrower has delivered to each Bank copies of (a) the audited consolidated year-end financial statements of the Borrower and its Subsidiaries described in item 1 of Schedule 6.1.9 (the "Annual Statements"), and (b) the unaudited consolidated interim financial statements of the Borrower and its Subsidiaries described in item 2 of Schedule 6.1.9 (the "Interim Statements" and, together with the Annual Statements, the "Historical Statements"). The Historical Statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as of the respective dates specified in Schedule 6.1.9 and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as specified in the notes thereto (subject, in the case of the Interim Statements, to normal year-end adjustments and the absence of footnotes).
(ii)    Financial Projections. The Borrower has delivered to each Bank copies of the Financial Projections. The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrower's management. The Financial Projections represent the Borrower's good faith estimate of future performance based upon historical financial information and upon assumptions which were reasonable at the time of the preparation thereof and which remain reasonable as of the date hereof.
(iii)    Accuracy of Financial Statements; Material Liabilities. Except for liabilities arising in the ordinary course of business and the Indebtedness arising in connection with the Notes and the Note Purchase Documents since the date of the last Historical Statement, neither the Borrower nor any Subsidiary of the Borrower has incurred any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto or on Schedule 6.1.9, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change. Since December 31, 2011, no Material Adverse Change has occurred. As of the Closing Date, the Borrower and its Subsidiaries do not have any material liabilities that are not disclosed on the Historical Statements or in the other Disclosure Documents.

6.1.10	Use of Proceeds; Margin Stock.
6.1.10.1    General.
The Loan Parties intend to use the proceeds of the Loans in accordance with Sections 2.8 and 8.1.11.
6.1.10.2    Margin Stock.

None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan or any sale of the Term Notes under the Note Purchase Agreement has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 10% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.
6.1.10.3    Section 20 Subsidiaries.
The Loan Parties do not intend to use and shall not use any portion of the proceeds of the Loans, directly or indirectly, to purchase during the underwriting period, or for thirty (30) days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

6.1.11	Full Disclosure.
Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished by any Loan Party to the Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

6.1.12	Taxes.
Except as described on Schedule 6.1.12, all federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received has been made, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made. As of the date hereof, there are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

6.1.13	Consents and Approvals.
Except for the filing of the financing statements and the Mortgages (Noteholders) in the appropriate state and county filing offices, and filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and performance by any Loan Party of this Agreement and the other Loan Documents, other than those which shall have been obtained or made on or prior to the Closing Date, except as listed on Schedule 6.1.13 Except for consents, approvals, exemptions, orders or authorizations, and registrations or filings that are obtainable or may be made in the ordinary course of business of the Loan Parties without significant expense or delay, no consent, approval, exemption, order or authorization of, or registration or filing with, any Official Body or any other Person is required by any Law or any agreement material to the business of any Loan Party in connection with the conduct by each Loan Party of its business.

6.1.14	No Event of Default; Compliance with Instruments.
No event has occurred and is continuing and no condition exists or will exist after giving effect to the issue and sale of the Notes and the incurrence of Indebtedness evidenced thereby pursuant to the Note Purchase Agreement and the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents and the Financing Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its Organizational Documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would, either alone or together with all other such violations, constitute or be reasonably likely to constitute a Material Adverse Change. No default or event of default or basis for acceleration exists or, after giving effect to the borrowing or other extensions of credit made pursuant hereto, will exist under any instrument or agreement evidencing, providing for the issuance or securing of or otherwise relating to any Indebtedness of the Borrower or of any other Loan Party.

6.1.15	Patents, Trademarks, Copyrights, Licenses, Etc.
Each Loan Party and each Subsidiary of each Loan Party owns or possesses all material patents, trademarks, service marks, trade names, copyrights, proprietary software, licenses, registrations, franchises, permits, authorizations of Official Bodies and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others. All material patents, trademarks, service marks, trade names, copyrights, proprietary software, licenses, registrations and franchises of each Loan Party and each Subsidiary of each Loan Party are listed and described on Schedule 6.1.15. To the best knowledge of each Loan Party, there is no material violation by any Person of any right of any loan Party with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by any Loan Party.

6.1.16	Security Interests.
Upon (i) the due and proper filing of financing statements relating to the security interests referred to below in each office and in each jurisdiction where required in order to perfect such security interests, (ii) the taking possession by the Collateral Agent of any stock certificates or other certificates evidencing the Pledged Collateral and (iii) recordation of the Patent, Trademark and Copyright Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, the Liens and security interests granted to the Collateral Agent for the benefit of the Banks pursuant to the Security Documents will constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") to the extent such Liens and security interests can be perfected by such filings or possession entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code except for the Prior Security Interest granted by the Loan Parties in their assets other than Accounts and Inventory in favor of the Purchasers and except for other Permitted Liens of the types described in clauses (i), (ii), (iii), (v), (vi) and (ix) of the definition of that term. There will be upon execution and delivery of the Security Documents, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

6.1.17	Mortgage Liens.
The Liens granted to the Collateral Agent for the benefit of the Banks pursuant to each Mortgage will constitute, upon due and proper recordation of such Mortgage, a valid first priority Lien, subject only to the Lien in favor of the Purchasers securing obligations under the Note Purchase Agreement and Permitted Liens of the types described in clauses (i), (ii), (iii), (v), (vi) and (ix) of the definition of that term under applicable law, but only to the extent that applicable law permits a mortgage lien to attach thereto the right, title and interest of the Loan Party party to such Mortgage in and to the real property described therein. All such action as will be necessary or advisable to establish such Liens of the Collateral Agent and the priority thereof as described in the preceding sentence will be taken at or prior to the time required for such purpose, and there will be as of the date of execution and delivery of the Mortgages no necessity for any further action in order to protect, preserve and continue such Lien and such priority.

6.1.18	Status of the Pledged Collateral.
All the Subsidiary Ownership Interests and LLC Interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreement are validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except for Permitted Liens of the types described in clauses (i) and (vi) of the definition of that term or as otherwise provided by the Pledge Agreement and except as the right of the Collateral Agent to dispose of the Subsidiary Ownership Interests or LLC Interests may be limited by the Securities Act and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the Subsidiary Ownership Interests or LLC Interests included in the Pledged Collateral except for the partnership agreements and limited liability company agreements described on Schedule 6.1.18. The Parent and the Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Agent and each Bank.

6.1.19	Insurance.
Schedule 6.1.19 lists all insurance policies and other bonds to which any Loan Party or Subsidiary of any Loan Party is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

6.1.20	Compliance with Laws.
The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.26 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not, either alone or together with all other such failures, constitute or be reasonably likely to result in a Material Adverse Change.

6.1.21	Material Contracts; Burdensome Restrictions.
Schedule 6.1.21 lists all material contracts relating to the business operations of each Loan Party and each Subsidiary of any Loan Party, including, without limitation, all Coal Supply Contracts, and all employee benefit plans and Labor Contracts. Except as set forth on Schedule 6.1.21, all such material contracts are valid, binding and enforceable upon such Loan Party or Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder on the part of any Loan Party or Subsidiary of any Loan Party thereto, or to the Loan Parties' knowledge, on the part of any other party thereto. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law, which could, either alone or together with all other such obligations, restriction and requirements, could reasonably be expected to result in a Material Adverse Change.

6.1.22	Investment Companies; Regulated Entities.
None of the Loan Parties or any Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

6.1.23	Intentionally Omitted.

6.1.24	Plans and Benefit Arrangements.
(i)    The Borrower and each other member of the ERISA Group are in compliance in all material respects with all applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans, except as set forth in subparagraph (a) of Schedule 6.1.24. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the Borrower's knowledge, with respect to any Multiemployer Plan or Multiple Employer Plan, which could reasonably be expected to result in any substantial obligation on the part of the Borrower or any other member of the ERISA Group, except as set forth in subparagraph (a) of Schedule 6.1.24. The matters set forth in subparagraph (a) of Schedule 6.1.24 relate to members of the ERISA Group other than the Borrower and the Loan Parties and will not result in a Material Adverse Change. The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto, except where the failure to make any such payment could not reasonably be expected to result in any substantial obligation to the Borrower or any member of the ERISA Group or otherwise result in a Material Adverse Change. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.
(ii)    To the Borrower's knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.
(iii)    Neither the Borrower nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan where such termination would result in any substantial obligation to the Borrower or any member of the ERISA Group or otherwise result in a Material Adverse Change.
(iv)    No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, except as set forth in subparagraph (d) of Schedule 6.1.24, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.
(v)    Each Plan is Adequately Funded.
(vi)    Neither the Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any substantial withdrawal obligation under ERISA to any Multiemployer Plan or Multiple Employer Plan (other than the obligations of Parent, if any, described in subparagraph (f) of Schedule 6.1.24, for which neither the Borrower nor any other Loan Party is liable, or not liable in a manner or to an extent that has resulted or will result in a Material Adverse Change). Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the Borrower's knowledge, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.
(vii)    To the extent that any Benefit Arrangement is insured, the Borrower and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date, except where the failure to do so could not reasonably be expected to result in any substantial obligation on the part of the Borrower or any member of the ERISA Group or otherwise result in a Material Adverse Change. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date, except where the failure to do so could not reasonably be expected to result in any substantial obligation on the part of the Borrower or any member of the ERISA Group or otherwise result in a Material Adverse Change.
(viii)    All Plans and Benefit Arrangements have been administered, in all material respects, in accordance with their terms and applicable Law, except as set forth in subparagraph (h) of Schedule 6.1.24. The matters set forth in subparagraph (h) of Schedule 6.1.24 relate to members of the ERISA Group other than the Borrower and the Loan Parties and will not result in a Material Adverse Change.
(ix)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Internal Revenue Code.

6.1.25	Employment Matters.
Each of the Loan Parties and each of their Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those relating to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, except where the failure to comply would constitute or result in a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would constitute a Material Adverse Change. The Borrower has made available to the Agent true and correct copies of each of the Labor Contracts.

6.1.26	Environmental Matters.
Except for the matters disclosed on Schedule 6.1.26:

(i)    Except for matters that, considered either individually or in the aggregate, have no reasonable likelihood of (a) materially disrupting the current or projected mining operations of the Loan Parties or resulting in any substantial obligation on the part of the Loan Parties or (b) otherwise resulting in a Material Adverse Change, none of the Loan Parties has received any Environmental Complaint, whether directed or issued to any Loan Party or relating or pertaining to any prior owner, operator or occupant of the Property, or (c) has any reason to believe that it might receive an Environmental Complaint.
(ii)    No activity of any Loan Party at the Property is being or has been conducted in violation of any Environmental Law or Required Environmental Permit and to the knowledge of any Loan Party no activity of any prior owner, operator or occupant of the Property was conducted in violation of any Environmental Law, except for activities that, considered either individually or in the aggregate, have no reasonable likelihood of (a) materially disrupting the current or projected mining operations of the Loan Parties or (b) resulting in any substantial obligation on the part of the Loan Parties or (c) otherwise resulting in a Material Adverse Change.
(iii)    There are no Regulated Substances present on, in, under, or emanating from, or to any Loan Party's knowledge emanating to, the Property or any portion thereof which result in Contamination except for such Regulated Substances that have no reasonable likelihood of (a) materially disrupting the current or projected mining operations of the Loan Parties or (b) resulting in any substantial obligation on the part of the Loan Parties or (c) otherwise resulting in a Material Adverse Change.
(iv)    Each Loan Party has all Required Environmental Permits and all such Required Environmental Permits are in full force and effect, except where the failure to have any Required Environmental Permits, either in any one case or considered together with other such failures, has no reasonable likelihood of materially disrupting the projected mining operations of the Loan Parties or resulting in any substantial obligation on the part of the Loan Parties or otherwise resulting in a Material Adverse Change.
(v)    Each Loan Party has submitted to an Official Body and/or maintains, as appropriate, all Required Environmental Notices, except for instances or failure to so submit and/or maintain Required Environmental Notices that have no reasonable likelihood of (a) materially disrupting the current or projected mining operations of the Loan Parties or (b) resulting in any substantial obligation to the Loan Parties or (c) otherwise resulting in a Material Adverse Change.
(vi)    No structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks located on the Property contain or use Regulated Substances except (1) in compliance with Environmental Laws and Required Environmental Permits or (2) where the improper presence or use of Regulated Substances has no reasonable likelihood (a) of materially disrupting the current or projected mining operations of the Loan Parties or (b) resulting in any substantial obligation on the part of the Loan Parties or (c) otherwise resulting in a Material Adverse Change. To the knowledge of each Loan Party, no structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks of prior owners, operators or occupants of the Property contained or used, except in material compliance with Environmental Laws, Regulated Substances or otherwise were operated or maintained by any such prior owner, operator or occupant except in compliance in all material respects with Environmental Laws.
(vii)    To the knowledge of each Loan Party, no facility or site to which any Loan Party, either directly or indirectly by a third party, has sent Regulated Substances for storage, treatment, disposal or other management has been or is being operated in violation of Environmental Laws or pursuant to Environmental Laws is identified or proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation, cleanup, removal, remediation or other response action by an Official Body except where such violation, either alone or considered together with all other such violations, has no reasonable likelihood of (a) materially disrupting the current or projected mining operations of the Loan Parties or (b) resulting in any substantial obligation on the part of the Loan Parties or (c) otherwise resulting in a Material Adverse Change.
(viii)    No portion of the Property is identified or to the knowledge of any Loan Party proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation or remediation action by an Official Body, nor to the knowledge of any Loan Party is any property adjoining or in the proximity of the Property identified or proposed to be identified on any such list.
(ix)    No portion of the Property constitutes an Environmentally Sensitive Area, except for portions of the Property that have no reasonable likelihood, by reason of the use or occupancy thereof by any Loan Party or otherwise, of (a) materially disrupting the current or projected mining operations of the Loan Parties or (b) resulting in any substantial obligation on the part of the Loan Parties or (c) otherwise resulting in a Material Adverse Change.
(x)    No Lien or other encumbrance authorized by Environmental Laws exists against the Property and none of the Loan Parties has any reason to believe that such a Lien or encumbrance may be imposed.
(xi)    None of the matters disclosed on Schedule 6.1.26, considered either alone or together with any or all such matters, has resulted or would be reasonably expected to result in a Material Adverse Change.

6.1.27	Senior Debt Status.
The Obligations of each Loan Party under this Agreement, the Notes, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures Indebtedness or other obligations of any Person except for Permitted Liens.

6.1.28	Transactions with Affiliates.
Except as set forth on Schedule 6.1.28 or as permitted in Section 8.2.8 [Affiliate Transaction] herein, there are no loans, leases, royalty agreements or other agreements, arrangements or other transactions between any of the Loan Parties and any Affiliate.

6.1.29	Permit Blocks.
No Loan Party has been barred for a period in excess of fourteen (14) consecutive days from receiving surface mining or underground mining permits pursuant to the permit block provisions of the Surface Mining Control and Reclamation Act, 30 U.S.C. § § 1201 et seq., and the regulations promulgated with respect thereto, or any corresponding state laws or regulations.

6.1.30	Status under Certain Statutes.
Neither the Borrower nor any other Loan Party is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

6.1.31	Coal Leases.
The Coal Leases constitute all of the leases owned by the Loan Parties pertaining to the extraction, mining or removal of coal. The Loan Parties have made available to the Banks a true, correct and complete copy of each of the Coal Leases, except for those to which TWCC is a party. Each of the Coal Leases is in full force and effect, and has not been amended or modified from the copy of the Coal Lease provided to the Banks (if so provided), except for Permitted Modifications. None of the Loan Parties is in default of any of its obligations under any of the material Coal Leases, and, to the best of each Loan Party's knowledge and belief, the lessors thereunder are not in default under any such lessor's obligations under the Coal Leases. Except as set forth on Schedule 6.1.31, to the Borrower's knowledge, no material amount of royalties are currently past due under any of the Coal Leases.

6.1.32	Qualifications as Lessee, Coal Acreage Limitations.
Except as set forth on Schedule 6.1.32, each of the Loan Parties are qualified in every material respect, including limitations and parameters imposed in 43 C.F.R. Part 3400, to take, hold, own and control federal coal and mineral leases, and is not in violation of any material limitations or parameters imposed in 43 C.F.R. Part 3400.

6.1.33	Single Purpose Entities.
(i)    The Borrower has been at all times since its formation, and currently is, a duly formed and existing limited liability company.
(ii)    The Borrower has been, at all times from and after April 27, 2001, and currently is a Single Purpose Entity.

(iii)    The Borrower at all times since its formation has been duly qualified as a limited liability company, in each jurisdiction in which such qualification was necessary for the conduct of its business.
(iv)    Each Subsidiary of the Borrower is duly qualified as a corporation in each jurisdiction in which such qualification is necessary for the conduct of its business.
(v)    The Borrower at all times since its formation has complied with the provisions of its Organizational Documents and the laws of its jurisdiction of formation relating to limited liability companies. All formalities regarding the existence of Borrower have been observed since its formation.
(vi)    Each Subsidiary of the Borrower is in compliance with the provisions of its Organizational Documents and the laws of its jurisdiction of formation relating to corporations or other business entities.
(vii)    The Borrower did not engage in any business until April 27, 2001 except insofar as the acquisition of permits and other matters related to the preparation for the acquisition of the Borrower's Subsidiaries and obtaining financing with respect thereto may be construed as engaging in business.
(viii)    The Borrower did not incur any Indebtedness until April 27, 2001.
(ix)    The Borrower has at all times since its formation maintained its financial statements, accounting records and limited liability company documents, separate from those of any other Person, and has maintained such financial statements, records and documents accurately except as reflected in the audited financial statements of the Borrower and its Subsidiaries as at the end of and for the fiscal year ended December 31, 2007 (which include restated financial statements of the Borrower and its Subsidiaries as at the end of and for the fiscal year ended December 31, 2006). The Borrower has maintained separate books, records, resolutions and agreements. The Borrower has not at any time since its formation commingled its assets with those of any other Person. The Borrower has at all times since its formation accurately maintained its own bank accounts, payroll and separate books of account. The Borrower has not commingled its funds or assets with those of any other entity, and has held and will hold its funds and assets in its own name.
(x)    The Borrower is currently organized solely for the purpose described in the definition of Single Purpose Entity and has not engaged in any business unrelated to acting as the Borrower hereunder which is inconsistent with or in violation of this Agreement or, from and after April 27, 2001 until the Closing Date, the 2001 Revolving Credit Agreement.
(xi)    No Subsidiary of the Borrower has any assets other than those related to coal mining operations. The Borrower has not had any assets other than those related to coal mining operations and its interests in the Subsidiaries.
(xii)    The Borrower has not engaged in, sought or consented to any dissolution, winding up, liquidation, consolidation, merger, transfer of partnership interest,

membership interest or stock of a Subsidiary, or amendment of the operating agreement of the Borrower (except for the Amended and Restated Limited Liability Company Agreement dated April 27, 2001, the amendment thereto dated as of March 8, 2004, and the Second Amended and Restated Limited Liability Company Agreement dated as of the Closing Date).
(xiii)    The Parent is the sole economic member of the Borrower.
(xiv)    The Borrower has at all times since its formation identified itself in all dealings with the public, under the Borrower's own name and as a separate and distinct entity. The Borrower has not at any time since its formation identified itself as being a division of any other entity. The Borrower has not at any time since its formation identified any other Person as being a division of the Borrower. The Borrower has not failed to correct any known misunderstanding regarding the separate identity of such entity. The Borrower has at all times conducted its business in its own name.
(xv)    The Borrower has at all times since its formation been adequately capitalized in light of the nature of its business. The Subsidiaries of the Borrower and the Borrower, taken as a whole, are presently adequately capitalized in light of the nature of their business.
(xvi)    The Borrower has not at any time since its formation assumed or guaranteed the liabilities of any other Person, except pursuant to Guaranties of Indebtedness entered into by the Borrower as permitted by and in compliance with the terms of this Agreement or, during the period from and after the Closing Date until the Second Amendment Closing Date, the terms of the Credit Agreement. The Borrower has not at any time since its formation acquired obligations or securities of any other Person except obligations and securities (including, without limitation, obligations and securities of any Subsidiary) acquired by the Borrower as permitted by and in compliance with the terms of this Agreement or, during the period from and after April 27, 2001 until the Closing Date, the terms of the 2001 Note Agreement. The Borrower has not at any time since its formation made loans or advances to any Person except loans and advances made by the Borrower as permitted by and in compliance with the terms of this Agreement or, during the period from and after April 27, 2001 until the Closing Date, the terms of the Credit Agreement. The Borrower has not granted a Lien on any of its assets for the benefit of any other Person other than (i) Liens granted by it in connection with the incurrence of, and in order to secure, the Indebtedness of the Borrower identified in Schedule 8.2.1 as being repaid with the proceeds of the Notes and of loans made under the Bank Credit Agreement, (ii) Liens granted by it as permitted by and in compliance with the terms of this Agreement, and (iii) Liens granted by it during the period from and after April 27, 2001 until the Closing Date as permitted by and in compliance with the terms of the Credit Agreement and which, unless terminated on or prior to the Closing Date, are permitted to exist under the terms of this Agreement.
(xvii)    Neither the Borrower nor any Subsidiary of the Borrower has at any time between the 2001 Closing and the date hereof entered into or been a party to any transaction with any member of the Parent Group, except (i) as contemplated by the Management Agreement (as defined in the 2001 Note Agreement), (ii) other transactions permitted under the 2001 Note Agreement and (iii) other transactions on terms that are at fair market value and are generally similar to the terms and conditions that would apply in a comparable arm's length transaction with an unrelated third party. From and after the date hereof, neither the Borrower nor any Subsidiary of the Borrower will enter into or be a party to any transaction with any member of the Parent Group, except (i) as contemplated by the Management Agreement, (ii) other transactions permitted under Section 8.2.8 [Affiliate Transactions] and (iii) other transactions in the ordinary course of business of the Borrower and each Subsidiary of the Borrower which, when considered as a whole, are at fair market value and are generally similar to the terms and conditions that would apply in a comparable arm's length transaction with an unrelated third party.
(xviii)    The Borrower has no Indebtedness other than the Indebtedness to the Banks under the Loan Documents, to the Purchasers under the Note Purchase Agreement, and as described in Schedule 8.2.1. Schedule 8.2.1 sets forth a complete and correct list of all outstanding Indebtedness of the Borrower and its Subsidiaries as of the date hereof (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Borrower or its Subsidiaries. Neither the Borrower nor any Subsidiary is in default in the payment of any principal or interest on any Indebtedness of the Borrower or such Subsidiary (and no waiver of any such default is currently in effect). After the application of the proceeds of the Loans to the retirement of all items of Indebtedness of the Borrower and its Subsidiaries which are described on Schedule 8.2.1 as being paid on the Closing Date, no event or condition exists with respect to any Indebtedness of the Borrower or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(xix)    The Borrower represents and warrants that the "assumptions of fact" contained in the non-consolidation opinion of Wilmer Cutler Pickering Hale and Dorr LLP dated as of the Closing Date are true and correct in all material respects as of the date hereof.

6.1.34	Surface Mine Reclamation Bonds.
Each of the Loan Parties has a sufficient surface mining bonding capacity to be able to maintain the bonds for all the Required Mining Permits.

6.1.35	Foreign Assets Control Regulation, etc.
Neither the transactions made hereunder or the use of the proceeds hereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

6.1.36	Pari Passu Collateral.
Each Loan Party represents and warrants that (excluding the exercise of rights of set-off) no Guaranty, collateral, security or other credit enhancement has been given, directly or indirectly, for the benefit of the Purchasers under the Note Purchase Agreement or otherwise except for (i) Guarantees from the Guarantors, (ii) the Note Purchase Documents, which provide the Purchasers with a prior security interest in the Loan Parties assets (other than Accounts and Inventory), and (iii) a subordinated security interest in and Lien on Accounts and Inventory. Complete and correct copies of the Note Purchase Documents have been delivered to the Banks.

6.1.37	Additional Representations and Warranties.
Each Loan Party represents and warrants that the representations and warranties contained in the Note Purchase Documents are true and correct in all material respects as of the date given.

6.1.38	Anti-Terrorism Laws.
None of the Loan Parties is or shall be (i) a Person with whom any Bank is restricted from doing business under Executive Order No. 13224 or any other Anti-Terrorism Law, (ii) engaged in any business involved in making or receiving any contribution of funds, goods or services to or for the benefit of such a Person or in any transaction that evades or avoids, or has the purpose of evading or avoiding, the prohibitions set forth in any Anti-Terrorism Law, or (iii) otherwise in violation of any Anti-Terrorism Law. The Loan Parties shall provide to the Banks any certifications or information that a Bank requests to confirm compliance by the Loan Parties with Anti-Terrorism Laws.

6.2	Updates to Schedules.
Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Banks, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.
7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT
The obligation of each Bank to make Loans and of the Issuing Bank to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

7.1	First Loans and Letters of Credit.
On the Closing Date:

7.1.1	Officer's Certificate.
The representations and warranties of each of the Loan Parties contained in Section 6.1 [Representations and Warranties] and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each of the Loan Parties, to each such effect.

7.1.2	Secretary's Certificate.
There shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:
(i)    all action taken by each Loan Party in connection with this Agreement and the other Loan Documents;
(ii)    the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and
(ii)    copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement, as the case may be, as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business and a bring-down certificate by facsimile dated the Closing Date.

7.1.3	Delivery of Loan Documents.
This Agreement, the Collateral Assignment, Guaranty Agreement, Mortgage, Notes, Patent, Trademark and Copyright Security Agreement, Pledge Agreement, Intercompany Subordination Agreement, Security Agreement, the Management Agreement, and the Management Fee Subordination Agreement shall have been duly executed and delivered to the Collateral Agent or Agent, as the case may be, for the benefit of the Banks, together with all appropriate financing statements and appropriate stock powers and certificates evidencing the Subsidiary Shares, the Partnership Interests and the LLC Interests.

7.1.4	Opinion of Counsel.
There shall be delivered to the Agent for the benefit of each Bank a written opinions of Wilmer Cutler Pickering Hale and Dorr LLP, as counsel for the Loan Parties, and other counsel acceptable to the Agent (who may rely on the opinions of such other counsel as may be acceptable to the Agent), dated the Closing Date and in form and substance satisfactory to the Agent and its counsel:
(i)    as to the matters set forth in Exhibit 7.1.4;
(ii)    as to substantive non-consolidation of the Borrower with any member of the Parent Group;
(iii)    as to the enforceability and application by a bankruptcy court of the provisions of the operating agreement of the Borrower and the Organizational Documents of each Subsidiary, as the case may be, requiring the vote of an Independent Manager or Director, as the case may be, to file a voluntary bankruptcy petition;
(iv)    as to the enforceability of the provision of the operating agreement of the Borrower that if the economic member of the Borrower ceases to be a member, the Independent Manager becomes a member without further active vote or approval;
(v)    as to the fact that the bankruptcy or insolvency of a member of the borrower will not, by itself cause a dissolution or winding up of the Borrower; and
(vi)    as to such other matters incident to the transactions contemplated herein as the Agent may reasonably request.
There shall also be delivered to the Agent for the benefit of each Bank a written opinion of Crowell & Moring LLP, the Loan Parties' Coal Act counsel, dated as of the Closing Date and in form and substance satisfactory to the Agent and its counsel, that any Coal Act liability of the Parent will not be attributed to the Borrower or any Subsidiary of the Borrower.

7.1.5	Legal Details.
All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

7.1.6	Payment of Fees.
The Borrower shall have paid or caused to be paid to the Agent for itself and for the account of the Banks to the extent not previously paid the all commitment and other fees accrued through the Closing Date and the costs and expenses for which the Agent and the Banks are entitled to be reimbursed.

7.1.7	Consents.
All material consents and governmental approvals required to effectuate the transactions contemplated hereby as set forth on Schedule 6.1.13 shall have been obtained, in form and substance satisfactory to the Banks.

7.1.8	Officer's Certificate Regarding MACs.
Since December 31, 2007, no Material Adverse Change shall have occurred; and there shall have been delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each Loan Party to each such effect.

7.1.9	No Violation of Laws.
The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to any Loan Party or any of the Banks.

7.1.10	No Actions or Proceedings.
No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

7.1.11	Insurance Policies; Certificates of Insurance; Endorsements.
The Loan Parties shall have delivered evidence acceptable to the Agent that adequate insurance in compliance with Section 8.1.3 [Maintenance of Insurance] is in full force and effect and that all premiums then due thereon have been paid, together with a certified copy of each Loan Party's casualty insurance policy or policies evidencing coverage satisfactory to the Agent, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Agent and its counsel naming the Agent as additional insured, mortgagee and lender loss payee.

7.1.12	Title Insurance.
The Loan Parties shall deliver a title insurance policy or policies or other evidence of title satisfactory to the Agent.

7.1.13	Filing Receipts.
The Agent shall have received (1) copies of all filing receipts and acknowledgments issued by any governmental authority to evidence any recordation or filing necessary to perfect the Lien of the Banks on the Collateral or other satisfactory evidence of such recordation and filing and (2) evidence in a form acceptable to the Agent that such Lien constitutes a Prior Security Interest in favor of the Banks and, in the case of the Mortgages, a valid and perfected first priority Lien, subject only to the Lien in favor of the Purchasers in connection with the Note Purchase Agreement.

7.1.14	Note Purchase Agreement.
The Loan Parties shall have delivered an executed Note Purchase Agreement and shall have satisfied the conditions in Section 4.1 [Interest Rate Option] of the Note Purchase Agreement to the satisfaction of the Agent.

7.1.15	Management Agreement and Management Fee Subordination Agreement.
The Borrower and the Parent shall have entered into the Management Agreement, in form and substance satisfactory to the Banks and the Management Fee Subordination Agreement shall have been executed and delivered by the Parent and the Borrower and shall be in full force and effect.

7.1.16	Solvency Certificate.
An Authorized Officer of the Borrower shall have delivered a certificate in form and substance satisfactory to the Agent as to the capital adequacy and solvency of the Borrower and its Subsidiaries after giving effect to the transactions contemplated hereby.

7.1.17	Lien Search.
Bank shall have received a Lien search in acceptable scope and with acceptable results from Borrower.

7.1.18	Intercreditor Agreement.
The Purchasers or Collateral Agent on behalf of the Purchasers and the Borrower shall have executed and delivered to the Agent the Intercreditor Agreement in form and substance acceptable to the Agent.

7.1.19	Coal Reserves.
The Borrower shall have made available to the Banks all existing material geological data, reserve data, mine maps, core hole logs and associated data, coal measurements, coal samples, lithologic data, coal reserve calculations or reports, washability analyses or reports, mine plans, mining feasibility studies or analyses, mining permit applications and supporting data, preparation plant flowcharts, preparation plant efficiency reports or analyses, engineering studies and all other information, maps, material, reports and data in the possession or under the control of Borrower relating to or affecting the coal reserves, coal ownership, coal leases, mining conditions, mines, preparation plant(s) and mining plans of Borrower (collectively the "Mining Data"). True, correct and complete copies of the Mining Data, together with all exhibits, maps or supporting appendices thereto, have been provided to the Banks.

7.1.20	Independent Director of Borrower and Subsidiaries.
The Borrower and each Subsidiary shall have provided evidence that its Organizational Documents provide for an Independent Manager or Director, as the case may be, and require the vote of an Independent Manager or Director, as the case may be, to file a voluntary bankruptcy petition.

7.1.21	Bankruptcy Remote Entities, Separateness.
The terms and conditions of the Borrower's formation documents, as well as the terms and conditions of each Subsidiary's formation documents, shall be effective to provide for appropriate protections from the commencement of a bankruptcy based upon the bankruptcy of a member of the Parent Group. Each of the Loan Parties shall satisfy the Agent that such entities are not reasonably subject to substantive consolidation with any member of the Parent Group. Additionally, the Agent shall be satisfied with the Independent Manager and Director selected by each of the Loan Parties.

7.1.22	Changes in Corporate Structure.
The Loan Parties shall not have changed their respective jurisdictions of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any part of the liabilities of any other entity, at any time following the date of the most recent financial statement referred to in Section 6.1.9 [Financial Statements].

7.1.23	NRGT Documents.
The NRGT Supplemental Agreement, and the pledge agreement, the security agreement and the deed of trust, in substantially the respective forms attached as exhibits thereto (collectively, together with the NRGT Supplemental Agreement, the "NRGT Documents") shall be in form and substance satisfactory to the Banks and their special counsel, shall have been executed and delivered by NRGT and each other party thereto and shall be in full force and effect.

7.2	Each Additional Loan or Letter of Credit.
At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section 5.8 [Representations and Warranties] and in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Banks; and the

Borrower shall have delivered to the Agent a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.
8. COVENANTS

8.1	Affirmative Covenants.
The Borrower and the Guarantors, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

8.1.1	Preservation of Existence, Etc.
Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company, as the case may be, and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.] or where a Loan Party shall be in breach of this Section inadvertently because it failed to obtain or maintain a qualification or license provided that such failure is promptly remedied upon the Loan Party becoming aware of such failure and the failure does not adversely affect the rights of the Loan Parties or, either alone or together with all such failures, constitute or be reasonably likely to result in a Material Adverse Change.

8.1.2	Payment of Liabilities, Taxes, Etc.
Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities shall not result in any additional liability which would adversely affect to a material extent the financial condition of any Loan Party or Subsidiary of any Loan Party or affect a material portion of the Collateral, provided that the Loan Parties and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

8.1.3	Maintenance of Insurance.
Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards against which such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks, and in such amounts, as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as shall be reasonably satisfactory to the Agent. For policies which cover insured entities in addition to the Borrower and the other Loan Parties, the policies shall provide that the required limits per occurrence will continue to be in effect for the Borrower and the other Loan Parties notwithstanding losses which may occur with respect to such other Persons. The Loan Parties shall deliver to the Agent (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of all insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, including business interruption insurance in an amount of $50,000,000 or more in the aggregate among all Loan Parties, together with a copy of the endorsements described in the next sentence attached to such certificate and (y) at the request of the Agent, from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements, in form and substance reasonably acceptable to the Agent, which shall (i) specify the Agent as an additional insured, mortgagee and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the insured, (ii) provide that the interest of the Banks shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies, (iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise, (iv) provide that any and all rights of subrogation which the insurers may have or acquire shall be, at all times and in all respects, junior and subordinate to the prior payment in full of the Indebtedness hereunder, including the Indebtedness evidenced by the Notes, and that no insurer shall exercise or assert any right of subrogation until such time as the Indebtedness hereunder has been paid in full, (v) include effective waivers by the insurer of all claims for insurance premiums against the Agent, (vi) provide that no cancellation of such policies for any reason (other than non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by the Agent of written notice of such cancellation or change, and that no cancellation of such policies for nonpayment of premium shall be effective until at least ten (10) days after receipt by the Collateral Agent of written notice of such cancellation, (vii) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and (viii) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured. The contingent business interruption insurance required hereunder shall include without limitation coverage in respect of outages at power plants serviced under any material Coal Supply Contract, so long as such outage is the result of an insured event. The applicable Loan Parties shall notify the Agent and each Bank promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. With respect to any casualty or property insurance for damage or destruction of any Collateral, such losses may be adjusted by and be payable to the Loan Parties if no Event of Default shall have occurred and be continuing and either (i) the Loan Parties promptly certify in writing to the Agent and Bank that the proceeds shall be used for the repair, restoration and/or replacement of property in respect of which such proceeds were received and continue such course of action or (ii) the amount of the proceeds from the losses is $500,000 or less. Any and all proceeds for losses not addressed in the preceding sentence shall be, at the option of the Agent, and upon notice thereof to the Borrower, adjusted by and payable to the Agent. Any monies received by the Agent in accordance with the preceding sentence constituting insurance proceeds or condemnation proceeds (pursuant to any of the Mortgages) may, at the option of the Agent, (i) be applied to the pro rata payment of the Notes, or (ii) be disbursed to the applicable Loan Parties on such terms as are deemed appropriate by the Agent for the repair, restoration and/or replacement of property in respect of which such proceeds were received

8.1.4	Maintenance of Properties and Leases.
Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

8.1.5	Maintenance of Patents, Trademarks, Etc.
Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute or be reasonably likely to result in a Material Adverse Change.

8.1.6	Visitation Rights.
The Loan Parties shall permit the representatives of each of the Banks:
No Default -- if no Potential Default or Event of Default then exists, at the expense of such Bank and upon reasonable prior notice to the Borrower, to visit and inspect any of the offices or properties (including, without limitation, any field examination of Accounts and Inventory) of the Borrower or any Subsidiaries, to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with the Borrower's officers, and (with the consent of the Borrower, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Borrower, which consent will not be unreasonably withheld) to visit the other offices and properties of the Borrower and each Subsidiary, all at such reasonable times (which shall be normal business hours) and as often as may be reasonably requested; and
Default -- if a Potential Default or Event of Default then exists, at the expense of the Borrower to visit and inspect any of the offices or properties (including, without limitation, any field examination of Accounts and Inventory) of the Borrower or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Borrower authorizes said accountants to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries), all at such times and as often as may be requested.

8.1.7	Operation of Mines.
The Loan Parties shall, and shall cause each of its Subsidiaries engaged in mining operations on any of the Real Property to, obtain at all times and maintain in effect all Required Mining Permits, surface mining reclamation bonds, and such other consents and approvals as are necessary for conducting uninterrupted coal mining and related operations on, in or under the Real Property or such other property, sufficient to discharge in all material respects the obligations of the Loan Parties under the Coal Supply Contracts, substantially in the manner as such operations have heretofore been authorized and conducted on those portions of the Real Property or such other property on which any of the Loan Parties or any of their Subsidiaries have previously engaged in mining.

8.1.8	Keeping of Records and Books of Account.
The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

8.1.9	Plans and Benefit Arrangements.
After the Closing Date, the Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where the failure to comply herewith, alone or together with all other such failures, would not result in any substantial obligation to the Borrower or any of its Subsidiaries or otherwise result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with at least the minimum funding requirements of ERISA and to be and remain Adequately Funded, and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans, except where any failure to do so, alone or together with all other such failures, would not result in a substantial obligation to the Borrower or any of its Subsidiaries or otherwise result in a Material Adverse Change.

8.1.10	Compliance with Laws.
Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 8.1.10 if there occurs a failure to comply with any Law which would not, either alone or together with all other such failures, constitute, or be reasonably likely to result in a Material Adverse Change, including without limitation, if such failure to comply would result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would not constitute a Material Adverse Change.

8.1.11	Use of Proceeds.
The Loan Parties will use the Letters of Credit and the proceeds of the Loans only for (i) the refinancing of existing indebtedness, (ii) general corporate purposes and for working capital. The Loan Parties shall not use the Letters of Credit or the proceeds of the Loans for any purposes which contravenes any applicable Law or any provision hereof.

8.1.12	Further Assurances.
Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Agent's Lien on and Prior Security Interest in the Collateral, and any additional collateral granted to the Collateral Agent as contemplated this Agreement, as a continuing (i) first priority perfected Lien with respect to the Collateral now or hereafter granted, if any, and (ii) junior priority perfected Lien with respect to the Note Purchase Collateral, in each case subject only to Permitted Liens, and shall do such other acts and things as the Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and the rights and remedies of the Collateral Agent and the Purchasers thereunder with respect to the Collateral, if any.

8.1.13	Subordination of Intercompany Loans.
Except as otherwise provided in the Intercompany Subordination Agreement, each Loan Party agrees that any and all Indebtedness, loans or advances now owed or hereafter incurred by any Loan Party to any other Loan Party is subordinated to the prior payment in full of the Loans and that all rights to receive any payments on such Indebtedness in bankruptcy or otherwise shall constitute collateral security for the Loans and the Banks shall be entitled to vote any and all rights associated with such Indebtedness.

8.1.14	Compliance with Note Purchase Documents.
The Loan Parties shall comply with each of the terms of the Note Purchase Documents.

8.1.15	Maintenance of Prior Security Interest.
The Loan Parties shall cause the Collateral Agent for the benefit of the Banks to have a first priority security interest in all of the Collateral of each Loan Party, subject only to Permitted Liens and cooperate with the Banks and perform all acts reasonably requested by the Banks to maintain and perfect such first priority security interest subject only to Permitted Liens.

8.1.16	Single Purpose Entities.
(i)The Borrower will continue to be a duly formed and existing limited liability company and a Single Purpose Entity. The Borrower will continue to be, duly qualified as a limited liability company, in each jurisdiction in which such qualification may be necessary for the conduct of its business. Each Subsidiary of the Borrower at all times will continue to be duly qualified as a limited liability company, partnership or corporation in each jurisdiction in which such qualification is necessary for the conduct of its business.
(ii)The Borrower will continue to comply and each other Loan Party will comply with the provisions of its Organizational Documents and the laws of its jurisdiction of formation relating to limited liability companies (or other business entities).
(iii)All formalities regarding the existence of the Borrower as a Single Purpose Entity will be observed and all formalities regarding the existence of each other Loan Party will be observed.
(iv)The Borrower will accurately maintain, and each other Loan Party will accurately maintain, its financial statements (provided, however, that the Borrower and the Loan Party shall be permitted to prepare and deliver consolidated financial statements), accounting records and limited liability company documents, separate from those of any other Person. The Borrower and the other Loan Parties, taken as a whole, will maintain separate books, records, resolutions and agreements. The Borrower will, and each other Loan Party will, continue to accurately maintain its own bank accounts, payroll and separate books of account. Neither the Borrower nor any other Loan Party will commingle its funds or assets with those of any other Person; provided, however, that the Borrower and its Subsidiaries may maintain a centralized cash management system pursuant to which the funds and financial assets of the Borrower and its Subsidiaries are collected and aggregated to the extent (i) incident to the conduct of the business of the Borrower and its Subsidiaries in the ordinary course of business, as such business has been conducted prior to the date hereof and (ii) not in contravention of the covenants and agreements of the Borrower and the other Loan Parties set forth elsewhere in this Agreement and the other Note Purchase Documents. Each Loan Party will in any event continue to at all times hold its assets in its own name.
(v)The Borrower and the other Loan Parties, taken as a whole, will continue to pay, their own liabilities from their own separate assets.
(vi)The Borrower will not engage in any business unrelated to acting as the Borrower hereunder which is inconsistent with or in violation of this Agreement.
(vii)No Loan Party other than the Borrower will have any assets other than those related to coal mining operations. The Borrower will not have any assets other than those related to coal mining operations and its interests in the Subsidiaries. The Borrower and each other Loan Party will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger (other than as contemplated in this Agreement), asset sale (other than as contemplated in this Agreement), transfer of membership interest of the Borrower or transfer partnership interest, membership interest or stock of a Loan Party, or amendment of the Organizational Documents of the Borrower or any other Loan Party (other than as expressly permitted by this Agreement).
(viii)Parent shall remain the sole economic member of the Borrower.

(ix)The Borrower, without the unanimous consent of all holders of all limited liability company membership interests in the Borrower and all members of the board of managers of the Borrower including the Independent Manager, shall not file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, dissolve, liquidate, consolidate, merge, or sell all or substantially all of its assets or any other entity in which it has a direct or indirect legal or beneficial ownership interest, engage in any other business activity, or amend its Organizational Documents
(x)No Loan Party other than the Borrower, without the unanimous consent of all directors (including at least one Independent Director) of such Loan Party, shall file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, dissolve, liquidate, consolidate, merge, or sell all or substantially all of its assets or any other entity in which it has a direct or indirect legal or beneficial ownership interest, engage in any business activity other than its mining-related business, or amend its Organizational Documents.
(xi)The Borrower and each other Loan Party will identify itself, in all dealings with the public, under the Borrower's or such other Loan Party's own name and as a separate and distinct entity other than in connection with any other Loan Party. The Borrower and each other Loan Party will not identify itself, as being a division of any member of the Parent Group. The Borrower and each of the other Loan Parties will not identify, any member of the Parent Group as being a division of the Borrower or such other Loan Party. The Borrower and each other Loan Party will not fail to correct any known misunderstanding regarding the separate identity of such entity. The Borrower and each other Loan Party will conduct its business in its own name.
(xii)The Borrower and the Loan Parties, taken as a whole, will continue to be adequately capitalized in light of the nature of their business.
(xiii)Except as expressly permitted by Section 8.2.1 [Indebtedness] and 8.2.3 [Guaranties], neither the Borrower nor any other Loan Party will assume or guarantee, the liabilities of any other Persons, except Guaranties of the Indebtedness hereunder and under the Note Purchase Agreement. Neither the Borrower nor any other Loan Party will acquire obligations or securities of any other Persons except the obligations and/or securities of (a) any Subsidiary of the Borrower or (b) any entity merged with the Borrower or any Subsidiary of the Borrower. Except as expressly permitted by Section 8.2.4 [Loans and Investments], neither the Borrower nor any other Loan Party will make, loans or advances to any Person. The Borrower will not pledge its assets for the benefit of any other Person or entity, except (i) in favor of the Collateral Agent for the benefit of the Banks and the Purchasers and (ii) Permitted Liens.
(xiv)Except as contemplated by the Management Agreement and as expressly permitted by Section 8.2.8 [Affiliate Transactions], neither the Borrower nor any other Loan Party will enter into or be a party to any other transaction with any member of the Parent Group.

(xv)Except as expressly permitted by Sections 8.2.1 [Indebtedness] and 8.2.3 [Guaranties], the Borrower will not incur any Indebtedness other than the Indebtedness to the Agent and the Banks under the Loan Documents and to the Purchasers under the Note Purchase Documents.
(xvi)The Borrower will and each other Loan Party will allocate fairly and reasonably any overhead for shared office space and use separate stationery, invoices and checks.
(xvii)The Borrower and each other Loan Party will act and refrain from acting in such a way that each of the "assumptions of fact" made in the non-consolidation opinion of Wilmer, Cutler, Pickering, Hale and Dorr LLP dated as of the Closing Date will continue to be true and correct in all material respects.
(xviii)The Borrower and each of its Subsidiaries will continue to be have their respective day to day operations managed principally by a President or a comparable officer who is not employed by, does not hold any position with and does not provide any services to the Parent Group, and the Borrower's and each of its Subsidiaries' day to day human resources decisions will continue to be made by an officer or employee who is not employed by, does not hold any position with, and does not provide any services to the Parent Group.

8.1.17	Maintenance of Permits.
The Borrower and the Guarantors shall maintain all Required Mining Permits in full force and effect in accordance with their terms.

8.1.18	Debt Service Reserve Account.
In order to provide additional collateral security for the payment and performance of the Obligations, the Borrower shall (i) establish with the Note Purchase Collateral Agent, not later than the Closing Date, and at all times thereafter cause the Note Purchase Collateral Agent to maintain, the Debt Service Reserve Account for the benefit of the holders from time to time of the Term Notes and (ii) from time to time deposit or cause to be deposited to the credit of the Debt Service Reserve Account, in accordance with this Section, cash and investments of the type described in paragraphs (i) through (v) of the definition of the term "Permitted Investments", (valued as provided in the Collateral Agency Agreement) in amounts sufficient to assure that the aggregate amount credited thereto (inclusive of the undrawn face amount of any Debt Service Letter of Credit then held by the Note Purchase Collateral Agent for credit to the Debt Service Reserve Account) shall at all times be at least equal to the Debt Service Reserve Requirement as the same may change from time to time. For purposes hereof, the "Debt Service Reserve Requirement" shall mean, as of any Payment Date, the sum of:
(a)    scheduled payments and prepayments on the Term Notes to become due during the period of six months next following such Payment Date;
(b)    scheduled payments of interest on the Term Notes to become due during such period of six months; and

(c)    fees and expenses of the Note Purchase Collateral Agent then payable or anticipated to be payable during such period of six months.
So long as no Event of Default shall have occurred and be continuing, the Borrower shall be entitled to deliver or cause to be delivered to the Note Purchase Collateral Agent, in full or partial satisfaction of the Borrower's obligation to fund the Debt Service Reserve Account, an irrevocable, transferable, unconditional standby letter of credit which shall be reasonably satisfactory in form and substance to the Required Holders (as defined in the Note Purchase Agreement), name the Note Purchase Collateral Agent as beneficiary, and satisfy the further conditions with respect thereto set forth in the next following sentence (each such letter of credit, a "Debt Service Letter of Credit"). Each Debt Service Letter of Credit shall (w) be issued by a financial institution reasonably satisfactory to the Required Holders and having combined capital and surplus of not less than $500,000,000 and a long-term debt rating of 'A2' or better from Moody's or 'A' or better from S&P (an "Eligible Issuer") for the account of a Person (which may be Parent or another member of the Parent Group) other than the Borrower or any of its Subsidiaries (it being understood that neither the Borrower nor any of its Subsidiaries shall be an account party or be or become directly or indirectly liable to the issuer thereof for any reimbursement obligation in respect of any Debt Service Reserve Letter of Credit); (x) be in a face amount equal to that portion of the amount of cash and Permitted Investments required to be maintained in the Debt Service Account for which it is to be substituted; (y) have a term of at least 364 days; and (z) be subject to a drawing in full by the Note Purchase Collateral Agent (1) if, at least ninety days prior to its stated expiration, it is not replaced with a further Debt Service Letter of Credit delivered to the Note Purchase Collateral Agent in a face amount, or by cash or Permitted Investments deposited to the credit of the Debt Service Reserve Account in an aggregate amount, sufficient to assure that the aggregate amount deposited in or credited to the Debt Service Reserve Account shall be at least equal to the Debt Service Reserve Requirement as at the time of such replacement, (2) upon the occurrence of an Event of Default, and (3) if on any date the Note Purchase Collateral Agent receives notice from the Borrower or any holder of the Term Notes that the issuer of such Debt Service Letter of Credit is not or has ceased to be an Eligible Issuer.
The proceeds from any drawing under a Debt Service Letter of Credit shall be deposited into the Debt Service Reserve Account and be held and applied by the Note Purchase Collateral Agent in accordance with the applicable provisions of the Note Purchase Agreement and the Note Purchase Collateral Agency Agreement. Upon the written request of the Borrower furnished to the Note Purchase Collateral Agent (with a copy to the Agent), the Note Purchase Collateral Agent shall return any Debt Service Letter of Credit to the named account party thereof if, after giving effect to such return, (x) the cash and Permitted Investments remaining on deposit to the credit of the Debt Service Reserve Account would be at least equal to the Debt Service Reserve Requirement and (y) no Event of Default shall have occurred and be continuing, and (z) such request shall be accompanied by an Officer's Certificate to the effects set forth in clauses (x) and (y) of this sentence (upon which Officer's Certificate the Note Purchase Collateral Agent shall be conclusively entitled to rely). Amounts, if any, credited to the Debt Service Reserve Account in excess of the Debt Service Reserve Requirement applicable from time to time may be withdrawn therefrom upon the request of the Borrower in the manner and subject to the conditions specified in Section 3.5 of the Note Purchase Collateral Agency Agreement.

8.1.19	Retained Cash.
The Borrower will use and apply Retained Cash only in connection with the ordinary conduct of the business of the Borrower, as such business is permitted to be conducted in accordance with the terms of this Agreement, including for use as working capital, the payment of budgeted Capital Expenditures, and other purposes incident to the conduct of such business; provided, however, that Retained Cash shall not in any event be applied to the making of distributions or dividends to Parent or any other member of the Parent Group or to pay Management Fees to the Parent.

8.1.20	Subordination of Management Fees; Payment of Management Fees.
The Borrower shall cause any fees or charges, of whatever nature, payable by the Loan Parties to any member of the Parent Group, including without limitation, the Non-Cash Income Tax Expense and all fees and charges in connection with the management of the operations of the Borrower, to be subordinated to the payment of the Notes and other Obligations, with the subordination in the case of payments to the Parent to be pursuant to the Management Fee Subordination Agreement and the subordination in the case of payments to any other Affiliate of the Borrower to be on terms satisfactory to, and set forth in writing approved by, the Required Banks. The Loan Parties agree that the payment of any fees or charges to the Parent or any other member of the Parent Group, all of which are subordinated in accordance with the preceding sentence, may be made by the Loan Parties only if such payments are in accordance with the following: (i) prior to and after giving effect to the payment thereof, no Event of Default or Potential Default is in existence; (ii) the payments consist solely of the Management Fee, plus Third Party Services Payments; and (iii) such payments shall be otherwise permitted by and in accordance with the Management Fee Subordination Agreement; provided that, notwithstanding anything contained in this Subsection or the Management Fee Subordination Agreement to the contrary, in the event that the Borrower is permitted to make a dividend or distribution in accordance with Section 8.2.5 [Dividends and Related Distributions], the Borrower shall be permitted, in lieu of making such permitted distribution or dividend, to apply the amount available for such permitted dividend or distribution to reduce the payable arising from the Non-Cash Income Tax Expense.

8.1.21	Maintenance of Coal Supply Contracts, Coal Leases.
Except for Permitted Modifications, the Borrower and each Guarantor shall maintain and be in compliance at all times with the Coal Supply Contracts and the Coal Leases which are in effect from time to time and shall (i) perform all of its obligations under the Coal Supply Contracts and the Coal Leases and enforce the performance by the other parties thereto of all of their obligations under the Coal Supply Contracts and Coal Leases and under any other document or agreement related thereto and (ii) not terminate, amend, or modify, or waive compliance with the terms and conditions of, any of the Coal Supply Contracts or Coal Leases. All Permitted Modifications shall be disclosed in writing to the Banks promptly upon the occurrence thereof.

8.1.22	Collateral and Additional Collateral, Etc.
(i)Pursuant to the Loan Documents, the Borrower and the Guarantors shall grant, or cause to be granted, to the Agent, for the benefit of the Banks, a first priority security interest in and Lien on, subject only to Permitted Liens, (1) all Collateral, (2)  all equity interests of the Loan Parties, and (3) all other assets of the Borrower and the Guarantors or any Subsidiary of any the Borrower or the Guarantors (other than TWCC), whether owned on the Closing Date or subsequently acquired except those assets subject to capitalized leases or Purchase Money Security Interests.
(ii)Without limiting the generality of clause (i) of this Section 8.1.22 [Additional Collateral], with respect to any Property acquired after the Closing Date by the Borrower, any other Guarantor or any of their Subsidiaries (other than TWCC) as to which the Agent, for the benefit of the Banks, does not have a perfected Lien, promptly and, in any event, within five (5) Business Days of the acquisition thereof, the Borrower, such Guarantor or such Subsidiary, as applicable, shall, at its expense: (1) execute and deliver to the Agent such Security Documents or such amendments to such Security Documents as the Agent deems necessary or advisable to grant to the Agent, for the benefit of the Banks, a first priority Lien in such Property, subject only to Permitted Liens, (2) take all actions necessary or advisable to grant to the Agent, for the benefit of the Banks, a perfected first priority Lien and security interest on such Property (subject only to Permitted Liens), including the filing of Mortgages and Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Documents or by Law or as may be requested by the Agent and (3) deliver to the Agent such legal opinions relating to the matters described in clauses (1) and (2) immediately above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.
Without limiting the generality of clause (i) of this Section (i), with respect to any new Subsidiary created or acquired after the Closing Date by the Borrower, any Guarantor or any of their Subsidiaries (other than TWCC), concurrently with such creation or acquisition, the Borrower, such Guarantor and/or such Subsidiary, as applicable, shall: (1) execute and deliver to the Agent such amendments to the Security Documents as the Agent deems necessary or advisable to grant to the Agent, for the benefit of the Banks, a perfected first priority Lien in the stock or other ownership interests in such new Subsidiary, (2) deliver to the Agent: (A) the certificates (if any) representing such stock or other ownership interests, together with undated powers, in blank, executed and delivered by a duly authorized officer of the Borrower, any Guarantor or such Subsidiary, as the case may be, and (B) in the case of a Subsidiary whose stock or other ownership interests is a security that is not evidenced by a certificate, an Acknowledgment and Consent, substantially in the form of Annex I to the applicable Pledge Agreement, duly executed by any issuer of such stock or other ownership interests pledged pursuant to such Pledge Agreement, (3) cause such new Subsidiary: (A) to become a party to the applicable Security Documents and (B) to take such actions necessary or advisable to grant to the Agent for the benefit of the Banks a perfected first priority Lien on the Collateral described in the applicable Pledge Agreement and applicable Security Agreement and pursuant to a duly executed Mortgage, such Lien on all Properties of such new Subsidiary, subject in each case to Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the applicable Pledge Agreement and applicable Security

Agreement, the filing of any Mortgages in appropriate filing offices and other filings required by Law or as may be requested by the Agent, and (4) if requested by the Agent, deliver to the Agent such legal opinions, relating to the matters described above as the Agent may request, which opinions shall be in form and substance, and from counsel, satisfactory to the Agent.

8.1.23	Payment of Indebtedness.
The Borrower will (i) pay or cause to be paid the principal of and interest on all Indebtedness at any time incurred or assumed by it when and as the same shall become due and payable (subject to any subordination provisions governing such Indebtedness), and (ii) in all material respects perform, observe and comply with to the extent necessary to assure that no event described in clause (ii), (iii) or (iv) of Section 9.1.5 shall occur with respect to such Indebtedness all covenants, conditions and obligations imposed on it pursuant to all agreements and instruments securing or evidencing such Indebtedness or pursuant to which such Indebtedness is issued; provided, however, that the Borrower shall not be required by reason of this Section to make any payment or take any other action with respect to any Indebtedness (other than the Indebtedness evidenced by the Notes or otherwise included in the Obligations) at any time it shall be contesting in good faith by appropriate proceedings its obligation to do so, if it shall have set aside on its books reserves deemed by it to be adequate with respect thereto.
8.1.24    Anti-Terrorism Laws. None of the Loan Parties is or shall be (i) a Person with whom any Bank is restricted from doing business under Executive Order No. 13224 or any other Anti-Terrorism Law, (ii) engaged in any business involved in making or receiving any contribution of funds, goods or services to or for the benefit of such a Person or in any transaction that evades or avoids, or has the purpose of evading or avoiding, the prohibitions set forth in any Anti-Terrorism Law, or (iii) otherwise in violation of any Anti-Terrorism Law. The Loan Parties shall provide to the Banks any certifications or information that a Bank requests to confirm compliance by the Loan Parties with Anti-Terrorism Laws.

8.2	Negative Covenants.
The Borrower and the Guarantors, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

8.2.1	Indebtedness.
Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:
(i)Indebtedness under the Loan Documents;
(ii)Indebtedness evidenced by the Term Notes issued pursuant to the Note Purchase Agreement, provided that the maximum principal amount of loans and extensions of credit provided therein shall not be increased from the amount contemplated by the Note Purchase Agreement dated the Closing Date;

(iii)Existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions or renewals thereof but excluding items of Indebtedness which are described on such Schedule as being repaid on the Closing Date), provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1;
(iv)Indebtedness of the Loan Parties (a) secured by Purchase Money Security Interests or (b) consisting of capital leases, provided that the maximum amount of Indebtedness under this subclause (iv) shall not exceed at one time outstanding the aggregate principal amount of $25,000,000 through the period ending December 31, 2012; $30,000,000 through the period ending December 31, 2014; and $35,000,000 thereafter;
(v)Indebtedness of any Subsidiary wholly-owned by the Borrower to the Borrower or to any other Subsidiary (other than TWCC) which is wholly owned by the Borrower, and Indebtedness of the Borrower to any Subsidiary (other than TWCC) of the Borrower; provided, however, that TWCC shall not at any time be permitted pursuant to this Section 8.2.1(v) to incur or permit to remain outstanding any Indebtedness of TWCC to the Borrower or any Subsidiary of the Borrower unless, at the time of the incurrence of such Indebtedness, the Borrower or TWCC, as the case may be, shall be permitted pursuant to Section 8.2.4 [Loans and Investments] to make the loan, advance or other investment in TWCC represented by such Indebtedness;
(vi)Guaranties by the Borrower or any Subsidiary of the Borrower permitted pursuant to Section 8.2.3 [Guaranties] hereof;
(vii)Indebtedness secured by Permitted Liens;
(viii)Indebtedness with respect to deposits or reclamation or other bonds incurred in the ordinary course; and
(ix)Indebtedness of any Loan Party consisting of Swap Obligations requiring payments by such Loan Party contingent upon interest rates, commodity rates or indices, incurred by such Loan Party in the ordinary course of business for the purpose of mitigating risks associated with liabilities of such Loan Party and not in any event for purposes of speculation or taking a "market view"; provided, that the Indebtedness permitted by this Section 8.2.1(ix) shall not exceed $1,500,000 at any one time outstanding.

8.2.2	Liens.
Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

8.2.3	Guaranties.
Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume,

guarantee, become surety for, endorse or otherwise be or agree to become or remain directly or contingently liable upon or with respect to, any obligation or liability of any other Person, except for (a) Guaranties of Indebtedness of the Loan Parties permitted hereunder, including Guaranties by the Guarantors of Indebtedness arising under the Note Purchase Documents and (b) Guaranties by the Borrower existing on the Closing Date of operating lease obligations of TWCC described on Schedule 8.2.3; provided, that, except for the Guaranties by the Borrower referred to in clause (b) of this Section 8.2.3, neither the Borrower nor any other Loan Party (other than TWCC) shall guaranty, assume or otherwise be or become liable for any Indebtedness or other obligations of TWCC; but provided further, that nothing in this Section 8.2.3 shall prevent the Borrower from making the pledge by it of the Subsidiary Shares of TWCC included in the NRGT Liens.

8.2.4	Loans and Investments.
Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:
(i)trade credit extended on usual and customary terms in the ordinary course of such Loan Party's or such Subsidiary's business;
(ii)advances to employees to meet expenses incurred by such employees in the ordinary course of business;
(iii)Permitted Investments;
(iv)loans, advances and investments in or to other Loan Parties (other than TWCC); and
(v)loans and advances by the Borrower to TWCC; provided that the amount of such loans and advances which may at any time be made by the Borrower pursuant to this Section 8.2.4(v) shall not cause the aggregate amount of all such loans and advances outstanding to exceed $3,000,000.

8.2.5	Dividends and Related Distributions.
(a)    The Borrower shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account or in respect of its shares of capital stock, partnership interests or limited liability company interests or on account of the purchase, redemption, retirement or acquisition of its shares of capital stock, partnership interests or limited liability company interests (or warrants, options or rights therefor) or make any Management Fee payment, except that:

(i)so long as (A) no Potential Default or Event of Default is in existence or would result therefrom and (B) the amount at the time credited to the Debt Service Reserve Account shall be at least equal to the Debt Service Reserve Requirement at such time the Borrower may, during the period of 15 Business Days next following each Payment Date, make a distribution to Parent and make the Management Fee payment payable in respect of the quarterly fiscal period ended on or closest to such Payment Date (including accrued Management Fee payments, if any, for prior fiscal quarterly periods which remain unpaid), in an amount not exceeding, in the aggregate for such distribution and Management Fee payment (including accrued Management Fee payments for prior periods), Excess Cash Flow as of such Payment Date; provided, that the amount of Excess Cash Flow as of each Payment Date, and the amount so distributable pursuant to this sub-clause (2) on the basis of the computation of such Excess Cash Flow, shall be subject to adjustment pursuant to Section 8.2.5(b); and
(ii)any Subsidiary of the Borrower may make dividends and distributions to the Borrower or to any other Subsidiary in respect of Equity Interests of such Subsidiary owned by the Borrower or such other Subsidiary, as the case may be.
The Borrower shall not and shall not permit any of its Subsidiaries to enter into any contract or agreement which restricts in any manner the payment by any Subsidiary of the Borrower of dividends or distributions to the Borrower or any other Subsidiary which shall own Equity Interests of such Subsidiary; provided, however, that the Borrower and TWCC may enter into the NRGT Documents, notwithstanding the potential restrictive effects thereof on the payment of dividends and distributions by TWCC.
(b)    The distributions and Management Fee payments made by the Borrower to the Parent pursuant to sub-clause (i)(2) of Section 8.2.5(a) from Excess Cash Flow as of each Payment Date in any fiscal year shall be subject to adjustment in accordance with the further provisions of this Section 8.2.5(b). Following the completion of each fiscal year of the Borrower, the amount of Excess Cash Flow as of each Payment Date in such fiscal year shall be recalculated based upon the annual audited financial statements of the Loan Parties for such fiscal year. For this purpose, Available Cash and Excess Cash Flow as of each such Payment Date shall be recomputed in accordance with the definitions of "Available Cash" and "Excess Cash Flow" set forth in Schedule B of the Note Purchase Agreement, in each case using the actual numbers for the applicable quarterly period derived from such audited financial statements. Based on such recomputations, as promptly as practicable, but in any event not later than contemporaneously with the Borrower's delivery to the Banks of its audited financial statements for such fiscal year pursuant to Section 8.3.3 [Annual Financial Statements], the Borrower shall furnish to each such holder an Officer's Certificate (which may be combined with the Officer's Certificate required to be delivered for such fiscal year pursuant to Section 8.3.4 [Certificate of the Borrower]), (i) showing all such recomputations in respect of each fiscal quarter in such fiscal year and demonstrating the manner in which the same were made, and (ii) setting forth the amount of each adjustment required in accordance with this Section 8.2.5(b) by reason of such recomputations in the amount of any distribution or Management Fee payment made in such fiscal year. All such adjustments based on audited financial information shall be made as follows:

(i)in the event that the audited financial information demonstrates that Parent received monies in excess of that which it should have received for such annual fiscal period, the Borrower shall cause an amount equal to such excess monies to be paid by Parent to the Borrower; provided, however, that if Parent shall not have paid the amount of any such excess monies to the Borrower in full, the amount of such excess monies (or the portion thereof not so paid) shall be deducted from the amounts which would otherwise be available for distribution to Parent pursuant to this Section 8.2.5 in succeeding fiscal quarters until the full amount of such unpaid excess monies shall have been so deducted; and
(ii)in the event that the audited financial information demonstrates that the Borrower should have been permitted to make distributions or Management Fee payments exceeding the amounts thereof actually distributed and paid in such fiscal year (the amount of any such excess, the "Underpaid Amount"), then so long as (x) no Potential Default or Event of Default is in existence or would result therefrom and (y) the amount at the time credited to the Debt Service Reserve Account shall be at least equal to the Debt Service Reserve Requirement at such time, the Borrower may make a further distribution to Parent and/or make a payment in respect of Management Fees, in an amount not exceeding, in the aggregate for such further distribution and payment in respect of Management Fees, the Underpaid Amount.
All recomputations and adjustments pursuant to this Section 8.2.5(b) in respect of any fiscal year shall be made within ten Business Days of the Borrower's delivery to the Banks of the audited financial statements for such fiscal year.

8.2.6	Liquidations, Mergers, Consolidations, Acquisitions.
Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person without the prior written consent of the Agent, provided that any Loan Party may consolidate or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or a series of transactions to any Person if:
(a)    the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Loan Party as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if such Loan Party is not such a corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to Agent, an agreement, reasonably satisfactory in form and substance to the Agent, providing for its assumption of the due and punctual performance and observance of each covenant and condition of the Loan Documents to which such Loan Party is a party and (ii) such corporation or limited liability company shall have caused to be delivered to Agent an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Banks, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof , and covering such other matters relating to such corporation or limited liability company and such assumption as the Banks may reasonably request;

(b)    if such consolidation, merger, conveyance, transfer or lease shall constitute or result in a Prepayment Event, the Borrower shall have complied with Section 5.7 [Mandatory Prepayment] in respect thereof and shall have prepaid the Loans and;
(c)    immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
No such conveyance, transfer or lease of substantially all of the assets of a Loan Party shall have the effect of releasing such Loan Party or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section from its liability under the Loan Documents.

8.2.7	Dispositions of Assets or Subsidiaries.
Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:
(i)transactions involving the sale of inventory in the ordinary course of business;
(ii)any sale, transfer or lease of assets in the ordinary course of business which are not necessary or required in the conduct of such Loan Party's or such Subsidiary's business and so long as such assets do not comprise more than 5% in any calendar year of the assets of the Borrower and its Subsidiaries taken as a whole;
(iii)any sale, transfer or lease of assets by any Loan Party or Subsidiary of such Loan Party to another Loan Party (other than TWCC);
(iv)transactions permitted pursuant to Section 8.2.6 [Liquidations, Mergers, etc.];
(v)any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 8.2.16 [Capital Expenditures and Leases], provided such substitute assets are subject to the Banks' Prior Security Interest;
(vi)participation by TWCC in the 8750 Parts Pool and Participation by the Borrower or any of its Subsidiaries in any other Approved Parts Pool Program; or
(vii)any sale, transfer or lease of assets, other than those specifically permitted pursuant to clauses (i) through (vi) above, which is approved by the Required Banks if such assets are not subject to a first priority Lien in favor of the Purchasers.

8.2.8	Affiliate Transactions.
Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with an Affiliate of any Loan Party (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) without the prior written consent of the Required Banks, unless such transaction (i) is not otherwise prohibited by this Agreement, (ii) constitutes a Permitted Affiliate Transaction, and (iii) is in accordance with all applicable Law.

8.2.9	Subsidiaries, Partnerships and Joint Ventures.
Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (a) any Subsidiary of the Borrower which is a party to this Agreement on the Closing Date as a Guarantor; (b) TWCC (which may continue to be a Subsidiary of the Borrower); and (c) any Subsidiary (other than a Subsidiary of TWCC) formed after the Closing Date which shall have become a party to this Agreement as a Guarantor pursuant to a Guarantor Joinder Agreement, provided that the Required Banks shall have consented to such formation and joinder and such Subsidiary and the Loan Parties, as applicable, shall have granted and caused to be perfected first priority Liens in favor of the Collateral Agent for the benefit of the Banks in the assets held by, and stock of or other ownership interests in, such Subsidiary, and otherwise complied with the provisions of Section 11.13 [Governing Law] with respect to such Subsidiary. No Loan Party shall become or agree to become (i) a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties, (ii) a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties, or (iii) a joint venturer or hold a joint venture interest in any joint venture.

8.2.10	Continuation of or Change in Business.
Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any material business other than its business of owning and operating coal mine facilities associated with the Coal Reserves (as the same may be extended or expanded or changes from time to time).

8.2.11	Plans and Benefit Arrangements.
Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, do any of the following if the same could reasonably be expected to result in any substantial obligation to the Borrower or any of its Subsidiaries or otherwise result in a Material Adverse Change:
(i)fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Plan;
(ii)request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;

(iii)engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan;
(iv)permit any Plan to be less than Adequately Funded;
(v)fail to make when due any contribution to any Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;
(vi)withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan;
(vii)terminate, or institute proceedings to terminate, any Plan;
(viii)make any amendment to any Plan with respect to which security is required under Section 307 of ERISA; or
(ix)fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code.

8.2.12	Fiscal Year.
The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

8.2.13	Issuance of Stock.
Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock, shares of beneficial interest, partnership interests, limited liability company interests or similar ownership interests, or any options, warrants or other rights in respect thereof.

8.2.14	Changes in Organizational Documents.
Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its Organizational Documents (including any provisions or resolutions relating to capital stock or other equity interest), without providing at least twenty 20 calendar days' prior written notice to the Agent and the Banks and, in the event such change would be material and adverse to the Banks as determined by the Agent in its sole discretion, obtaining the prior written consent of the Banks.

8.2.15	Changes in Material Contracts, Performance under Coal Supply Contracts.
Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, materially amend (except for Permitted Modifications), cancel, terminate, waive or give any consent to any material violation of or release any party from its obligations under any of the

Coal Supply Contracts or any of the other material contracts to which it is a party. Each of the Loan Parties shall supply coal under its respective Coal Supply Contracts solely with coal mined from the Obligors' coal mines and shall not purchase coal or permit any other Person to supply coal under or service its Coal Supply Contracts, except for (i) Permitted Affiliate Transactions, (ii) the procurement of coal at the request of a buyer in accordance with the explicit provisions of the Coal Supply Contract for Colstrip 3 & 4 and (iii) for the procurement of coal by a Loan Party if (a) the price paid for such substitute coal is less than the cost that would otherwise be incurred by such Loan Party's mine in supplying such coal, (b) such Loan Party is permitted to deliver such substitute coal under a Coal Supply Contract for its mines and (c) the substitute coal provides a benefit to such Loan Party's mine (for example, by providing a higher quality coal to blend with such Loan Party's mine coal) thereby enhancing the customer plant's operations and overall fuel blend.

8.2.16	Capital Expenditures and Leases.
No Loan Party shall make, or permit any of its Subsidiaries to make, any Capital Expenditures in any fiscal year, other than Capital Expenditures made (i) in the ordinary course of business and on terms (whether of purchase or lease) which are usual and customary and (ii) in amounts which, when taken together with all other Capital Expenditures made by the Loan Parties and their Subsidiaries in such fiscal year, shall not exceed in the aggregate the amount set forth for such fiscal year on Schedule 8.2.16; provided, that if the amount set forth on Schedule 8.2.16 for any fiscal year shall exceed the aggregate amount of Capital Expenditures made by the Loan Parties and their Subsidiaries in such fiscal year, the amount of such excess may be carried forward and utilized for Capital Expenditures in subsequent fiscal years.

8.2.17	Minimum Debt Service Coverage Ratio.
The Loan Parties shall not permit the Debt Service Coverage Ratio to be less than 1.30 to 1.00, calculated as of the end of each fiscal quarter after the Closing Date based upon the immediately preceding four fiscal quarters with the exception of the fiscal quarters ending June 30, 2012 and September 30, 2012, during which periods the Debt Service Coverage Ratio shall not be permitted to be less than 1.20.

8.2.18	Maximum Leverage Ratio.
The Loan Parties shall not permit the ratio of Consolidated Net Indebtedness of the Borrower and its Subsidiaries to Consolidated EBITDA to exceed the ratio set forth below for such period, calculated as of the end of each fiscal quarter during each such period based upon the immediately preceding four fiscal quarters:

Period	Ratio
January 1, 2013 through March 31, 2013	2.25 to 1.00
April 1, 2013 through June 30, 2013	2.00 to 1.00
July 1, 2013 through September 30, 2013	1.75 to 1.00
October 1, 2013 and thereafter	1.50 to 1.00

8.3	Reporting Requirements.
The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Agent and each of the Banks:

8.3.1	Monthly Financial Statements, Borrowing Base Certificate.
As soon as available and in any event within thirty (30) calendar days after the end of each calendar month, the Borrower's financial statements, consisting of a consolidated and consolidating balance sheet as of the end of such month and related consolidated and consolidating statements of income, member's equity and cash flows for the month then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP (provided that the failure to provide footnotes shall not be violative of this Section), consistently applied, and setting forth in comparative form on a consolidated basis the respective financial statements for the corresponding date and period in the previous fiscal year. Within twenty (20) calendar days after the end of each month, a Borrowing Base Certificate as of the end of the immediately preceding month in the form of Exhibit 8.3.1 hereto, appropriately completed, executed and delivered by an Authorized Officer.

8.3.2	Quarterly Financial Statements.
As soon as available and in any event within fifty (50) calendar days after the end of each of the first three fiscal quarters in each fiscal year of the Borrower, financial statements of the Borrower, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, changes in member's equity and cash flows for the fiscal quarter and the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding date and period in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally (provided that the failure to provide footnotes shall not be violative of this Section), and certified by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

8.3.3	Annual Financial Statements.
As soon as available and in any event within one hundred thirty-five (135) days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, changes in member's equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by (i) in the case of such consolidated financial statements, an opinion thereon of independent certified public accountants of nationally recognized standing stating that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in accordance with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances (such report to be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents); (ii) a certificate of such accountants stating that they have reviewed this Agreement and the other Loan Documents and stating further (A) whether, in making their audit, they have become aware of any condition or event that then constitutes a Potential Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Potential Default or Event of Default unless such accountants should have obtained actual knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), (B) that they have reviewed the certificate of the Borrower required to be delivered with respect to such financial statements pursuant to Section 8.3.4 [Certificate of the Borrower] and, based upon their audit examination, nothing has come to their attention which causes them to believe that Borrower's calculation set forth in such certificate are not correct or not properly made in accordance with the terms of this Agreement, and (C) that the Banks are permitted to rely upon such accountants' certificates and report on such annual financial statements and that such accountants authorized the Loan Parties to deliver such certificate and report to the Banks on such accountants' behalf; and (iii) in the case of such consolidating financial statements, a certificate of the Chief Executive Officer, President or Chief Financial Officer of the Borrower to the effect that such financial statements are complete and correct in all material respects.

8.3.4	Certificate of the Borrower.
Concurrently with the financial statements of the Borrower furnished to the Agent and to the Banks pursuant to Sections 8.3.2 [Quarterly Financial Statements] and 8.3.3 [Annual Financial Statements], a certificate (each a "Compliance Certificate") of the Borrower signed by the Chief Executive Officer, President or Chief Financial Officer or other responsible officer (whose position shall be reasonably satisfactory to the Banks) of the Borrower, in the form of Exhibit 8.3.4, to the effect that, except as described pursuant to Section 8.3.5 [Notice of Default], (i) the representations and warranties of the Borrower contained in Section 5.8 and in the other Loan Documents are true in all material respects on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time)

and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate, and (iii) containing (w) calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 8.2 [Negative Covenants] and with Section 8.2.5 [Dividends and Related Distributions], (x) a brief summary of applications made during the period covered by such financial statements of Retained Cash as of the Payment Date most recently preceding such period and, in the case of the Officer's Certificate accompanying any financial statements furnished pursuant to Sections 8.3.2 [Quarterly Financial Statements] and 8.3.3 [Annual Financial Statements], Retained Cash as of each other Payment Date occurring during such period, (y) a statement of the aggregate amount paid by the Borrower and the Guarantors to WRI and the aggregate amount received by them from WRI, pursuant to the Shared Services Arrangements during each month included in the period covered by such financial statements, and (z) a written discussion of management comparing the financial performance of the Loan Parties against both the annual budget and the results of operations from the corresponding fiscal quarter in the immediately preceding fiscal year. Each such certificate delivered with the financial statements pursuant to Sections 8.3.2 [Quarterly Financial Statements] and 8.3.3 [Annual Financial Statements] shall include a determination in reasonable detail of (1) the Available Cash and Retained Cash and (2) the Unfinanced Capital Expenditures, as adjusted each fiscal quarter.

8.3.5	Notices.
8.3.5.1    Default. Promptly after any executive officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.
8.3.5.2    Organizational Documents. Within the time limits set forth in Section 8.2.14 [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party.
8.3.5.3    Erroneous Financial Information. Immediately in the event that the Borrower or its accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance.
8.3.5.4    ERISA Event. Immediately upon the occurrence of any ERISA Event.

8.3.6	Notice of Litigation.
Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $1,000,000.00 or which if adversely determined would constitute a Material Adverse Change; and promptly after any Loan Party becoming aware of, notice of the enactment, promulgation, adoption or existence of any Law, or any construction or application of any Law by any official body, which would reasonably be expected to result in a Material Adverse Change.

8.3.7	Certain Events.
Written notice to the Agent:
(i)at least thirty (30) calendar days prior thereto, with respect to any change in any Loan Party's location of its assets or principal office from the states and locations set forth in Schedule A to the Security Agreement.

8.3.8	Budgets, Forecasts, Other Reports and Information.
Promptly upon their becoming available to the Borrower, but in no event later than the specific time period specified below, if any:
(i)the budget and annual forecasts or projections of the Borrower and its Subsidiaries for each fiscal year, to be supplied not later than January 1 of such fiscal year to which any of the foregoing may be applicable,
(ii)all reports including management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit,
(iii)all reports, notices or proxy statements generally distributed by the Borrower to its members on a date no later than the date supplied to such members,
(iv)all regular, periodic and other reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Parent or the Borrower with the Securities and Exchange Commission,
(v)a copy of any order in any proceeding to which the Borrower or any of its Subsidiaries is a party issued by any Official Body, except for orders of the type that are typically received by mining companies with respect to violations of the Law occurring in connection with mining activities which have no reasonable likelihood of materially disrupting the projected mining operations of the Loan Parties or resulting in any substantial obligation to the Loan Parties or of otherwise constituting or giving rise to a Material Adverse Change,
(vi)within 10 Business Days after the end of each calendar month, a report signed by an Authorized Officer which discloses for each Loan Party for such immediately preceding calendar month (a) the volume of coal produced (in tons) by such Loan Party, (b) the volume of coal sold by such Loan Party, and (c) the price per ton obtained for such coal sold, and
(vii)such other reports and information as any of the Banks may from time to time reasonably request. The Borrower shall also notify the Banks promptly of the enactment or adoption of any Law which could reasonably be expected to result in a Material Adverse Change.

8.3.9	Notices Regarding Plans and Benefit Arrangements.

8.3.9.1	Certain Events.
Promptly after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature of the event; when known, any action taken or threatened by a governmental agency or other adverse party; and the action, if any, that the Borrower or any other member of the ERISA Group proposes to take with respect thereto:
(i)with respect to any Plan, any Reportable Event; or
(ii)the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any member of the ERISA Group of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
(iii)any event, transaction or condition that could reasonably be expected to result in the incurrence of any liability by the Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to constitute or result in a substantial obligation to the Borrower or other member of the ERISA Group or otherwise result in a Material Adverse Change.

8.3.9.2	Annual Reports.
Promptly after receipt thereof, at the request of the Agent or any Bank, copies of each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

8.3.9.3	Notice of Voluntary Termination.
Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

8.3.10	Information as to certain Price Adjustments.
If any Price Determination Event shall arise under any material Coal Supply Contract, the Borrower or the relevant Loan Party shall provide (i) notice thereof at least 30 days prior to the effectiveness of any adjustment or potential adjustment under such contract to the Agent, which shall provide copies thereof to each Bank, identifying such contract and setting forth the price currently payable thereunder and the basis on which such adjustment is or may be made, (ii) such pertinent information as any Bank may reasonably request as to the computation of such price adjustment or potential price adjustment and the impact thereof on the business and cash flows of the Borrower and the other Loan Parties, and (iii) not later than the third Business Day following the effectiveness of any such adjustment, confirmation of the amount thereof and the manner in which it was determined; provided, however that nominal price adjustments in the ordinary course of business based on cost and inflation indices or the quality of the coal furnished pursuant to such contracts need not be disclosed under this Section. The term "Price Determination Event" shall mean, with respect to any Coal Supply Contract, (i) any scheduled "re-opener" of the price payable under such contract (other than the quarterly price adjustment under the Coyote Plant coal sales contract), (ii) any amendment to or interpretation of such contract that could reasonably be expected to alter negatively and materially, from the Loan Party's perspective, the price payable to the Loan Party thereunder, and (iii) any arbitration or judicial proceeding involving the price payable under such contract.

8.3.11	Single Purpose Entity Status.
Concurrently with the annual financial statements required to be furnished pursuant to Section 8.3.3 [Indebtedness] in respect of each fiscal year, a written report substantially in the format of Exhibit 8.3.11 hereto, signed by the Secretary and a Senior Financial Officer of the Borrower, discussing the actions taken by the Borrower and its Subsidiaries during such fiscal year in order to assure compliance with Section 8.1.16 [Single Purpose Entities], setting forth, with respect to each of subdivisions (i) through (xvii) of such Section, that its and their businesses, affairs, books and records have been conducted and maintained during such fiscal year in compliance with the separateness covenants, agreements, terms and conditions set forth in each such subdivision, and, in the event of any failure to have complied with any such covenant, agreement, term or condition, specifying in reasonable detail the control imposed or other actions taken or to be taken by the Borrower with respect thereto.
9. DEFAULT

9.1	Events of Default.
An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1	Payments Under Loan Documents.
The Borrower (i) shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing after such principal amount becomes due or (ii) shall fail to pay any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents for more than five (5) Business Days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

9.1.2	Breach of Warranty.
Any representation or warranty made in writing by or on behalf of a Loan Party or by any officer of a Loan Party in any Loan Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made;

9.1.3	Breach of Negative Covenants, Single Purpose Entity or Visitation Rights.
Any of the Loan Parties shall default in the compliance with or performance of any covenant contained in Section 8.1.6 [Visitation Rights] or Section 8.2 [Negative Covenants] or shall fail to comply with the covenants contained in Section 8.1.16 [Single Purpose Entity]; provided, that, with respect to the covenants contained in Section 8.1.16, such violation or failure to comply shall not constitute an Event of Default so long as (A) such violation or failure to comply was immaterial to the covenants contained in Section 8.1.16 taken as a whole, and (B) if such violation or failure to comply is curable, the Loan Parties shall cure such violation or failure to comply within thirty (30) calendar days following a Responsible Officer obtaining actual knowledge of the violation or failure to comply;

9.1.4	Breach of Other Covenants.
A Loan Party defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 9.1.1 [Payment Under Loan Documents], 9.1.2 [Breach of Warranty] and 9.1.3 [Breach of Negative Covenants, etc.] of this Section 9) or in any other term of any Loan Documents and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default or (ii) the Borrower receiving written notice of such default from the Agent (any such written notice to be identified as a "notice of default" and to refer specifically to Section 9.1.4 [Breach of Other Covenants]), or the Guaranty Agreement or any other Security Document fails to be in full force and effect;

9.1.5	Defaults in Other Agreements or Indebtedness, or Material Contracts.
(i) any "Event of Default" shall occur or exist under the Note Purchase Agreement or any of the other Note Purchase Documents, or (ii) the Borrower or any Subsidiary of the Borrower is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $500,000 beyond any period of grace provided with respect thereto, or (iii) the Borrower or any Subsidiary of the Borrower is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $500,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness described in clauses (ii) and (iii) has been declared due and payable (or one or more Persons are entitled to declare such Indebtedness to be due and payable) before its stated maturity or before its regularly scheduled dates of payment, or (iv) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), the Borrower or any Subsidiary of the Borrower has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $500,000, or (v) the earlier to occur of (1) a default or event of default (or right to cancel or terminate such agreement prior to its stated term) by any of the Loan Parties shall occur at any time under the terms of any Coal Supply Contract (upon occurrence of any such event, a "Defaulted Agreement") and such breach, default or event of default could result in cancellation or termination of the Defaulted Agreement prior to its stated term, or (2) the cancellation or termination of any Defaulted Agreement or (vi) a default or event of default (or a right to cancel or terminate such agreement prior to its stated term) shall occur at any time under the terms of any one or more of the Coal Leases which is reasonably likely to cause a Material Adverse Change;

9.1.6	Final Judgments or Orders.
A final judgment or judgments for the payment of money aggregating in excess of $1,000,000 (net of insurance coverage, provided, that (i) the insurance carrier has acknowledged in writing its obligation to satisfy such judgment or judgments and (ii) such insurance carrier is solvent and has a long term debt rating which is at least "A2" by Moody's or Standard & Poor's) are rendered against one or more of the Borrower and its Subsidiaries and which judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay, or, notwithstanding any such bonding, stay or discharge thereof, such judgment or judgments affect the Collateral in any material respect or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Note Purchase Documents; or

9.1.7	Events Relating to Plans and Benefit Arrangements.
Any of the following events occur, involving the Borrower or any member of the ERISA Group, which event, alone or together with any other such event(s), would, or would reasonably be expected to, result in a substantial obligation to the Borrower or any of its Subsidiaries or otherwise result in a Material Adverse Change: (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Internal Revenue Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought to be granted under Section 430 of the Internal Revenue Code; (ii) the Plans, considered in the aggregate, shall cease to be Adequately Funded; (iii) failure to make any contribution when due to a Multiemployer Plan; (iv) a notice of intent to terminate shall have been or is reasonably expected to be filed with the PBGC with respect to any Plan; (v) a Reportable Event on the basis of which the PBGC is reasonably expected to terminate a Plan; (vi) the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have given notice that a Plan may become the subject of such proceedings; (vii) adoption of an amendment to a Plan with respect to which security is required under ERISA Section 307; (viii) partial or complete withdrawal under ERISA Section 4062(e), from a Multiple Employer Plan or (ix) partial or complete withdrawal from a Multiemployer Plan.

9.1.8	Change of Control.
There shall have occurred (a) any Loan Party's Change in Control or Control Event with respect to the Borrower or any of the Loan Parties or (b) any Parent Change in Control with respect to the Parent.

9.1.9	Involuntary Proceedings.
A court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Borrower or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Borrower or any of its Subsidiaries, or any such petition shall be filed against the Borrower or any of its Subsidiaries and such order or petition shall not be dismissed within 60 days; or

9.1.10	Voluntary Proceedings.
The Borrower or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing.

9.1.11	Default or Non-performance by Manager.
The manager shall default under or otherwise fail to perform any of its obligations or duties under the Management Agreement.

9.1.12	Loss of Bonding Capacity.
Any of the Loan Parties shall fail to maintain sufficient mine bonding capacity to be able to conduct its operations substantially as contemplated by the mining plans used in preparing the Financial Projections provided to the Agent, or (ii) any of the Loan Parties shall default in the compliance with or the performance of its surety bonding agreements and obligations (including, but not limited to any default in the payment of outstanding reimbursement claims owing in connection with any of the bonds outstanding) and in either case, such default is not remedied within 30 days.

9.1.13	Loan Document Unenforceable.
Any of the material provisions of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the Loan Party executing the same or such Loan Party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or the enforceability shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, or other material rights, titles, interests, remedies, powers or privileges intended to be created thereby.

9.1.14	Liens.
Any Lien purported to be created by any Security Document shall fail or cease to be a valid and perfected Lien on material Collateral intended to be subject thereto subject to no other Lien (whether ranking on a parity therewith or prior or junior thereto) not expressly permitted by such Security Document or the Intercreditor Agreement.

9.2	Consequences of Event of Default.

9.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.
If an Event of Default specified under Sections 9.1.1 [Payments Under Loan Documents] through 9.1.8 [Change of Control] shall occur and be continuing, the Banks shall be under no further obligation to make Loans hereunder and the Issuing Bank shall be under no obligation to issue Letters of Credit, as the case may be, and the Agent may, and upon the request of the Required Banks, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Agent, as Cash Collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Agent and the Banks, and grants to the Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Agent shall return such Cash Collateral to the Borrower; and

9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings.
If an Event of Default specified under Section 9.1.9 [Involuntary Proceedings] or 9.1.10 [Voluntary Proceedings] shall occur, the Banks shall be under no further obligations to make Loans hereunder and the Issuing Bank shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

9.2.3	Set-off.
If an Event of Default shall have occurred and be continuing, each Bank, the Issuing Bank, and each of their respective Affiliates and any participant of such Bank or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Banks] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Bank, the Issuing Bank or any such Affiliate or participant to or for the credit or the account of any Loan Party (other than TWCC) against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Bank, the Issuing Bank, Affiliate or participant, irrespective of whether or not such Bank, Issuing Bank, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party (other than TWCC) is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Bank, Issuing Bank, or the Agent. The rights of each Bank, the Issuing Bank and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Bank, the Issuing Bank or their respective Affiliates and participants may have. Each Bank and the Issuing Bank agrees to notify the Borrower and the Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding anything contained in this Section 9.2.3 to the contrary, to the extent that Borrower maintains a deposit account with any Bank, which Borrower has identified to the Agent as containing monies solely for the payment of black lung trust fund obligations (the "Black Lung Trust Account"), the Banks agree that they will not set-off against any monies contained in such Black Lung Trust Account; and

9.2.4	Suits, Actions, Proceedings.
If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 9.2, the Agent or any Bank, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

9.2.5	Application of Proceeds.
From and after the date on which the Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Borrower and the Guarantors have been paid in full,

any and all proceeds received by the Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Agent, shall be applied as follows:
(i)first, to reimburse the Agent and the Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Banks in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Banks or any one of them or the Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;
(ii)second, to the repayment of all Obligations then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and
(iii)the balance, if any, as required by Law.

9.2.6	Other Rights and Remedies.
In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents (including the Mortgage), the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.

9.3	Notice of Sale.
Any notice required to be given by the Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.
10. THE AGENT
10.1    Appointment and Authority. Each of the Banks and the Issuing Bank hereby irrevocably appoints PNC to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Agent, the Banks and the Issuing Bank, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions, except that the Borrower shall have the rights granted to it in Section 10.6.
10.2    Rights as a Bank. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Agent and the term "Bank" or "Banks" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Banks.
10.3    Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Loan Documents); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.
The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Banks (or such other number or percentage of the Banks as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Agent by the Borrower, a Bank or the Issuing Bank.
The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

10.4    Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Bank or the Issuing Bank, the Agent may presume that such condition is satisfactory to such Bank or the Issuing Bank unless the Agent shall have received notice to the contrary from such Bank or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.5    Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Agent. The Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub‑agent and to the Related Parties of the Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
10.6    Resignation of Agent. The Agent may at any time give notice of its resignation to the Banks, the Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Required Banks shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Banks and the Issuing Bank, appoint a successor Agent; provided that if the Agent shall notify the Borrower and the Banks that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Banks or the Issuing Bank under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Bank and the Issuing Bank directly, until such time as the Required Banks (with the approval of the Borrower, where applicable) appoint a successor Agent as provided for above in this Section 10.6. Upon the acceptance of a successor's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the

Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent's resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.
If PNC resigns as Agent under this Section 10.6, PNC shall also resign as an Issuing Bank. Upon the appointment of a successor Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Bank and Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Bank and Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.
10.7    Non-Reliance on Agent and Other Banks. Each Bank and the Issuing Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
10.8    No Other Duties, etc. Anything herein to the contrary notwithstanding, no other agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent, a Bank or the Issuing Bank hereunder.
10.9    [Intentionally Omitted]
10.10    Authorization to Release Collateral and Guarantors. The Banks and Issuing Banks authorize the Agent to release (i) any Collateral consisting of assets or equity interests sold or otherwise disposed of in a sale or other disposition or transfer permitted under Section 8.2.7 [Disposition of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], and (ii) any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.7 [Disposition of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].
10.11    No Reliance on Agent's Customer Identification Program. Each Bank acknowledges and agrees that neither such Bank, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Bank's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.
11. MISCELLANEOUS
11.1    Modifications, Amendments or Waivers. With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:
11.1.1    Increase of Commitment. Increase the amount of the Revolving Credit Commitment of any Bank hereunder without the consent of such Bank;
11.1.2    Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Bank, without the consent of each Bank directly affected thereby;
11.1.3    Release of Collateral or Guarantor. Except for releases permitted by Section 10.10 [Authorization to Release Collateral and Guarantors], release all or substantially all of the Collateral or any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Banks (other than Defaulting Banks); or
11.1.4    Miscellaneous. Amend Section 5.2 [Pro Rata Treatment of Banks], 10.3 [Exculpatory Provisions] or 5.3 [Sharing of Payments by Banks] or this Section 11.1, alter any provision regarding the pro rata treatment of the Banks or requiring all Banks to authorize the taking of any action or reduce any percentage specified in the definition of Required Banks, in each case without the consent of all of the Banks (other than Defaulting Banks);
provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent or the Issuing Bank may be made without the written consent of such Agent or Issuing Bank, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.4 above, the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained (each a "Non-Consenting Bank"), then the Borrower shall have the right to replace any such Non-Consenting Bank with one or more replacement Banks pursuant to Section 5.6.2 [Replacement of a Bank].
11.2    No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.

11.3	Expenses; Indemnity; Damage Waiver.
11.3.1    Costs and Expenses. The Borrower shall pay (i) all out‑of‑pocket expenses incurred by the Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out‑of‑pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out‑of‑pocket expenses incurred by the Agent, any Bank or the Issuing Bank (including reasonable fees, charges and disbursements of any counsel for the Agent, any Bank or the Issuing Bank), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties, to the extent that Section 8.1.6 [Visitation Rights] requires the payment of such expenses by the Borrower.
11.3.2    Indemnification by the Borrower. The Borrower shall indemnify the Agent (and any sub-agent thereof), each Bank and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrower under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.3.2 [Indemnification by the Borrower] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
11.3.3    Reimbursement by Banks. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Borrower] to be paid by it to the Agent (or any sub-agent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Bank severally agrees to pay to the Agent (or any such sub-agent), the Issuing Bank or such Related Party, as the case may be, such Bank's Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) or Issuing Bank in connection with such capacity.
11.3.4    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no party to this Agreement shall assert, and each party to this Agreement hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3.2 [Indemnification by Borrower] or other Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
11.3.5    Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.
11.4    Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any

payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5	Intentionally Omitted.

11.6	Notices; Effectiveness; Electronic Communication.
11.6.1    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.6.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Bank, to it at its address set forth in its administrative questionnaire, (ii) if to the Collateral Agent, at the address set forth in the Collateral Agency Agreement or (iii) if to any other Person, to it at its address set forth on Schedule 1.1(B).
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.6.2 [Electronic Communications], shall be effective as provided in such Section.

11.6.2    Electronic Communications. Notices and other communications to the Banks and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices to any Bank or the Issuing Bank if such Bank or the Issuing Bank, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
11.6.3    Change of Address, Etc. Any party hereto may change its address, e‑mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.
11.7    Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
11.8    Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Borrower contained herein relating to the payment of expenses and indemnification, including those set forth in the Notes, Section 11.3.5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full. All other covenants and agreements of the Loan Parties (including those relating to the payment of principal and interest) shall continue in full force and effect from and after the date hereof and until Payment In Full.

11.9	Successors and Assigns.
11.9.1    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Bank and no Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.9.2 [Assignments by Banks], (ii) by way of participation in accordance with the provisions of Section 11.9.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.9.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.9.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.
11.9.2    Assignments by Banks. Any Bank may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(a)in the case of an assignment of the entire remaining amount of the assigning Bank's Commitment and the Loans at the time owing to it or in the case of an assignment to a Bank, an Affiliate of a Bank or an Approved Fund, no minimum amount need be assigned; and
(b)in any case not described in clause (i)(a) of this Section 11.9.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Agent or, if "Trade Date" is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $2,500,000, in the case of any assignment in respect of the Revolving Credit Commitment of the assigning Bank, unless, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except for the consent of the Agent (which shall not be unreasonably withheld or delayed) and:
(a)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Bank, an Affiliate of a Bank or an Approved Fund; and

(b)    the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).
(iv)    Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Bank, shall deliver to the Agent an administrative questionnaire provided by the Agent.
(v)    No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Agent pursuant to Section 11.9.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Etc.], 5.8 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section 11.9.2 shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with Section 11.9.4 [Participations].
11.9.3    Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a record of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time. Such register shall be conclusive, and the Borrower, the Agent and the Banks may treat each Person whose name is in such register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.
11.9.4    Participations. Any Bank may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Bank's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent, the Banks, and the Issuing Bank shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Collateral or Guarantor]) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable, Etc.], 5.8 [Increased Costs], 5.10 [Indemnity] and 5.9 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.9.7 [Status of Banks] (it being understood that the documentation required under Section 5.9.7 [Status of Banks] shall be delivered to the participating Bank)) to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Banks]; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6.2 [Replacement of a Bank] as if it were an assignee under Section 11.9.2 [Assignments by Banks]; and (B) shall not be entitled to receive any greater payment under Sections 5.8 [Increased Costs] or 5.9 [Taxes], with respect to any participation, than its participating Bank would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Bank that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.6.2 [Replacement of a Bank] with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Bank; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Banks] as though it were a Bank. Each Bank that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
11.9.5    Certain Pledges; Successors and Assigns Generally. Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

11.10	Confidentiality.
11.10.1    General Confidentiality. Each of the Agent, the Banks and the Issuing Bank agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Agent, any Bank, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or the other Loan Parties. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
11.10.2    Sharing Information With Affiliates of the Banks. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and each of the Loan Parties hereby authorizes each Bank to share any information delivered to such Bank by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.10.1 [General Confidentiality].

11.11	Counterparts; Integration; Effectiveness.
11.11.1    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, .pdf via e‑mail or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
11.12    CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
11.12.1    Governing Law. This Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance ("UCP") or the rules of the International Standby Practices (ICC Publication Number 590) ("ISP98"), as determined by the Issuing Bank, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the Commonwealth of Pennsylvania without regard to is conflict of laws principles.
11.12.2    SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF (1) THE COMMONWEALTH OF PENNSYLVANIA SITTING IN ALLEGHENY COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE WESTERN DISTRICT OF PENNSYLVANIA AND ANY APPELLATE COURT FROM ANY THEREOF AND (2) THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH PENNSYLVANIA OR NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN THE FEDERAL COURTS REFERRED TO ABOVE. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT, ANY BANK OR THE ISSUING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.12.3    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.12. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.
11.12.4    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.6 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.12.5    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.13	Environmental Indemnity.
The Loan Parties (other than TWCC), jointly and severally, will indemnify, protect, hold harmless and defend each Bank and the Collateral Agent and their respective officers, directors, trustees, employees and agents (collectively, "Indemnitees"), from and against any and all liabilities, costs (including, without limitation, reasonable fees and disbursements of attorneys, consultants and experts, and costs of investigation, clean up, response, removal, remediation, containment, restoration, treatment and disposal), claims, damages, demands, litigation, suits, proceedings, actions, losses, obligations, penalties, fines, judgments, sums paid in settlement of any of the above, and reasonable disbursements actually incurred by any Indemnitee arising from or out of, or in any way connected with, (i) any failure of any representation or warranty set forth in Section 6.1.26 [Environmental Matters] to be true and correct when made or any failure by the Loan Parties (or any of them) to comply with any of the covenants, agreements, terms and conditions set forth in Section 8.1.10 [Compliance with Laws] or to comply with any Environmental Law, (ii) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport or handling, or the emission, discharge, release or threatened release into the environment, of any Regulated Substance at any time on, in, under or above the Property or any part thereof, (iii) the presence or suspected presence of any Regulated Substances manufactured, generated, refined, processed, distributed, sold, treated, received, stored, disposed of, transported, arranged to be transported or handled by the Loan Parties (or any of them) or any of their respective Subsidiaries, or (iv) the migration, leaking, leaching, flowing, emitting or other movement of any Regulated Substance from the Property, or any location containing Regulated Substances manufactured, generated, refined, processed, distributed, sold, treated, received, stored, disposed of, transported, arranged to be transported or handled by the Loan Parties (or any of them) or any of their respective Subsidiaries to any other property; provided, however, that any obligation of any of the Loan Parties under this Section 11.13 to any Indemnitee shall not apply to and no obligation shall exist with respect to, any of the forgoing which arises: (x) from and after the exercise by any of the Indemnitees (or any of their agents) of any foreclosure right or control with respect to the Collateral, but only to the extent of obligations arising from the activities of the successor or its agent or (y) from the gross negligence or willful misconduct of any of the Indemnitees (or any of their agents). If at any time a responsible officer of any Indemnitee shall have actual knowledge of an asserted liability for which such Indemnitee would be entitled to indemnification hereunder, such Indemnitee shall give written notice thereof to the Loan Parties ; provided, however, that no failure to give any such notice shall relieve the Loan Parties (or any of them) of the obligation to provide indemnification hereunder to such Indemnitee except to the extent that the Loan Parties shall have been prevented as a consequence from assuming responsibility for the defense against or settlement of such liability as hereinafter required. Upon receipt of such notice, the Loan Parties shall assume full responsibility for the defense against or settlement of any such liability, and shall consult with such Indemnitee and advise such Indemnitee of significant developments in connection therewith; provided, however, that (A) such Indemnitee shall be consulted as to the legal counsel and other consultants to be employed in respect thereof and may in its reasonable judgment veto the employment of any legal counsel or consultant not reasonably acceptable to it and (B) if such Indemnitee shall give to the Loan Parties notice that in its good faith judgment an important general interest of such Indemnitee is involved in any such liability or potential liability, such Indemnitee shall have the right to control, in consultation with the Loan Parties, the defense against such liability. The obligations of the Loan Parties under this Section shall survive payment of any Notes and transfer of any Notes and shall be enforceable by each Indemnitee hereunder separately or together, without necessity of accelerating the maturity of any Notes; and any such Indemnitee seeking to enforce the indemnification provided for hereunder may initially proceed directly against the Loan Parties (or any of them) without first resorting to any other rights of indemnification or otherwise that it may have.

11.14	Finance Code Opt-Out.
Each of the Loan Parties and the Banks each hereby agree that Chapter 346 of the Texas Finance Code does not apply to this Credit Agreement, to the Notes issued pursuant to this Credit Agreement, or to the account or arrangement evidenced by or provided for in this Credit Agreement.

11.15	USA Patriot Act Notice.
Each Bank that is subject to the USA Patriot Act and the Agent (for itself and not on behalf of any Bank) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Bank or Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.

11.16	Intentionally Omitted.

11.17	Joinder of Guarantors; Additional Security Arrangements.
Any Subsidiary of the Borrower which is required to join this Agreement as a Guarantor pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] shall execute and deliver to the Agent (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; (ii) documents in the forms described in Section 7.1 [First Loans] modified as appropriate to relate to such Subsidiary; and (iii) documents necessary to grant and perfect Prior Security Interests to the Agent for the benefit of the Banks in all Collateral held by such Subsidiary. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Agent within five (5) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation. In addition to and not in limitation of the foregoing, the Loan Parties will not deliver any Guaranty, collateral, security or other credit enhancement in respect of the Note Purchase Agreement (excluding Note Purchase Collateral) unless, concurrently therewith, such credit enhancement is also delivered to or for the benefit of the Banks on a pari passu basis.
[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE 1 OF 2 TO CREDIT AGREEMENT]
IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.
IN WITNESS WHEREOF, the undersigned have executed this Second Amendment to Amended and Restated Credit Agreement on the date first written.

Borrower:

ATTEST:	WESTMORELAND MINING LLC

___________________________	By: /s/ Jennifer Grafton
Name: Jennifer Grafton
Title: Secretary

Guarantors:

ATTEST:	WESTERN ENERGY COMPANY

___________________________	By: /s/ Jennifer Grafton
Name: Jennifer Grafton
Title: Secretary

ATTEST:	DAKOTA WESTMORELAND CORPORATION

___________________________	By: /s/ Jennifer Grafton
Name: Jennifer Grafton
Title: Secretary

ATTEST:	WESTMORELAND SAVAGE CORPORATION

___________________________	By: /s/ Jennifer Grafton
Name: Jennifer Grafton
Title: Secretary

[SIGNATURE PAGE 2 OF 2 TO CREDIT AGREEMENT]

BANK:

PNC BANK, NATIONAL ASSOCIATION, individually as a Bank and as Agent

By: /s/ Richard C. Munsick
Name: Richard C. Munsick
Title: Senior Vice President